CONSENT TO SUBLEASE
THIS CONSENT TO SUBLEASE (this “Consent”) is made as of this 29th day of June, 2021, by and among LT ORCHARD PARKWAY, LLC (“Landlord”), ARLO TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and VOCERA COMMUNICATIONS, INC., a Delaware corporation (“Subtenant”).
RECITALS
A.    Landlord and Tenant have entered into that certain Office Lease dated as of June 28, 2018 (the “Master Lease”), wherein Landlord leased to Tenant certain premises consisting of 77,822 square feet located in that certain building located at 3030 Orchard Parkway, San Jose, California 95134, as more particularly described in the Master Lease (the “Premises”).
B.     Tenant and Subtenant have entered, or contemplate entering, into that certain Sublease dated as of May 25, 2021, a true, correct and complete copy of which is attached hereto as Exhibit A (the “Sublease”), wherein Tenant shall sublease to Subtenant (the “Transaction”) the entirety of the Premises (the “Subleased Premises”), as more particularly described in the Sublease.
C.     The effectiveness of the Sublease is subject to the consent of Landlord.
D.     Tenant and Subtenant desire to obtain the consent of Landlord to the Transaction.
AGREEMENT
NOW, THEREFORE, Landlord hereby grants its consent to the Transaction subject to and upon the following express terms and conditions, to which Tenant and Subtenant hereby agree:
1.All capitalized terms used in this Consent shall have the same meaning given such terms in the Master Lease, unless otherwise defined in this Consent.
2.Neither the Master Lease nor this Consent shall be deemed to grant Subtenant any rights whatsoever against Landlord other than rights against Landlord resulting from Landlord’s breach of its obligations under this Consent. Nothing herein shall be deemed to limit remedies of Tenant under the Master Lease or remedies of Subtenant against parties other than Landlord.
3.Tenant and Subtenant represent and warrant to Landlord that the Sublease, attached hereto and by this reference incorporated herein, is a true, correct, and complete copy of the Sublease, that the Sublease has not been modified or amended and that there exists no agreements between Tenant and Subtenant relating to the Sublease or the Subleased Premises or with respect to the sale of any fixtures, furnishings, equipment or personal property located upon the Subleased Premises.
4.This Consent shall not release Tenant or Subtenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner and Tenant shall be and remain fully and primarily liable and responsible for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Master Lease on the part of Tenant to be kept, performed and observed and for the payment of the Base Rent, Additional Rent and all other sums now and/or hereafter becoming payable thereunder, including but not limited to, adjustments of rent and any and all charges for additional services or utilities supplied or furnished in, to or in connection with the Premises or the Subleased Premises or any part thereof, whether for or at the request of Tenant or Subtenant (collectively referred to herein as “Rent”). The acceptance of Rent by Landlord from Subtenant or any third party shall not be deemed a waiver by Landlord of the obligation of Tenant to pay Rent as provided in the Master Lease. The performance of any obligation required of Tenant under the Master Lease by Subtenant or any third party shall not be deemed a waiver by Landlord of the duty of Tenant to perform such obligation.
5.Notwithstanding anything to the contrary contained in the Sublease, neither the Sublease nor this Consent shall: (a) operate as a consent to, or the approval or the ratification by Landlord of, any of the provisions contained in the Sublease, or (b) be construed to modify, waive, impair or affect (i) any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease, (ii) any of Tenant’s obligations under the Master Lease or (iii) any breach or default by Tenant in the performance or observance of its obligations under the Master Lease. Notwithstanding anything to the contrary contained in the Sublease, neither the Sublease nor this Consent shall (A) enlarge or increase Landlord’s obligations or liability, or (B) reduce or decrease Landlord’s rights, under the Master Lease or otherwise. Landlord is not a party to the Sublease and, therefore, is not bound by or in any way estopped by the Sublease or any of its terms. Landlord shall have no responsibility or obligation to Subtenant for the performance by Tenant of its obligations under the Sublease. Similarly, Landlord shall have no responsibility or obligation to Subtenant for the performance of any obligations Landlord may owe to Tenant under the Master Lease. Subtenant acknowledges and agrees that Subtenant shall not have the right to exercise any renewal, expansion, right of first refusal or other similar options or rights afforded to Tenant under the Master Lease.
6.This Consent shall not be deemed Landlord’s consent to any further assignment or subleases and Tenant and Subtenant acknowledge and agree that the provisions of the Master Lease shall apply to any proposed assignment of the Sublease or subletting of all or any part of the Subleased Premises as if such request for Landlord’s consent to such assignment or subletting were a proposed assignment or subletting being made by Tenant under the Master Lease. In such event, Landlord shall have the same rights with respect to Subtenant under the Master Lease including without limitation, the right to receive the amounts described in Article 14 of the Master Lease, as Landlord would have with respect to Tenant if Tenant were requesting Landlord’s consent to an assignment or subletting under the same circumstances and upon the same terms and conditions.

7.    In the event of a Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord’s option, Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease. Subtenant agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be bound by any amendment or modification of the sublease made without Landlord’s prior written consent, (iv) be bound by any Rent which Subtenant might have paid in advance to Tenant, or (v) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Landlord shall have the right, in Landlord’s sole discretion, to elect not to have Subtenant attorn to Landlord and, in this event, the Sublease shall be deemed terminated on the date thirty (30) days following Master Lease Termination such that Subtenant shall have a reasonable opportunity to vacate the Subleased Premises, and Landlord shall have no obligation to permit Subtenant to continue to occupy the Premises thereafter. Absent a specific written notice by Landlord, Landlord shall be deemed to have waived such election and the Sublease shall terminate.
(b)“Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, canceled, foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; (3) the rejection of the Master Lease in bankruptcy by Tenant; or (4) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise. Prior to the Master Lease Termination for any reason, the acceptance of any payment on account of Rent from Subtenant shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord, or a recognition of the Subtenant by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Subleased Premises.
8.Tenant hereby assigns and transfers to Landlord all of Tenant’s right, title and interest in the Sublease and all rentals and income arising therefrom, subject however to the following terms of this Paragraph 8:
(a)Landlord, by executing this Consent, agrees that until a default shall occur in the performance of Tenant’s obligations under the Master Lease, Tenant shall receive, collect and enjoy the rents accruing under the Sublease. However, if Tenant shall default in the performance of any of its obligations under the Master Lease and the Master Lease is terminated or Landlord reenters the Premises, then Landlord may, at its option, receive and collect, directly from Subtenant, all rent then owing and thereafter becoming due and payable under the Sublease as such rent shall become due and payable under the Sublease. All such rent payable under the Sublease so collected by Landlord shall be applied against any Rents payable by Tenant to Landlord under the Master Lease. So long as the Master Lease remains in effect, any excess amounts collected under the Sublease, after discharge of all of Tenant’s obligations under the Master Lease, shall be refunded promptly by Landlord to Tenant. Landlord shall not, by reason of this assignment of the Sublease nor by reason of the collection of rents from Subtenant, be deemed liable to Subtenant for any failure of Tenant to perform and comply with Tenant’s obligations under the Master Lease or the Sublease. Nothing contained herein shall be deemed to create any right of Tenant to the refund of any rents or other amounts paid or payable to Landlord by Subtenant arising accruing after the expiration or earlier termination for any reason of the Master Lease.
(b)Tenant hereby irrevocably authorizes and directs Subtenant, subject to the provisions of Paragraph 8(a) hereof, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Master Lease and that Landlord has terminated the Master Lease or has reentered the Subleased Premises, to pay to Landlord the rents and other amounts due and to become due under the Sublease as such rents and other amounts shall become due and payable under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay such rents and other amounts to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary and Tenant shall have no right or claim hereunder against Subtenant for any such rents or other amounts so paid by Subtenant. Such payments to Landlord shall satisfy and discharge Subtenant’s obligation for the payment of rent and other amounts under the Sublease to the full extent of such payments made to Landlord.
9.The Sublease shall be subject and subordinate at all times to the Master Lease, and to all of the covenants, agreements, terms, provisions and conditions of the Master Lease and this Consent. Subtenant acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and Subtenant hereby agrees to be bound and abide by the terms the Master Lease (for the period covered by the Sublease and to the extent of the Subleased Premises), and Subtenant shall not do or permit anything to be done in connection with Subtenant’s use or occupancy of the Subleased Premises which would violate any of the covenants, agreements, terms, provisions and conditions of the Master Lease.
10.Notwithstanding anything in the Master Lease or the Sublease to the contrary, no alterations, additions (electrical, mechanical or otherwise) or physical changes shall be made to the Subleased Premises, or any part thereof, without Landlord’s prior written consent in each instance, which consent shall be granted or withheld in accordance with the provisions of the Master Lease; and in the event Landlord consents thereto, all such alterations, additions or physical changes shall be in compliance with the provisions of the Master Lease and the Sublease, respectively, relating to such alterations, additions or physical changes, and with all current rules and regulations of Landlord which are applicable to such work. In no event shall this Consent be construed as the consent of Landlord to the performance of any alterations, additions or physical changes to the Premises or the Subleased Premises.

11.Tenant agrees to reimburse Landlord for Landlord’s reasonable review and processing fees, as well as any reasonable professional fees incurred by Landlord in connection with this Consent.
12.Tenant and Subtenant represent and warrant to Landlord that no compensation or consideration of any kind other than as set forth in the Sublease has been, or will be, paid by Subtenant to Tenant in connection with the Sublease.
13.Tenant and Subtenant jointly and severally represent and agree that the term of the Sublease will expire and terminate prior to the day of the expiration or termination of the term of the Master Lease.
14.Tenant and Subtenant agree that (i) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (ii) Landlord has not, and will not, review or pass upon any of the provisions of the Sublease, and (iii) the Sublease will not be modified or amended in any way without the prior written consent of Landlord. Nothing herein contained shall be construed as a consent to, or approval or satisfaction by Landlord of any of the provisions of the Sublease, but is merely a consent to the act of subletting by Tenant to Subtenant.
15.This Consent shall be governed by and construed in accordance with the laws of the State of California. In the event of any conflict between the provisions of (i) the Master Lease or this Consent and (ii) the Sublease, the provisions of the Master Lease or this Consent shall prevail unaffected by the provisions of the Sublease. In the event of any conflict between the provisions of this Consent and the provisions of the Master Lease, the provisions of the Master Lease shall prevail.
16.This Consent shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent may be amended only in writing, signed by all parties hereto.
17.Tenant shall be entirely responsible for any and all commissions, fees and costs for any brokers, finders, agents or other persons with respect to the Sublease. Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.
18.Wherever Tenant, as tenant under the Master Lease, has agreed to indemnify the Landlord, so in the Sublease, Subtenant shall likewise indemnify Tenant and Landlord, solely with respect to matters related to Subtenant or the Subleased Premises arising during the

Sublease term. Such obligation shall survive the expiration or earlier termination of the Sublease. Subtenant agrees to maintain the same insurance required to be carried by the Tenant under the Master Lease, naming Landlord as an additional insured under Subtenant’s policies of insurance, and Subtenant further agrees to waive subrogation in favor of Landlord to the same extent required of the Tenant under said Master Lease provided that Landlord agrees to waive subrogation in favor of Subtenant to the same extent Landlord waives the same in favor of Tenant under said Master Lease. Subtenant hereby releases Landlord to the extent of such insurance coverage required to be held under the terms of the Master Lease and the Sublease with respect to any claim which it might otherwise have against Tenant or Landlord with respect to the Subleased Premises or Subtenant’s property contained therein. Subtenant further agrees to provide a certificate of insurance which complies with these requirements to Landlord no later than fifteen (15) days following the date hereof.
19.Any notices required or permitted hereunder shall be in writing and shall be delivered in accordance with the terms of Section 29.18 of the Master Lease, except that notices to Landlord shall be addressed to Landlord at the addresses set forth in Section 29.18 of the Master Lease; notices to Tenant shall be addressed to Tenant as follows: Arlo Technologies, Inc., 2200 Faraday Ave., Suite 150, Carlsbad, CA 92008, Attn: Legal Department; and notices to Subtenant shall be addressed to Subtenant as follows: Vocera Communications, Inc, 525 Race Street, San Jose, California 95126; Attn: General Counsel, or to such other address as any party may designate to the other parties by notice given in accordance with Section 29.18 of the Master Lease and this Paragraph 19 of this Consent.
20.This Consent shall not be binding upon Landlord unless and until it is signed by Landlord. Within ten (10) days of the Commencement Date, Tenant or Subtenant shall deliver to Landlord written notice that the Commencement Date has occurred.
21.This Consent may be executed and delivered in multiple counterparts, each of which shall be deemed to be an original copy of this Sublease and all of which, when taken together, shall be deemed to constitute one and the same document. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Consent, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. Pages may be executed and transmitted by facsimile or electronically and each of will be deemed an original. The parties agree that this Consent may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on Landlord, Tenant and Subtenant as if it were physically executed and delivered.
[Signatures commence on following page]

IN WITNESS WHEREOF, the following parties have executed this Consent as of the date first above written.
TENANT:
ARLO TECHNOLOGIES, INC.
a Delaware corporation
By: /s/ Brian Busse
Name:     Brian Busse
Title:     General Counsel
SUBTENANT:
VOCERA COMMUNICATIONS, INC.,
a Delaware corporation
By: /s/ Douglas Carlen
Name:     Douglas Carlen
Title:     Vice President and General Counsel
LANDLORD:
LT ORCHARD PARKWAY, LLC
a Delaware limited liability company
By: /s/ Benjamin E. Green
Name:     Benjamin E. Green
Title:     Authorized Signatory

EXHIBIT A
SUBLEASE
[SEE ATTACHED]

SUBLEASE
THIS SUBLEASE (this “Sublease”), dated as of May 25 , 2021 (“Effective Date”), is entered into by and between ARLO TECHNOLOGIES, INC., a Delaware corporation (“Sublandlord”), and VOCERA COMMUNICATIONS, INC., a Delaware corporation (“Subtenant”).
RECITALS
A.    Sublandlord, as tenant, entered into that certain Office Lease dated as of June 28, 2018 (as amended, the “Master Lease”) with LT ORCHARD PARKWAY, LLC, a Delaware limited liability company (“Landlord”), for the lease of the entire building consisting of approximately 77,822 rentable square feet located at 3030 Orchard Parkway, San Jose, California 95134 (the “Premises”). The Premises is depicted on Exhibit A attached hereto. Capitalized terms used herein shall have the meanings given to those terms in the Master Lease, unless otherwise defined herein. Notwithstanding anything to the contrary stated in the Master Lease, the amounts payable under this Sublease as Rent and the Security Deposit shall not be subject to adjustment upon remeasurement of the Premises under the Master Lease and the final sentence of Section 1.2 of the Master Lease is hereby excluded from incorporation herein.
B.    Subject to the terms and conditions of this Sublease, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:
1.    Sublease.
1.1    Premises. Subject to the receipt of the Consent (as defined in Section 1.2 below), Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises. Subtenant acknowledges and agrees that the Premises contains the number of rentable square feet stated herein, and the Premises is not subject to remeasurement or adjustment. Subtenant shall have the right to use in common with Sublandlord all other common areas of the Project.
1.2    Consent. This Sublease and Subtenant’s and Sublandlord’s obligations hereunder are expressly conditioned upon the execution by Landlord of a written consent to this Sublease, with such modifications as may be required by Landlord and as are reasonably acceptable to Sublandlord and Subtenant (“Consent”). Sublandlord shall promptly comply with all of the terms of the Master Lease applicable to such Consent, including the payment of any fees required in connection therewith, and the requirement to promptly submit a request for the Consent a second time if Landlord shall have failed to respond to the first request for the Consent. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Landlord in connection with Landlord’s approval of this Sublease. If Sublandlord does not deliver Landlord’s Consent on or before the date that is the 45th day after the Effective Date (the
“Outside Date”), then either Sublandlord or Subtenant shall have the right to terminate this Sublease by written notice (the “Outside Date Termination Notice”) to the other party on or before the date that is five (5) business days after the Outside Date (with time being of the essence with respect to the giving of the Outside Date Termination Notice). If Subtenant terminates this Sublease in accordance with the terms of this Section 1.2, then this Sublease shall be null and void ab initio and of no further force or effect and neither party shall have any further rights or obligations under this Sublease, except for such rights and obligations which expressly survive the expiration or earlier termination of this Sublease and except that Sublandlord shall promptly return to Subtenant the Pre-paid Rent and the Security Deposit.
2.    Term; Early Access Period.
2.1    Subject to the Early Access Period (as defined below), Sublandlord shall deliver to Subtenant the Premises on the date that is the last to occur of (i) February 1, 2022, and (ii) the date the Consent is fully executed and delivered to Subtenant (the “Commencement Date”). The term of this Sublease (the “Term”) shall end at 5:00 p.m. Pacific time on June 30, 2029 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Subtenant has no right to retain possession of the Premises or any part thereof beyond the Expiration Date or earlier termination of this Sublease or the Master Lease.
2.2    On the condition that Landlord has delivered the Consent to Sublandlord and a copy of same has been delivered to Subtenant, and provided that Subtenant has not committed a default under this Sublease (beyond any applicable notice and cure period provided for herein), commencing no sooner than October 1, 2021, Subtenant and Subtenant’s invitees may enter the Premises, at Subtenant’s sole risk, solely in order to install in the Premises its furnishings, equipment, cabling and perform general business set-up (the “Early Access Period”). Prior to any entry by Subtenant pursuant to this Section 2.2, Subtenant shall have first furnished evidence of all insurance required hereunder and under the Master Lease. Subtenant’s use of the Premises during the Early Access Period shall be subject to all of the terms and conditions of this Sublease and the Master Lease excluding the obligation to pay Basic Rent or Subtenant’s Proportionate Share (as defined below) of Additional Rent.
3.    Subtenant’s Rent Payment Obligations.
3.1    Basic Rent. Commencing on the Commencement Date (the “Rent Commencement Date”), Subtenant shall pay to Sublandlord monthly base rent for the Premises (“Monthly Base Rent”) in accordance with the table below (“Base Rent Schedule”).

Period	Rent per Month Per Rentable Square Foot	Monthly Base Rent for Premises
February 1, 2022 – January 31, 2023	$2.15	$167,317.30
February 1, 2023 – January 31, 2024	$2.22	$172,336.81
February 1, 2024 - January 31, 2025	2.28	$177,506.92
February 1, 2025 - January 31, 2026	$2.35	$182,832.13
February 1, 2026 - January 31, 2027	$2.42	$188,317.10
February 1, 2027 - January 31, 2028	$2.49	$193,966.61
February 1, 2028 - January 31, 2029	$2.57	$199,785.61
February 1, 2029 - June 30, 2029	$2.64	$205,779.18

3.2    Abated Rent. Notwithstanding anything herein to the contrary, Sublandlord and Subtenant acknowledge and agree that Subtenant shall not pay Monthly Base Rent (the “Abated Base Rent”) for the Premises for first (1st), thirteenth (13th), twenty-fifth (25th), thirty-seventh (37th) and forty-ninth (49th) full calendar month after the Commencement Date (the “Base Rent Abatement Period”) of the Term hereof. Notwithstanding the foregoing, if, at any time during the Term, Subtenant is in uncured default under the terms of this Sublease, then (i) any remaining right to the Abated Base Rent during the Base Rent Abatement Period shall be null and void and of no further force or effect, (ii) Monthly Base Rent for any remaining portion of the Base Rent Abatement Period shall be payable in accordance with the terms of this Sublease without regard to the terms of this Section 3.2, and (iii) Sublandlord shall be entitled to recover, and Subtenant shall pay to Sublandlord, the unamortized portion of the Abated Base Rent as of the date of termination as damages hereunder. For the avoidance of doubt, Subtenant shall pay Subtenant’s Pro Rata Share of Additional Rent with respect to the Premises during the Base Rent Abatement Period (including, without limitation, Direct Expenses, Operating Expenses and Tax Expenses).
3.3    Advanced Payment of Base Rent; Payment of Monthly Base Rent.
3.3.1    Within three (3) business days after mutual execution of this Sublease, Subtenant shall deliver to Sublandlord as advance payment (a) an amount equal to $167,317.30, which amount shall be applied to the Base Rent for the second month of the Term, and (b) an amount equal to $56,031.84, which amount shall be applied to Subtenant’s Pro Rata Share of Additional Rent for the first month of the Term.

3.3.2    Monthly Base Rent shall be paid without deduction or offset on the first day of each month of the Term. Attached hereto as Exhibit E is a copy of the rental statement from Landlord for Base Rent and Additional Rent for the month of April, 2021. If the Term does not begin on the first day of a calendar month or end on the last day of a calendar month, the monthly Base Rent for any such partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial calendar month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (as defined below) shall be payable in lawful money of the United States to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.
3.4    Additional Rent: Operating Expenses and Tax Expenses.
3.4.1    Subtenant shall, during the Term hereof concurrently with the payment of Monthly Base Rent, pay Subtenant’s Pro Rata Share (defined below) of Direct Expenses, Operating Expenses, and Tax Expenses (including the obligation specified in Section 4.5 of the Master Lease) with respect to the Premises in accordance with the Master Lease. For purposes of this Sublease and as used herein, the term “Subtenant’s Pro Rata Share” shall be one hundred percent (100%).
3.5 Rent. As used in this Sublease, the term “Rent” shall mean, collectively, Monthly Base Rent for the Premises, Additional Rent and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease, except as expressly set forth in this Sublease. Notwithstanding the foregoing, “Rent” under this Sublease shall not include, and Subtenant shall have no responsibility or liability for (i) the payment of any cost, expense, and/or charge arising from Sublandlord’s breach of the Master Lease, or (ii) costs arising from Sublandlord’s failure to perform any condition or obligation under the Master Lease.
4.    Utilities and Services. Subject to the terms of the Master Lease, should the Premises be separately metered for water, electricity, natural gas or other utilities serving the Premises, all such utilities used by Subtenant in the Premises (e.g., water, electricity and natural gas, as applicable) shall be paid for by Subtenant by separate charge billed by the applicable utility company and payable directly by Subtenant. Should the Premises not be separately metered, Subtenant shall pay Subtenant’s Pro Rata Share of any such utilities and services billed to Sublandlord provided to the Premises. Utility service to the Premises may be furnished by one or more companies. To the extent provided in the Master Lease, Landlord shall have the exclusive right to reasonably designate any company providing utility service to the Premises. Any utilities paid for directly by Subtenant shall not be included as Operating Expenses and, accordingly, shall not be passed-through for payment by Subtenant. Subtenant shall be responsible for paying for the actual cost of any excess utility consumption by Subtenant. Notwithstanding anything to the contrary specified in the Master Lease or this Sublease, Subtenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises, unless otherwise permitted under the Master Lease and in such case in accordance with the terms thereof.
5.    Security Deposit. Within three (3) business days after mutual execution of this Sublease, Subtenant shall deposit with Sublandlord an amount equal to $785,433.06 (the

“Security Deposit”) which may be in the form of cash which shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant. If Subtenant defaults beyond any applicable notice grace and/or cure period with respect to any provision of this Sublease, Sublandlord may use any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Sublandlord for any other loss or damage which Sublandlord may incur, spend or become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion is so used, Subtenant shall within three (3) business days after written demand therefor, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be a material breach of this Sublease. Subtenant shall not be entitled to interest on such deposit. The Security Deposit shall not be deemed to be trust funds and may be commingled with other funds of Sublandlord. The Security Deposit or any remaining balance thereof shall be returned to Subtenant within thirty (30) days after termination of this Sublease, after deducting for damages (if any) permitted under this Sublease.
6.    Parking; Roof Rights.
6.1    Parking. Subject to and in accordance with the Landlord’s consent and the Master Lease, Subtenant shall have the right to use two hundred seventy-two (272) unreserved parking spaces in the Premises’ parking facility and eight (8) reserved parking spaces in the visitor surface parking lot area in front of the “Main Visitor Entrance” of the Premises as specified in the Master Lease. Furthermore, upon and subject to Landlord’s expressed approval, Sublandlord shall grant Subtenant the right to install up to ten (10) electric vehicle charging stations in the parking facility of the Premises as designated by Landlord and Sublandlord.
6.2    Roof Rights. Subject to and in accordance with the Landlord’s consent and the Master Lease, Subtenant shall have the right to use and install communication equipment on the roof of the Premises as necessary for the operation of Subtenant’s business at the Premises subject to and as specified in Article 30 of the Master Lease.
7.    Use and Occupancy.
7.1    Use. The Premises shall be used and occupied by Subtenant in accordance with the Permitted Use specified in the Summary of Basic Lease Information of the Master Lease and Article 5 of the Master Lease and for no other purpose.
7.2    Compliance with Master Lease.

7.2.1    Subtenant agrees that it will occupy the Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may cause or reasonably likely to cause a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder, except for (a) any charge or expense attributable to the period prior to or after Subtenant’s occupancy of the Premises (specifically including, without limitation, any occupancy for the purposes contemplated by Section 2.2 above), (b) any damages, charges and expenses to the extent caused by Sublandlord under the Master Lease excluding damages, charges and expenses to the extent caused by Subtenant under this Sublease, or (c) any damages, charges and expenses arising from the negligence or willful misconduct of Sublandlord (the damages, charges and expenses described in the foregoing clauses (a), (b) and (c) are referred to collectively herein as the “Excluded Charges”). Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Sublandlord covenants and agrees to indemnify Subtenant against, defend and hold Subtenant harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, (i) any acts, omissions or gross negligence of Sublandlord in or about the Premises (except to the extent caused by Subtenant’s negligence), or (ii) any breach or default by Sublandlord under the Master Lease or this Sublease.
7.2.2    Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any improvements or repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied to the Premises by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or any liability on the part of Sublandlord unless such failure or interruption is caused by reason of Sublandlord’s gross negligence or willful misconduct. Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts to keep the Master Lease in effect, and provided that there is no uncured default hereunder by Subtenant, upon Subtenant’s request to Sublandlord to do so, Sublandlord shall use commercially reasonable efforts, as reasonably indicated under the circumstances, to obtain the performance by Landlord of its obligations under the Master Lease and/or to obtain the consent or approval of Landlord of any action Subtenant desires to take that requires such consent or approval; provided, however, that

Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce the Master Lease against Landlord unless Subtenant is unable to bring suit for lack of standing, and in such case Subtenant shall pay for the reasonable costs thereof.
7.2.3    Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as additional Rent hereunder any and all sums which Sublandlord may be required to pay to Landlord under the Master Lease with respect to the Premises to the extent attributable to the Subtenant.

7.2.4    Sublandlord reserves the right (i) on reasonable prior notice to Subtenant (with at least 24 hours advance notice except in the caser of an emergency), to inspect the Premises, and (ii) following a default by Subtenant (beyond applicable notice and cure periods), to enter upon the Premises, with reasonable prior notice, and to take such actions or cause such things to be done as may be necessary or appropriate in order to cure any Subtenant default under this Sublease or under the Master Lease. All such sums paid, and all reasonable costs and expenses of performing any such cure, shall be deemed additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Default Rate specified in Article 25 of the Master Lease from the date of invoice to Subtenant until repaid.
7.2.5    Sublandlord shall use commercially reasonable efforts to deliver to Subtenant a copy of a Statement (as defined in Section 4.4.1 of the Master Lease) within ten (10) business days after receipt of same from Landlord. Within thirty (30) days after Subtenant’s receipt of such Statement, should Subtenant have a reasonable basis to audit such Statement in accordance with Section 4.4.3 of the Master Lease, Subtenant may deliver a written request to Sublandlord to cause Sublandlord to exercise the right to audit Landlord’s books and records, for the benefit of Subtenant, pursuant to and in accordance with Section 4.4.3 of the Master Lease. Should Subtenant timely deliver written notice to Sublandlord of Subtenant’s election to audit Landlord’s books and records in accordance with this Section 7.2.5, Subtenant shall, within five (5) business days after written demand therefor, reimburse Sublandlord for any and all costs relating to such audit.
7.2.6    If Sublandlord shall actually receive under the Master Lease an abatement of Rent as to the Sublease Premises (for a period after the Commencement Date), then Subtenant shall be entitled to receive from Sublandlord a proportionate share of abated Rent under this Sublease, which share shall be calculated in the same manner the abated rent was calculated under the Master Lease.
7.2.7    Sublandlord shall pay Landlord all Rent and other charges that may become due and payable by Sublandlord pursuant to the Master Lease, as and when such amounts become due and payable thereunder.
7.2.8    In the event that Sublandlord receives a notice of default from Master Landlord under the Master Lease, if Sublandlord is unable or unwilling to so cure such default, Sublandlord shall deliver such notice to Subtenant, who shall have the right, but not the obligation, to so cure such default and offset any related costs under this Sublease; provided, however, that any such actions to cure shall comply in all respects with the terms and obligations of Sublandlord as tenant under the Master Lease.
8.    Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease, and assumes and agrees to be bound thereby. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent.
9.    Incorporation of Master Lease. The terms, covenants and conditions of the Master Lease are hereby incorporated into this Sublease as they apply to the Premises, except as otherwise expressly provided herein. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of incorporation in this Sublease, (1) wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean the Sublandlord herein, (2) wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean the Subtenant herein, and (3) wherever in the Master Lease the words “Lease”, “Premises”, “Rent” or “Term” are used, such terms shall be deemed to mean this Sublease, the Premises, the Rent hereunder and the Term hereunder, respectively. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by one (1) day, so that in each instance Subtenant shall have one (1) day less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease unless the applicable notice, grace or cure period under the Master Lease is five (5) days or less, in which case such period shall not be shortened. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord or Tenant that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord and Landlord, on the one hand, and Subtenant, on the other hand, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection, any right of Landlord under the Master Lease to do work in the Premises and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease.
10.    Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:
10.1    In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed by Sublandlord (and which shall be deemed granted if Landlord first grants its approval or consent).
10.2    In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.
10.3    Subject to Sublandlord’s obligations under 7.2.2, Sublandlord shall have no obligation to restore or rebuild any portion of the Premises after any damage or destruction or any taking by eminent domain.
10.4    Subject to Sublandlord’s obligations under 7.2.2, Sublandlord shall have no obligation to maintain any portion of the Premises.
10.5    Subject to Sublandlord’s obligations under 7.2.2, Sublandlord shall have no obligation to provide utilities or any other services to the Premises.
10.6    In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.
10.7    The right of Subtenant to assign the Sublease or to sub-sublet all or any part of the Premises shall require the prior written consent, if such consent is required under the Master Lease, of both Landlord and Sublandlord and shall otherwise be subject to and governed by Article 14 of the Master Lease. In addition to the terms and conditions set forth in Article 14 of the Master Lease, Landlord’s consent to this Sublease shall not waive Landlord’s rights as to any subsequent Transfers and any request to further sublease all or any portion of the Premises by Subtenant shall be subject to the requirements set forth in Article 14 of the Master Lease.
11.    Exclusions. The following provisions of the Master Lease are NOT incorporated herein: Sections 3, 4, 7, 9, 10, 11, 12, and 13 of the Summary of Basic Lease Information, and Articles 2, 21, Sections 29.18, 29.24, 29.37 and Exhibits B, C, F, G and H of the Master Lease; except that to the extent of any conflict between the Master Lease and this Sublease then as between Sublandlord and Subtenant the terms of this Sublease shall govern.
12.    Sublandlord’s Representations and Warranties. Sublandlord represents and warrants to Subtenant now and as of the Commencement Date as follows:
12.1    Exhibit B to this Sublease is a redacted but true and complete copy of the Master Lease. The Master Lease, as attached as Exhibit B to this Sublease, is in full force and effect and has not been amended or modified.

12.2    Sublandlord has received no written notice of default under the Master Lease, and to its actual knowledge, there exists no fact or circumstance which with the giving of notice or the passage of time or both would constitute a default by Sublandlord under the Master Lease.
12.3    Sublandlord has given no written notice of default under the Master Lease and to its actual knowledge, without inquiry, there exists no fact or circumstance which with the giving of notice or the passage of time or both would constitute a default by Landlord under the Master Lease.
13.    Intentionally Deleted.
14.    Termination of Master Lease. Sublandlord hereby acknowledges and agrees that it shall not voluntarily terminate the Master Lease without the prior written consent of Subtenant. If for any reason the Master Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated unless Landlord elects to cause Subtenant to attorn to Landlord. In consideration of the foregoing, Sublandlord agrees, as a courtesy to Subtenant to request from Landlord a non-disturbance agreement in favor of Subtenant that provides that: (i) upon a default by Sublandlord under the Master Lease, this Sublease shall not be terminated by Landlord or affected by such default, (ii) this Sublease shall continue in full force and effect, and (iii) provided Subtenant is not in default of this Sublease, Subtenant’s occupancy of the Premises shall not be affected or disturbed by Landlord notwithstanding any termination of the Master Lease. Subtenant and Sublandlord acknowledge and agree that (A) the effectiveness of this Sublease is not conditioned or contingent upon Sublandlord’s obtaining such non-disturbance and (B) Subtenant shall reimburse Sublandlord for the costs of obtaining and negotiating any non-disturbance agreement for the benefit of Subtenant including any costs passed through by Landlord and reasonable attorneys’ fees of Landlord.
15.    Indemnity.
(a)    In addition to the indemnities provided under the Master Lease as incorporated herein, except to the extent arising from the gross negligence or willful misconduct of Sublandlord or its employees, contractors, agents or consultants, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord under the Master Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Premises (except to the extent caused by Sublandlord’s negligence or willful misconduct), (ii) any breach or default hereunder by Subtenant, (iii) any work performed after the date hereof in or to the Premises (except if performed by Landlord or Sublandlord), or (iv) any act, omission, negligence or willful misconduct on the part of Subtenant and/or its officers, partners, employees, agents, contractors, customers and/or invitees, or any person claiming through or under Subtenant in or about the Premises.
(b)    Sublandlord covenants and agrees to indemnify Subtenant against and hold Subtenant harmless from any claim, demand, action, proceeding, suit, liability, loss,

judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever which Subtenant may incur or pay out by reason of (i) any willful misconduct or gross negligence of Sublandlord in or about the Sublease Premises (except to the extent caused by Subtenant’s negligence), or (ii) any breach or default by Sublandlord under the Master Lease or this Sublease not otherwise attributable to the acts or omissions of Subtenant.
(c)    The foregoing indemnity (and those referenced therein) shall survive the expiration or earlier termination of this Sublease.
16.    Limitation on Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for: (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease unless such failure to perform is due to a breach by Sublandlord under the Master Lease; or (b) any damages or other liability arising from or incurred in connection with the condition of the Premises or suitability of the Premises for Subtenant’s intended use. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, (i) no personal liability shall at any time be asserted or enforceable against Sublandlord’s or Subtenant’s members, shareholders, directors, officers, or partners on account of any of Sublandlord’s or Subtenant’s obligations or actions under this Sublease, and (ii) neither Sublandlord nor Subtenant shall be liable to the other for any lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason. As used in this Sublease, the term “Sublandlord” means at any time the then current holder of the tenant’s interest under the Master Lease and of the sublandlord’s interest under this Sublease.
17.    Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, (i) Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, without limitation, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord despite the good faith commercially reasonable request by Sublandlord and (ii) Sublandlord shall be deemed to have granted its consent if Landlord shall have granted its consent or approval to such request.
18.    Condition of Premises.
18.1    Delivery of Possession.
18.1.1    Sublandlord shall deliver the Premises clean, with all operating systems servicing the Premises, including the roof membrane, windows, lighting, sensors and switches, building management systems, fire life and safety systems, doors, loading doors, MEP systems and emergency generator (collectively, the “Warrantied Items”), in good operating condition and the Premises are in compliance with all applicable laws and regulations, including ADA and Title 24 (the “Warranty”) as of the Commencement Date and for the first six (6) months thereafter (the “Warranty Period”). Notwithstanding the foregoing, the Warranty includes only the foregoing Warrantied Items provided by Sublandlord and specifically excludes any systems, equipment or improvements installed and/or contracted for directly by Subtenant or any modifications to the same made by Subtenant. Subtenant shall have until the expiration of the Warranty Period to notify Sublandlord in writing of any failure of the Warranty and in such event Sublandlord will make any required repairs at Sublandlord’s expense. Sublandlord will not be responsible for any repairs in connection with any failure of the Warranty unless Sublandlord is notified in writing by Subtenant no later than the expiration of the Warranty Period. Notwithstanding the foregoing or anything in this Lease to the contrary, in no event will repairs resulting from any of the following be covered by the Warranty: (i) the negligent or willful acts or omissions of, or misuse or abuse of any of the Warrantied Items, by Subtenant or its agents, employees, contractors, licensees or invitees, (ii) any improvements or alterations constructed by Subtenant, or (iii) any acts or omissions by Subtenant or its agents, employees, contractors, licensees, or invitees which solely voids or limits Sublandlord’s warranties.
18.1.2    During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture and cabling located in the Premises and described in more particular detail in Exhibit C attached hereto (the “FF&E”). Should Subtenant, in Subtenant’s sole discretion, determine that any of the FF&E is not required by Subtenant for the conduct of Subtenant’s business from the Premises, Subtenant may deliver written notice to Sublandlord of such determination together with an itemized list of any FF&E that is not so required (the “Excluded FF&E”), at least thirty (30) days before the Early Access Period, and Sublandlord shall, at Sublandlord’s sole cost and expense, remove such Excluded FF&E from the Premises within thirty (30) days after such notice from Subtenant. Subtenant shall accept the FF&E in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Premises). Subtenant shall use the FF&E only for the purposes for which such FF&E is intended and shall be responsible for the proper maintenance, care and repair of the Remaining Furniture and Cabling, at Subtenant’s sole cost and expense. On or about the date of expiration of this Sublease, Subtenant will purchase the FF&E from Sublandlord in its then “as-is” condition for the sum of $1.00 whereupon Sublandlord shall deliver to Subtenant the Bill of Sale in substantially the form attached hereto as Exhibit D with respect to the FF&E (excluding the Excluded FF&E), it being acknowledged and agreed that Subtenant shall have the right, at its sole cost and expense, from time to time during the Term of this Sublease to remove from the Premises those items from the FF&E that (i) Sublandlord has fully depreciated and authorized Subtenant to remove and (ii) that Subtenant no longer desires to use; provided, however, that Subtenant shall request approval from Sublandlord before any such removal which approval shall be granted by Sublandlord so long as Sublandlord has fully depreciated such items, and such removal shall not relieve Subtenant’s obligation to purchase all such remaining FF&E on or about the expiration of this Sublease pursuant to the terms hereof. Subtenant shall, at its sole cost and expense, be responsible for the removal of the

FF&E upon the termination or expiration of this Sublease and its surrender of the Premises to the extent such removal is required by the Master Lease.
18.1.3    Subject to the provisions of Section 18.1.1, Sublandlord shall deliver to Subtenant, and Subtenant shall accept, possession of the Premises in their “AS IS” condition as the Premises exist on the Commencement Date and, notwithstanding anything to the contrary set forth in the Master Lease to the contrary, Sublandlord shall have no obligation to furnish, render, pay for, consent to or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on and Sublandlord has not made, any representation or warranty concerning the Premises with the exception of those specified in Section 11 above. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Premises. Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Premises except as permitted by the provisions of this Sublease and the Master Lease.
19.    Surrender. Sublandlord represents and warrants to Subtenant that, other than the Tenant Improvements for which Sublandlord has no removal or restoration obligations as specified in Section 5.5 of the Work Letter, Sublandlord has performed no Alterations to the
Premises. In accordance with the foregoing, Subtenant shall, at Subtenant’s sole cost and expense, upon the expiration or earlier termination of this Sublease, remove any Alterations constructed by Subtenant within the Premises in accordance with Article 15 of the Master Lease. For the avoidance of doubt, Sublandlord shall have no obligation to comply with Article 15 of the Master Lease, including, without limitation, the removal and/or restoration of any improvements or alterations within the Premises (or liability with respect to the cost of removal or restoring the same in accordance with Article 15 of the Master Lease) and as partial consideration for Sublandlord’s entry into this Sublease, Subtenant shall be solely responsible for complying with Article 15 of the Master Lease with respect to Alterations to the Premises performed by Subtenant. The indemnification obligations set forth in Section 14 of this Sublease are hereby expressly acknowledged to apply to Subtenant’s obligations under this provision.
20.    Signage. Subject to the expressed prior written consent of Landlord and Sublandlord and as specified by Sublandlord, Subtenant shall have the right, at Subtenant’s sole cost and expense and otherwise in compliance with Article 23 of the Master Lease, to Sublandlord’s signage rights set forth in the Master Lease. Sublandlord shall request that Landlord grant such signage rights to Subtenant as part of the consent process and shall use commercially reasonable efforts to cause Landlord to grant such signage rights to Subtenant. Subtenant and Sublandlord acknowledge and agree that the effectiveness of this Sublease is not conditioned or contingent upon obtaining Sublandlord’s signage rights set forth in the Master Lease.
21.    Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if given by email at the email address set forth below for the party to whom notice is given, and such notice shall be deemed given and served upon transmission so long as such notice is also given on the same day via (a) personal delivery, or (b) sent by means of FedEx, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested. For purposes of this Section 21, the parties’ respective contact information is: (i) if to Subtenant, Vocera Communications, Inc,; Email: legal@vocera.com; Address: 525 Race Street, San Jose, California 95126; Attn: General Counsel; and (ii) if to Sublandlord, Arlo Technologies, Inc., Email: legal@arlo.com; Address: 2200 Faraday Ave., Suite 150, Carlsbad, CA 92008, Attn: Legal Department, or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective upon date of receipt or refusal to accept receipt unless the notice is delivered personally and such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day.
22.    Brokers. Sublandlord hereby represents to Subtenant that it has not dealt with any broker in connection with this Sublease or the Premises other than Newmark Knight Frank (“Sublandlord’s Broker”). Subtenant hereby represents to Sublandlord that it has not dealt with any broker in connection with this Sublease or the Premises other than Savills, Inc. (“Subtenant’s Broker”). Sublandlord agrees to indemnify, defend and hold Subtenant harmless from and against any and all claims of any brokers, claiming to have represented Sublandlord with respect to this Sublease or the Premises, other than Sublandlord’s Broker. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against any and all claims of any brokers, claiming to have represented Subtenant with respect to this Sublease or the Premises, other than Subtenant’s Broker. Sublandlord shall be solely responsible for paying all commissions due in connection with the parties entering into this Sublease.
23.    Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.
24.    Interpretation. This Sublease shall be governed by and construed in accordance with California law. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. In the event of a dispute between the parties hereto, the prevailing party shall be entitled to collect from the non-prevailing party, in addition to any court-ordered judgment or award, its reasonable attorneys’ fees and court costs.
25.    Confidentiality; Publicity.
25.1    The parties shall treat the contents of this Sublease as confidential information and shall not disclose the terms and conditions hereof to other parties; provided, however, each party may disclose portions of this Sublease to its officers, directors, employees, attorneys, architects, accountants, and other consultants and advisors to the extent such persons need to know such information provided such parties are first informed of the confidential nature of such information and each such party agrees to treat the information as confidential. In addition, the contents of this Sublease may be divulged to the extent, but only to the extent, required by law or in any administrative or judicial proceeding in which a party is required to divulge such information, however in such event such party shall notify the other prior to making such disclosure.
25.2    Neither Landlord nor Sublandlord shall be permitted to use Subtenant’s name, marks or logos, or to issue any press release or other publicity regarding, or make any public statements, disclosures or communications concerning, this Agreement or any of its terms, or the relationship of the Parties, without prior written approval from Subtenant, which may be granted or withheld in Subtenant’s sole discretion. Without limiting the foregoing, Landlord and Sublandlord may not disclose or publicize to third parties any information related to its business relationship with Subtenant in marketing materials, sales pitches, case studies, on its website or other materials or documentation, without the express prior written consent of Subtenant.
26.    Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.
27.    Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party has signed and delivered to the other party at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.
28.    Authority to Execute. Subtenant and Sublandlord each represents and warrants to the other that each person executing this Sublease on behalf of such party is duly authorized to so execute and deliver this Sublease.

29.    Certified Access Specialist. For purposes of Section 1938(a) of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Sublandlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD: ARLO TECHNOLOGIES, INC., a Delaware corporation By: /s/ Brian Busse Name: Brian Busse Title: General Counsel Date: 5/25/2021	SUBTENANT: VOCERA COMMUNICATIONS, INC., a Delaware corporation By: /s/ Brent Lang Name: Brent Lang Title: President and CEO Date: 5/21/2021

EXHIBIT A
Depiction of Premises

TRANSWESTERN
A1.1

TRANSWESTERN
A2.1

TRANSWESTERN
A3.1

PARKING AREAS

EXHIBIT B
Master Lease
[See attached]

OFFICE LEASE
3030 ORCHARD PARKWAY
SAN JOSE, CALIFORNIA
LT ORCHARD PARKWAY, LLC,
a Delaware limited liability company,
as Landlord,
and
ARLO TECHNOLOGIES, INC.,
a Delaware corporation
as Tenant.

TABLE OF CONTENTS
Page

ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS    1
ARTICLE 2 LEASE TERM; DELIVERY    4
ARTICLE 3 BASE RENT    4
ARTICLE 4 ADDITIONAL RENT    5
ARTICLE 5 USE OF PREMISES    15
ARTICLE 6 SERVICES AND UTILITIES    15
ARTICLE 7 REPAIRS    22
ARTICLE 8 ADDITIONS AND ALTERATIONS    24
ARTICLE 9 COVENANT AGAINST LIENS    27
ARTICLE 10 INSURANCE    28
ARTICLE 11 DAMAGE AND DESTRUCTION    30
ARTICLE 12 NONWAIVER    33
ARTICLE 13 CONDEMNATION    34
ARTICLE 14 ASSIGNMENT AND SUBLETTING    34
ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF
TRADE FIXTURES    38
ARTICLE 16 HOLDING OVER    39
ARTICLE 17 ESTOPPEL CERTIFICATES    39
ARTICLE 18 SUBORDINATION    40
ARTICLE 19 DEFAULTS; REMEDIES    41
ARTICLE 20 COVENANT OF QUIET ENJOYMENT    44
ARTICLE 21 LETTER OF CREDIT    45
ARTICLE 22 [INTENTIONALLY OMITTED]    49

ARTICLE 23 SIGNS    49
ARTICLE 24 COMPLIANCE WITH LAW    51
ARTICLE 25 LATE CHARGES    52
ARTICLE 26 LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
    53
ARTICLE 27 ENTRY BY LANDLORD    53
ARTICLE 28 TENANT PARKING    54
ARTICLE 29 MISCELLANEOUS PROVISIONS    55
ARTICLE 30 TENANT’S ROOFTOP RIGHTS`    66
EXHIBITS
A    OUTLINE OF PREMISES
B    TENANT WORK LETTER
C    FORM OF NOTICE OF LEASE TERM DATES
D    RULES AND REGULATIONS
E    FORM OF TENANT’S ESTOPPEL CERTIFICATE
F    FORM OF LEASE GUARANTY
G    FORM OF LETTER OF CREDIT
H    EXTENSION OPTION RIDER
I    GENERATOR LOCATION

INDEX
Page(s)
Additional Rent    5
Adjacent Building    1
Alterations    24
Base Rent    4
broker    2
Brokers    59
Building    1
Building Common Areas,    2
Building Hours    15
Building Top Signage    49
Commencement Date    4
Common Areas    2
Comparable Buildings    2
Construction    61
Cost Pools    12
Damage Termination Date    32
Damage Termination Notice    32
Direct Expenses    5
Estimate    12
Estimate Statement    12
Estimated Direct Expenses    13
Expense Year    5
Expiration Date    4
Force Majeure    57
Holidays    15
HVAC    15
Landlord    i
Landlord Parties    28
Landlord Repair Notice    31
Lease    i
Lease Term    4
Lease Year    4
Lines    62
Mail    58
Notice of Lease Term Dates    4
Notices    58
Objectionable Name    50
Operating Expenses    5
Original Tenant    50
Other Improvements    60
Parking Facilities    54

Permitted Dogs    64
Premises    1
Prohibited Person    64
Project,    1
Proposition 13    11
Renovations    61
Rent    5
rentable square feet    3
Rooftop Equipment    66
Rooftop HVAC Equipment    17
Sign Specifications    50
Statement    12
Subject Space    35
Summary    i
Tax Expenses    11
Tenant    i
Tenant Parties    28
Tenant Work Letter    1
Tenant’s Monument Signage    49
Tenant’s Share    12
Tenant’s Signage    49
Tenant’s Supplemental HVAC Equipment    17
Transfer Notice    35
Transferee    34
Underlying Documents    6

3030 ORCHARD PARKWAY
OFFICE LEASE
This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between LT ORCHARD PARKWAY, LLC, a Delaware limited liability company (“Landlord”), and ARLO TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Effective Date:	June 28, 2018
2. Premises (Article 1).
2.1 Building:	3030 Orchard Parkway, San Jose, California 95134.
2.2 Premises:	Approximately 77,822 rentable square feet of space consisting of all of the Building, as further set forth in Exhibit A to the Office Lease.
3. Lease Term (Article 2).
3.1 Length of Term:	Ten (10) years and six (6) months (as may be extended in accordance with the Extension Option Rider attached hereto as Exhibit H and incorporated herein).
3.2 Commencement Date:
The earliest to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, (ii) the date upon which the Tenant Improvements (as defined in the Tenant Work Letter attached to the Lease as Exhibit B) are substantially completed, and (iii) January 1, 2019.

TERMS OF LEASE	DESCRIPTION
3.3 Expiration Date:	If the Commencement Date shall be the first day of a calendar month, then the day immediately preceding the date that is ten (10) years and six (6) months after the Commencement Date; or, if the Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the date that is ten (10) years and six (6) months after the Commencement Date occurs.
3.4 Delivery Date	Landlord shall deliver the Premises to Tenant within forty-eight (48) hours after the Effective Date.
4. Base Rent (Article 3):

Period During Lease Term (in months)	Annual Base Rent	Monthly Installment of Base Rent

01 – 06	N/A	$210,119.40 (Abated*)
07 – 12	N/A	$210,119.40
13 – 24	$2,597,075.78	$216,422.98
25 – 36	$2,674,988.06	$222,915.67
37 – 48	$2,755,237.70	$229,603.14
49 – 60	$2,837,894.83	$236,491.24
61 – 72	$2,923,031.68	$243,585.97
73 – 84	$3,010,722.63	$250,893.55
85 – 96	$3,101,044.30	$258,420.36
97 – 108	$3,194,075.63	$266,172.97
109 – 120	$3,289,897.90	$274,158.16
121 – Expiration Date	N/A	$282,382.90

TERMS OF LEASE	DESCRIPTION
*  As an inducement to Tenant entering into this Lease, so long as no Event of Default shall have occurred under this Lease, Base Rent in the amount of $210,119.40 per month shall be abated for the first six (6) months commencing as of the Commencement Date, or if the Commencement Date is other than the first day of a calendar month, commencing as of the first day of the first full calendar month of the Term. The amount of Base Rent set forth in the foregoing table for that period does not reflect that rent abatement. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease. Upon an Event of Default by Tenant under the terms of the Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized Base Rent that was abated under the foregoing provisions.

3.4 Delivery Date	Landlord shall deliver the Premises to Tenant within forty-eight (48) hours after the Effective Date.
5. Tenant’s Share (Article 4):	100%.
6. Permitted Use (Article 5):	General office use and other related uses incidental thereto.
7. Letter of Credit Required Amount (Article 21):	$3,093,090.00.
8. Parking (Article 28):
Subject to Article 28 below, Tenant shall have the right to use up to two hundred seventy-two (272) unreserved parking spaces in the Building’s parking facility as depicted on Exhibit A-1 (“Unreserved Parking Spaces”) and eight (8) reserved parking spaces in the visitor surface parking lot area in front of the “Main Visitor Entrance” of the Building as depicted on Exhibit A-1 (“Reserved Parking Spaces”, and together with the Unreserved Parking Spaces, collectively, the “Maximum Parking Allocation”).

TERMS OF LEASE	DESCRIPTION
9. Address of Tenant (Section 29.18):
Arlo Technologies, Inc.
c/o Netgear, Inc.
350 E. Plumeria Drive
San Jose, California 95134
Attention: Andrew Kim
(Prior to Commencement Date)

and

Arlo Technologies, Inc.
3030 Orchard Parkway
San Jose, California 95134
Attention: Andrew Kim
(After Commencement Date)

10. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
11. Broker(s) (Section 29.24):	Representing Landlord: CBRE, Inc. Representing Tenant: Newmark Cornish & Carey
12. Guarantor (Section 29.35):	Netgear, Inc.
13. Landlord TI Amount (Exhibit B): Tenant TI Amount (Exhibit B):	$3,112,880.00 $3,501,990.00

[REMAINDER OF PAGE INTENTIONALLY BLANK]

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant after substantial completion of the Landlord Work shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. Notwithstanding anything to the contrary set forth herein, Landlord shall, at Landlord’s sole cost and expense and with no pass-through to Tenant, repair latent defects in the Base Building, Base, Shell, and Core and in the Landlord Work provided that Tenant provides written notice to Landlord of any such latent defects on or before the date that is six (6) months after the Commencement Date. As used in this Lease, a “latent defect” is a design or construction defect or error in the Base Building, Base, Shell and Core and in the Landlord Work which is not apparent upon an ordinary and reasonable inspection of the Premises. Subject to (a) all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit D, (b) emergency situations or other matters outside the reasonable control of Landlord, and (c) the requirements of applicable laws, Tenant shall have access to and use of the Project 24 hours per day, 7 days per week, 365 days per year throughout the Lease term.
1.1.2    The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “The Orchards.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) an additional office building adjacent to the building at 3000 Orchard Parkway (the “Adjacent Building”).
1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord, if any. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other first-class R&D/office buildings in San Jose, California, which buildings are comparable in quality of appearance, services, and amenities (the “Comparable Buildings”) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that in the event of any such Common Area closure, change, alteration or modification, except in emergency situations as reasonably determined by Landlord, Landlord shall exercise commercially reasonable efforts to perform the same in a manner that is reasonably designed to minimize interference with Tenant’s access to and permitted use of the Premises consistent with Comparable Buildings.
1.1.4    Courtyard Use. Subject to the terms of this Section 1.1.4 and all applicable laws, Tenant shall have, in addition to Tenant’s non-exclusive right to use the Courtyard (as defined below), the exclusive right upon not less than thirty (30) days’ notice to Landlord (subject to availability, as reasonably determined by Landlord), to request to utilize the courtyard area owned by Landlord located outside of the Building (the “Courtyard”), to prepare for, host and clean-up events for Tenant’s employees and/or clients (each such event, a “Special Event”). Such notice by Tenant (a “Special Event Notice”) shall include the nature of the type of event to be held, the anticipated number of people attending, the date and duration of the event, and any other information reasonably requested by Landlord. Tenant shall not be entitled to conduct more than two (2) Special Events (which may or may not be consecutive in Tenant’s sole discretion) in any calendar month. During a Special Event, Tenant’s use of the Courtyard shall be exclusive, to the extent permitted by applicable laws. Landlord may allow other tenants of the Project to use the Courtyard on an exclusive basis comparable to that of Tenant’s rights under this Section 1.1.4. Any Special Event to be conducted by Tenant hereunder shall be consistent with the nature of the Building as a first-class office building project and shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall grant or deny its consent (and include any reasonably required condition(s) to Tenant’s use) within five (5) business days following receipt of a Special Event Notice. Tenant acknowledges that Landlord shall have the right to withhold approval of Tenant’s use of the Courtyard in the event that Landlord determines that Tenant’s use thereof is reasonably anticipated to materially interfere with other tenants or occupants of the Project reasonable use of or access to their premises. Notwithstanding anything contained herein to the contrary, Tenant’s use of the Courtyard for any Special Event shall be subject to the following conditions: (i) any such use shall be subject to Landlord’s reasonable rules, regulations and requirements (including, without limitation, with respect to use, security, noise restrictions, and cleaning requirements) and shall be subject to all applicable laws; (ii) Tenant shall be responsible, at its sole cost and expense, for the removal of all trash and debris created as a result of any such use, and shall restore the Courtyard to the condition existing prior to the Special Event immediately following the Special Event; (iii) any Special Event shall not unreasonably interfere with any other tenant’s use of and access to the Building, the Adjacent Building or the Project’s parking facilities; (iv) Tenant’s indemnification and insurance obligations under the Lease shall be fully applicable to Tenant’s use of the Courtyard, and (v) to the extent that Tenant or Tenant’s contractor sells or serves any alcoholic beverages in connection with the Special Event, Tenant or Tenant’s contractor shall maintain host liquor liability coverage with combined single limits of not less than Two Million Dollars ($2,000,000.00) per occurrence covering any Claims (as defined below) relating to the sale, use or giving away of any alcoholic or other intoxicating liquor or beverage, which Claims could be asserted against Landlord or any Landlord Parties (as defined below). In the event that the insurance carried by Tenant in accordance with the terms this Lease would not cover a particular event, activity or other use of the Courtyard by Tenant, Tenant shall procure (or require Tenant’s contractor to procure) additional reasonable liability insurance as reasonably required to cover such event, activity or use to commercially reasonable levels (based upon the nature of the event, activity or use), as mutually and reasonably agreed upon by Landlord and Tenant.
1.2    Rentable Square Feet of Premises, Building, and Project. For purposes of this Lease, “rentable square feet” shall be calculated pursuant to Landlord’s standard method of measuring floor area in the Building, provided that the rentable square footage of the Building shall include all of (and the rentable square footage of the Premises therefore shall include a portion of) the square footage of the ground floor common areas located within the Building and the common area and occupied space of the portion of the Building or Project dedicated to the service of the Building. Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein. In the event that the rentable area of the Premises, the Building and/or the Project shall hereafter change due to subsequent alterations and/or other modifications to the Premises, the Building and/or the Project, the rentable area of the Premises, the Building and/or the Project, as the case may be, shall be appropriately adjusted as of the date of such alteration and/or other modification, based upon the written verification by Landlord’s space planner of such revised rentable area based on such physical change. In the event of any such adjustment to the rentable area of the Premises, the Building and/or the Project due to a physical change, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable area shall be modified in accordance with such determination; provided, however, in no event shall the amount of the “Rent” or the “Letter of Credit” as those terms are defined in Article 4 and Article 21 of this Lease, respectively, be increased as a result of any such adjustment.
ARTICLE 2
LEASE TERM; DELIVERY
2.1    Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, as the same may be extended in accordance with the Extension Option Rider attached hereto as Exhibit G and shall commence on the date set forth in Section 3.2 of the Summary (the “Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Commencement Date and end on the last day of the eleventh full calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Expiration Date. At any reasonable time after the Commencement Date (but in any event not to exceed ninety (90) days after the Commencement Date), Landlord shall deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (the “Notice of Lease Term Dates”), as a confirmation of the information set forth therein, which Tenant shall either respond to or execute and return to Landlord within five (5) days of receipt thereof, and in the event Tenant executes and returns such Notice of Lease Dates the dates set forth therein shall be conclusive and binding upon Tenant. Failure of Tenant to timely respond to or execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.
2.2    Delivery. Landlord shall deliver the Premises on the Delivery Date (as defined in Section 3.4 of the Summary). If Landlord does not deliver the Premises within thirty (30) days of the Delivery Date, then this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Letter of Credit, if any, shall be returned to Tenant within five (5) business days of such termination, (b) all prepaid Base Rent and Tenant’s Share of Direct Expenses paid pursuant to Article 3 shall be fully refunded to Tenant within five (5) business days of such termination, and (c) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.
ARTICLE 3
BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever (except as otherwise provided herein). For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. The Base Rent and Tenant’s Share of Direct Expenses (as those terms are defined below) for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
ARTICLE 4
ADDITIONAL RENT
4.1    General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.5 and 4.2.1 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”
4.2.2    “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change,

Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.3    “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues (without markup) during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) property management fees in connection with the management, operation, maintenance and repair of the Project; provided, however, in no event shall the actual amounts of such property management fees exceed three percent (3%) of all gross receipts for the Project (as fully grossed up for a one hundred percent (100%) occupancy level) during such Expense Year; (vii) all other reasonable fees and other costs, including reasonable consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (viii) payments under any equipment rental agreements for rental equipment used exclusively in connection with the Project; (ix) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (x) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”); (xi) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xii) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xiii) amortization (including interest on the unamortized cost) over the useful life in accordance with sound real estate management and accounting practices, consistently applied, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiv) costs for workers’ compensation insurance, wages, withholding taxes, personal property taxes, fees for required licenses and permits, supplies, charges for management of the Building and Common Areas, and the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”); (xv) the cost of capital improvements or other costs incurred in connection with the Project (other than tenant improvements for specific tenants) (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses during the Lease Term, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation first enacted after the Commencement Date, (E) that relate to the safety or security of the Project, its occupants and visitors, and are deemed advisable in the reasonable judgment of Landlord, or (F) which are replacements of elements of the Building HVAC System (as defined below); provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine; (xvi) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.4, below; and (xvi) any fees, costs and expenses relating to operating, managing, owning, repairing, and maintaining amenities at the Project.
Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, signage costs, construction allowance, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for existing tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);
(b) depreciation, interest and principal payments on mortgages encumbering the Project, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, except as included in subclause (xv) above;
(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier;
(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;
(f) the wages and benefits and other compensation of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to Building management personnel or officers above the level of the property manager or equivalent;
(g)    amount paid as ground rental for the Project by the Landlord;
(h)    payments to reserve accounts, including, without limitation, payments to reserves pursuant to any loan agreements or covenants, conditions and restrictions encumbering the Project; provided, however, the exclusion of such reserve account payments shall not prohibit Landlord from passing through to Tenant (as an Operating Expense if permitted to do so hereunder) items includable in Operating Expenses pursuant to the Lease once such items have been purchased from such reserve or once the expenses covered by such reserve have been incurred;
(i)    corporate, income, profits or excess profits taxes assessed upon the income of Landlord, taxes on capital or net worth of Landlord, gift, estate, succession, inheritance, franchise, capital stock taxes and transfer taxes of Landlord, in any case, to the extent relating to the operation of Landlord’s business as distinguished from Tax Expenses levied or assessed against the Building;
(j)    the amounts or proceeds for which Landlord is reimbursed by any third party relating to damage where the costs of repair of which was included in Operating Expenses;
(k)    costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
(l)    costs arising from Landlord’s charitable or political contributions;
(m)    any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(n)    the cost of any magazine, newspaper, trade or other subscriptions.
(o)    the original design and/or construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;
(p)    capital expenditures for expansion of the Project;
(q)    general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(r)    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building or Project;
(s)    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any applicable law;
(t)    legal and other expenses incurred in the negotiation or enforcement of leases;
(u)    costs incurred in the sale or refinancing of the Project or Building (or any portion thereof);
(v)    leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling any portion of the Project, including, without limitation, legal fees in connection with the negotiation and preparation of letters, deal memorandums, letters of intent, leases, subleases and/or assignments and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;
(w)    any entertainment, dining or travel expenses of Landlord for any purpose and any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(x)    the cost of any “tenant relations” parties, events or promotion unless approved by Tenant; or
(y)    any “validated” parking for any entity;
(z)    legal fees incurred with respect to any negotiations, claims against or disputes with tenants, including, without limitation, any fines or costs resulting from and Landlord’s default under a lease with a tenant;
(aa)    costs incurred to correct any breach of any covenant, agreement, representation, warranty or indemnity made by Landlord in this Lease;
(bb)    costs (including in connection therewith, all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes about potential or actual claims litigation or arbitration proceedings pertaining to any disputes between Landlord and its employees, between Landlord and Project management, between Landlord and any lender, or between Landlord and other tenants or occupants;
(cc)    any “finder’s fees”, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Project office, no more than once per year;

(dd)    any liabilities, costs or expenses associated with or incurred about the removal, enclosure, encapsulation, monitoring or other handling of Hazardous Materials and the cost of defending claims regarding the existence or release of Hazardous Materials at the Property unless the need for such removal, cleaning, abatement or remediation arises out of any applicable laws first enacted after the Lease Commencement Date (but this exclusion shall not relieve Tenant from liability for any Hazardous Materials for which Tenant is otherwise responsible pursuant to the express terms of the Lease);
(ee)    costs of any items for which Landlord is paid or reimbursed by insurance or otherwise (Landlord agreeing to use commercially reasonable efforts to obtain all insurance proceeds and warranty claims to which it may be entitled);
(ff)    increased insurance premiums or real estate taxes assessed specifically to or against any tenant of a Project or for which Landlord receives reimbursement from any other tenant;
(gg)    initial cost of installing any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club or recreation club and all costs of operating and maintaining any such specialty service if revenue is collected with respect to such specialty service;
(hh)    cost of any work or services to the extent relating to any property other than the Project; or
(ii)    any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Project to the extent the same exceeds the amount which would generally be expected to be incurred had such supplies and/or services been furnished or rendered by comparably qualified, first-class unaffiliated third parties;
(jj)    rentals for items (except when needed about normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded under subsection (jj) above (excluding, however, equipment not affixed to the Project which is used in providing janitorial or similar services).
Landlord shall (a) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, and (b) not collect Operating Expenses from Tenant and all other tenants/occupants in the Project in an amount in excess of what Landlord incurred for the items included in Operating Expenses (except to the extent such excess results from differences in the measurement of the Premises, Building and Project or definitions of expenses payable by such other tenants under the terms of their respective leases, from any management fee retained by Landlord or from any interest payable in connection with amortizing capital improvements).
If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of

Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.
4.2.4    Taxes.
4.2.4.1    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.
4.2.4.2    Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on or with respect to the land and other improvements of the Project.
4.2.4.3    Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.4 (except as set forth in Section 4.2.4.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.
4.2.5    “Tenant’s Share” shall mean the percentage set forth in Section 5 of the Summary.
4.3    Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.
4.4    Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.
4.4.1    Statement of Actual Direct Expenses and Payment by Tenant. Within one hundred fifty (150) days following the end of each Expense Year, Landlord shall furnish to Tenant a statement (the “Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Direct Expenses for the previous Expense year, and (b) the total of Tenant’s payments in respect of Direct Expenses for such Expense Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses of such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired or earlier terminated and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Tenant’s Share of Direct Expenses than the actual Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.
4.4.2    Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct
Expenses for the then-current Expense Year shall be (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.4.3     Tenant Audit. Within sixty (60) days following Tenant’s receipt of the Statement, Tenant may give Landlord notice (the “Review Notice”) stating that Tenant elects to review and/or contest any item in such Statement and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Tenant may not deliver more than one (1) Review Notice with respect to any Expense Year. If Tenant fails to give Landlord such a Review Notice within that sixty (60) day period, Tenant shall be deemed to have approved the applicable Statement. If Tenant timely gives the Review Notice, Tenant shall be entitled to conduct or require an audit to be conducted and Landlord will provide such information as Landlord reasonably determines to be responsive to Tenant’s (or its auditor’s) inquiry, provided that (a) not more than one (1) such audit may be conducted during any Expense Year of the Term, (b) the records for each Expense Year may be audited only once, (c) such audit is commenced within sixty (60) days following the date of applicable Review Notice and (d) such audit is completed and a copy thereof is delivered to Landlord within ninety (90) days following the commencement of the audit. Tenant’s auditor must be (i) an independent and nationally recognized “Big Four” accounting firm, (ii) reasonably approved by Landlord and (iii) must not charge a fee based on the amount that the accountant is able to save Tenant by the inspection and Tenant and its auditor must maintain in strict confidence any and all information obtained in connection with the review and shall not disclose such information to any person or entity other than to the management personnel of Tenant. An overcharge of Direct Expenses by

Landlord shall not entitle Tenant to terminate this Lease. No subtenant shall have the right to audit. Any assignee’s audit right will be limited to the period after the effective date of the assignment. No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including without limitation any failure by Tenant to pay any amount due under this Article 4; provided, however, Tenant’s audit right shall be reinstated immediately upon the cure of such Event of Default. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days’ written notice to Landlord, to inspect Landlord’s books and records pertaining to Direct Expenses at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to unreasonably interfere with Landlord’s business operations and must be reasonable as to scope and time. In the event Landlord disputes, in good faith, the determination of Tenant’s auditor of actual Direct Expenses, Landlord may, at its sole cost and expense, seek a final determination of actual Direct Expenses by agreement of the parties, arbitration or a court of competent jurisdiction; provided, that (A) if actual Direct Expenses are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and (B) if actual Direct Expenses are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated by Landlord for any calendar year by in excess of five percent (5%), then Landlord shall pay or reimburse Tenant the reasonable out-of-pocket costs incurred in connection with such audit, not to exceed $10,000.00.
4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1    Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon written demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
4.5.2    If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax, gross receipts tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any of such taxes are billed to Landlord or included in bills to Landlord, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after receipt of Landlord’s invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for any such tax, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such tax, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such tax as would have been received by Landlord with reimbursement of such Imposition.

ARTICLE 5
USE OF PREMISES
5.1    Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 6 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.
5.2    Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably damage the reputation of the Project or materially obstruct or materially interfere with the rights of other tenants or occupants of the Project, or injure them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project to the extent a copy is provided to Tenant.
ARTICLE 6
SERVICES AND UTILITIES

6.1    Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
6.1.1    Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (including, without limitation, all associated equipment, boilers, connections and/or facilities, “HVAC”) when necessary for normal comfort for normal office use in the Premises, as determined by Landlord, from 8:00 A.M. to 6:00 P.M. Monday through Friday and 9:00 A.M. to 1:00 P.M. on Saturday (collectively, the “Building Hours”), except for the dates of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day and Christmas Day (collectively, the “Holidays”). HVAC shall be provided in accordance with the capacity and specifications of the system existing in the Building on the Effective Date.
6.1.2    Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment that are, as reasonably determined by Landlord, customarily furnished in Comparable Buildings for the Permitted Use of the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
6.1.3    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.
6.1.4    Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays.
6.1.5    With respect to the Building Common Areas, Landlord shall provide refuse and trash collection and janitorial services.
Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.
6.2    Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant uses electricity in excess of that customarily used by other tenants of the Project, each as reasonably determined by Landlord, then Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, and the reasonable and actual out-of-pocket cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time reasonably establish.
6.3    Interruption of Use. Except as otherwise provided in Section 6.8, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.4    Supplemental HVAC. Tenant shall have the right, at Tenant’s option and at Tenant’s sole cost and expense, to install in such location or locations within the Premises, on the roof of the Building and/or in or adjacent to the Generator Area (as defined below) as shall be identified by Landlord and Tenant and pursuant to such plans and specifications as are reasonably approved by Landlord, a separate, self-contained twenty-four (24) hour a day HVAC unit(s) (which HVAC unit(s) shall not exceed 100 square feet in the aggregate) and condensers, duct work, structural support and other connecting and related equipment therefor (including separate electrical metering devices) to provide air conditioning to the Premises or certain portions thereof designated by Tenant (collectively, “Tenant’s Supplemental HVAC Equipment”), subject, however, to Landlord’s prior approval of the plans and specifications for the work, cooling capacity, electrical requirements and all other specifications of Tenant’s Supplemental HVAC Equipment (which approval shall not be unreasonably withheld, conditioned, or delayed), and so long as such Tenant’s Supplemental HVAC Equipment (i) complies with all applicable laws and the other provisions of this Lease, (ii) does not adversely affect the Building structure, the Building systems or any other Building component, or any roof or Building warranty, (iii) does not unreasonably interfere with the normal and customary business operations of other tenants of the Building or Project, and (iv) does not cause or create a dangerous or hazardous condition. Tenant shall pay the cost of all electrical usage of Tenant’s Supplemental HVAC Equipment at the rates charged for furnishing the same, plus the cost of the installation, operation and maintenance of equipment which is installed in order to supply such excess consumption. To the extent Tenant’s Supplemental HVAC Equipment is installed during the construction of the initial Tenant Improvements pursuant to the Tenant Work Letter, all costs incurred in connection with the design, acquisition and installation of such Tenant’s Supplemental HVAC Equipment shall be an Improvement Allowance Items. If Tenant’s Supplemental HVAC Equipment is not installed during the construction of the initial Tenant Improvements as provided above, that installation shall be performed in accordance with the provisions of this Lease governing Alterations. At Tenant’s sole cost and expense, Tenant shall at all times maintain Tenant’s Supplemental HVAC Equipment, in good order, condition and repair. In addition, Tenant shall, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of this Lease, remove Tenant’s Supplemental HVAC Equipment and repair all damage to the roof, Building and/or Premises resulting from the installation, use and/or removal thereof. If any of Tenant’s Supplemental HVAC Equipment is located on the roof of the Building (collectively, the “Rooftop HVAC Equipment”): (A) Landlord may elect to install all or any of such Rooftop HVAC Equipment (and/or perform any necessary roof penetration work) pursuant to the approved plans and specifications therefor, and Tenant shall pay to Landlord the actual out-of-pocket cost thereof (which shall be reasonably consistent with competitive based pricing) prior to such installation; and (B) Landlord may require Tenant to install screening around such Rooftop HVAC Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. For purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to the use of the roof, the portion of the roof affected by the Rooftop HVAC Equipment shall be deemed to be a portion of the Premises (provided that such portion shall not be measured for purposes of determining the area of the Premises); consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the use and maintenance of the Rooftop HVAC Equipment, including without limitation provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance. Landlord shall have no obligation with regard to the Rooftop HVAC Equipment.
6.5    Janitorial. Tenant shall engage a janitor at its sole cost and expense to provide janitorial service to the Premises on a five (5) day per week basis throughout the Term, which service shall be at least equal to the level and scope of the services provided by landlords of Comparable Buildings. The janitor selected by Tenant shall be qualified, reputable, and otherwise subject to Landlord’s reasonable approval. Tenant shall enter into a contract with such janitor, which contract shall (i) be in a commercially reasonable form, (ii) be terminable upon thirty (30) days written notice by Tenant, (iii) require the janitor to carry commercially reasonable insurance, and (iv) provide that the janitor shall look solely to Tenant for payment under such contract, and Landlord shall have no liability or responsibility with respect thereto. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, costs and causes of action arising out of or relating to any contract entered into by Tenant or any services provided to the Premises pursuant to such contract.

6.6    Security System. Landlord hereby agrees that Tenant shall have the right, at Tenant’s sole expense, to install or utilize its own security measures (such as a security system, card-key system, and a remotely monitored camera security system) within (but not outside) any portions of its Building, so long as such systems and services are compatible with Building systems and reasonably approved by Landlord (“Tenant’s Security System”). Tenant’s Security System shall be subject to Landlord’s prior review and approval (not to be unreasonably withheld, conditioned or delayed), and the installation thereof shall be deemed an Alteration and shall be performed pursuant to Article 8 of this Lease, below. In addition, Tenant shall coordinate the selection, installation and operation of Tenant’s Security System with Landlord in order to ensure that Tenant’s Security System is compatible with Landlord’s Building security systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s Building systems and equipment, Tenant shall not be entitled to install and/or operate Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. On the expiration or earlier termination of this Lease, Tenant shall remove the security system and restore the Premises to the condition existing prior to the installation of that system at Tenant’s sole cost and expense.
6.     Building Security. Tenant shall have the exclusive use of the lobby of the Building, and Landlord acknowledges that Tenant may, at its sole discretion, cost and expense, cause a security guard to be present in the lobby of the Building, to greet and direct Tenant’s invitees and to provide access to (and restrictions on access to) the Premises. Furthermore, Tenant may, at its sole discretion, cost and expense, arrange for security patrols in and around the Building (the “Exterior Security Personnel”). The security services provided by Tenant as described in this Section 6.7 are sometimes referred to collectively as the “Tenant Security”. The Exterior Security Personnel provided by Tenant (a) must comply with the Rules and Regulations and such additional rules and regulations as Landlord may establish from time to time with respect to vendor services,
(b) must comply with all applicable laws, (c) shall not create any material security risk to the Building or materially adversely affect the rights of other tenants in the Project, and (d) shall not carry firearms. All costs related to the risks inherent with respect to Tenant’s Security (including but not limited to insurance for tort liability and uninsured liability arising out of the acts or omissions of Tenant’s Security personnel) shall be solely the responsibility of Tenant. Landlord and its agents and employees shall have no liability or obligation with respect to such costs, and Tenant hereby indemnifies and holds harmless Landlord and its agents and employees therefrom. Tenant hereby further indemnifies Landlord and its agents and employees against and holds Landlord and its agents and employees harmless from and against any and all loss, cost, liability, damage and expense, including without limitation, penalties, fines and actual attorneys’ fees and costs, which Landlord or its agents or employees may incur arising out of or in connection with the provision by Tenant of all or any portion of Tenant’s Security.
6.8    Service Failure. Notwithstanding anything to the contrary in Section 6.3 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the HVAC service, electrical service or, elevator service or water service described in Section 6.1 (or if stoppage of such services shall occur due to Landlord’s acts or omissions), or if Landlord’s Construction (as defined in Section 29.29.3), Renovations (as defined in Section 29.30) or entry in and onto the Premises interferes with Tenant’s reasonable use of the Premises (b) such failure, stoppage, or Landlord’s Construction, Renovations or entry is not due to Force Majeure or to an event covered by Article 11, (c) Tenant has given Landlord reasonably prompt written notice of such failure or stoppage, or that such Construction, Renovations or entry by Landlord is unreasonably interfering (or has unreasonably interfered) with Tenant’s use of the Premises and (d) as a result all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for three (3) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the fourth business day during which such untenantability continues or (ii) the fourth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. Except as otherwise provided in Section 6.9, the foregoing rental abatement shall be Tenant’s exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 11 below and not the provisions of this subsection shall govern in the event of Casualty damage to the Premises or Project and the provisions of Article 13 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.
6.9    Additional Provisions Concerning HVAC Maintenance and Replacement. Landlord, as part of Operating Expenses, shall engage a qualified commercial HVAC contractor in the business of maintaining and replacing commercial HVAC systems in Comparable Buildings in the San Francisco Bay Area (the “Landlord HVAC Contractor”) to conduct inspections of the HVAC equipment in the Building (other than any Tenant’s Supplemental HVAC Equipment) (the “Building HVAC System”) no less frequently than quarterly and provide a report of those inspections (the “Landlord HVAC Contractor Inspection Reports”). Landlord shall provide Tenant with a copy of each Landlord HVAC Contractor Inspection Report promptly after receipt thereof by Landlord. Tenant may elect to engage a qualified commercial HVAC contractor in the business of maintaining and replacing commercial HVAC systems in Comparable Buildings in the San Francisco Bay Area (the “Tenant HVAC Contractor”) to conduct inspections of the HVAC equipment in the Building and to review the Landlord HVAC Contractor Inspection Reports and work performed by the Landlord HVAC Contractor. For clarity, the Tenant HVAC Contractor shall not perform any repairs or maintenance. Tenant shall provide Landlord with a copy of the inspection reports from the Tenant HVAC Contractor promptly after receipt thereof by Tenant. Landlord shall provide a copy of the inspection report from the Tenant HVAC Contractor to the Landlord HVAC Contractor and require the Landlord HVAC Contractor to respond in writing to Landlord and Tenant with respect to any material differences between the report prepared by the Tenant HVAC Contractor (the “Tenant HVAC Contractor Inspection Report”) and the Landlord HVAC Contractor Inspection Report within ten (10) business days after the Landlord HVAC Contractor’s receipt thereof. If after that review and written response, the Landlord HVAC Contractor has not modified the Landlord HVAC Contractor Inspection Report to include a required or recommended replacement that the Tenant HVAC Contractor Inspection Report requires or recommends (the “Disputed Replacement”), then Tenant within ten (10) business days after Tenant’s receipt of Landlord HVAC Contractor’s response may by notice to Landlord (the “Section 6.9 Dispute Notice”) require that a third qualified commercial HVAC contractor in the business of maintaining and replacing commercial HVAC systems in Comparable Buildings in the San Francisco Bay Area approved by both Landlord and Tenant (the “Contractor Arbitrator”) review the Tenant HVAC Contractor Inspection Report, the Landlord HVAC Contractor Inspection Report and the Landlord HVAC Contractor’s response and determine whether the Disputed Replacement should be made required or recommended as specified by the Tenant HVAC Contractor Inspection Report. If the Contractor Arbitrator determines that any Disputed Replacement should be required or recommended as specified in the Tenant HVAC Contractor Inspection Report, that Disputed Replacement shall be made in accordance with either Section 6.9.1 or Section 6.9.2, as applicable. If Landlord and Tenant cannot agree on a Contractor Arbitrator within five (5) business days after delivery of the Section 6.9 Dispute Notice, the determination of whether a Disputed Replacement should be required or recommended shall be made by arbitration in accordance with Section 6.9.5.
6.9.1    In the event that a Landlord HVAC Contractor Inspection Report indicates that a repair or replacement of some element of the HVAC system is required immediately (or the Contractor Arbitrator determines that a Disputed Replacement is required immediately), Landlord will engage the Landlord HVAC Contractor to perform that repair or replacement within ten (10) days after receipt of the Landlord HVAC Contractor Inspection Report indicating that the repair or replacement is so required. If necessary parts are not readily available, Landlord shall instruct the Landlord HVAC Contractor to order those parts within that 10-day period.
6.9.2    In the event that a Landlord HVAC Contractor Inspection Report indicates that a repair or replacement of some element of the HVAC system is recommended within a specific time period (or the Contractor Arbitrator determines that a Disputed Replacement is recommended within a specific time period), Landlord will engage the Landlord HVAC Contractor to perform that repair or replacement within that specific time, including without limitation ordering parts in advance of that specific time so as to permit the repair or replacement to be completed by the specific time recommended by the Landlord HVAC Contractor.
6.9.3    In the event that Tenant provides Landlord and Landlord’s property manager with notice of a failure of the Building HVAC System to operate at all or in accordance with the specifications for the Building HVAC System, Landlord or Landlord’s property manager shall have the Landlord HVAC Contractor or another comparable contractor visit the Premises within one (1) business day after delivery of Tenant’s notice to commence the investigation of the failure of the Building HVAC System and the correction thereof. In the event that such failure of the Building HVAC System is a complete failure or is of a scope that makes it unreasonable for Tenant to conduct continuous, uninterrupted business operations from the portions of the Premises that would otherwise be served by the failed portion of the Building HVAC system, Landlord shall obtain temporary HVAC service for the affected portions of the Premises within seventy-two (72) hours after delivery of Tenant’s notice. Notice to Landlord’s property manager under this Section 6.9.3 may be made by email and/or telephone.
6.9.4    If any major component of the Building HVAC System has been in place at the Building for more than twenty-five (25) years, Tenant may require that Landlord replace that major component of the Building HVAC System. If Tenant requires replacement as provided in this Section 6.9.4, Landlord shall promptly replace the major component with a new component substantially similar to the component being replaced (e.g., similar model, tonnage and cooling capacity). Notwithstanding the foregoing, Landlord may replace elements of the Building HVAC System in its commercially reasonable business judgment prior to their having been in place at the Building for twenty-five (25) years or as otherwise required by this Section 6.9. All costs of the replacement of elements of the Building HVAC System shall be treated as Operating Expenses with such costs being amortized over the useful life of the repair or replacement pursuant to Section 4.2.3(xv).
6.9.5    In the event that under Section 6.9, Landlord and Tenant are to arbitrate a dispute over whether a Disputed Replacement should be required or recommended, such dispute shall be resolved by expedited binding arbitration before a retired judge in the State of California under the auspices of JAMS (or any successor to such organization, or if there is no such successor, then to a comparable organization mutually agreed upon by Landlord and Tenant) in San Francisco, California, according to the then rules of commercial arbitration of such organization. JAMS shall be instructed to complete the arbitration within thirty (30) days.
6.10    Generator.
6.10.1    General. Tenant shall have the right, at Tenant’s sole cost and expense, to install one (1) back-up generator (the “Generator”) on a generator pad site in the location set forth on Exhibit I, attached hereto (the “Generator Area”) to service the Premises in the event of a power outage. For purposes of this Lease, the Generator shall be deemed to include, without limitation, all associated equipment, connections and/or facilities. All plans and specifications relating to the Generator shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Subject to the terms of this Section 6.10, Landlord shall permit Tenant, at its sole cost and expense, to install and maintain the Generator, all in compliance with applicable laws. The cost of design (including engineering costs) and installation of the Generator and the costs of the Generator itself shall be Tenant’s sole responsibility.
6.10.2    Operation and Maintenance of Generator. In no event shall Tenant permit the Generator to interfere with normal and customary use or operation of the Building and Project by Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, for all maintenance and repairs and compliance with applicable laws with respect to the Generator, and Tenant acknowledges and that Landlord shall have no responsibility in connection with the Generator and that Landlord shall not be liable for any damage that may occur with respect to the Generator, provided that Landlord shall remain liable for property damage to the Generator to the extent caused by Landlord’s gross negligence or willful misconduct. Without limitation of the foregoing provisions of this Section 6.10.2, all matters (including all plans and specifications) relating to the installation, connection, use, maintenance, repair, compliance with applicable laws, and removal of the Generator shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
6.10.3    Removal of Generator. The Generator shall remain Tenant’s property and Tenant may, at Tenant’s sole cost and expense, remove the Generator at any time during the Lease Term, provided that Tenant repairs all damage to the Building and Project resulting from the use and removal of the Generator and restores all affected areas to their condition existing prior to the installation thereof (collectively, the “Generator Restoration Obligations”). If Tenant shall not elect to remove the Generator during the Lease Term in accordance with the preceding terms, notwithstanding anything contained herein to the contrary, at Landlord’s option (which shall be made, if at all, by notice to Tenant at the time of Landlord’s approval of the plans and specifications for the initial installation of the Generator), Tenant shall be obligated, at Tenant’s sole cost and expense, to remove the Generator and to perform all Generator Restorations Obligations prior to the expiration or earlier termination of this Lease (or upon any earlier termination of Tenant’s rights with respect to the Generator as provided hereunder). The foregoing obligations of Tenant shall survive the expiration or earlier termination of this Lease.
ARTICLE 7
REPAIRS
7.1    Landlord shall at all times during the Lease Term (with the exception of Tenant’s rights with respect to the HVAC set forth in Section 6.9 above) maintain in good condition and operating order and in a manner reasonably commensurate with the maintenance standards of owners of Comparable Buildings, the structural portions of the Building, including, without limitation, all Base Building, the exterior walls, foundation, roof of the Building, the structural portions of the floors of the Building, stairs, stairwells, escalators, elevators, parking areas, exterior landscaping and all Common Areas (collectively, the “Building Structure”), and the Building’s mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems (and all associated equipment, boilers, connections and/or facilities related to such HVAC systems) (collectively, the “Building Systems”) except to the extent that such repairs are required due to the gross negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the gross negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times (upon not less than forty-eight (48) hours advance written notice, except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem reasonable necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Landlord shall use reasonable efforts to minimize interruption of Tenant’s operations in the Premises during any entry into the Premises pursuant to this Article 7. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.
7.2    Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the Building Structure and/or the Building Systems. Tenant shall, at Tenant’s own expense, keep the Premises, including, without limitation, glass panels and partitions, washrooms, lavatories, showers, toilets, basins, and supplemental HVAC systems, including each of their respective mechanical, plumbing and electrical connections, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs within ten (10) business days following notice from Landlord (no notice shall be required in the event of an emergency), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the actual out-of-pocket cost thereof. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
7.3    Notwithstanding the foregoing, in the event that Landlord fails to make any repairs to the Premises which Landlord is required to make pursuant to the terms of this Lease (which failure to repair materially and adversely affects Tenant’s use of the Premises), within thirty (30) days after written notice from Tenant (or one (1) business day after written notice in the case of an emergency involving the likelihood of imminent harm to person or material damage to property), then Tenant may give Landlord an additional three (3) business days written notice (or additional one (1) business day’s written notice in the case of an emergency as described above) (such additional notice, a “Self Help Notice”) specifying that Tenant is going to take such required action (which notice must describe in detail the action required of Landlord pursuant to this Lease, and state in the subject line in boldface, ALL CAPS that “LANDLORD’S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE DATE OF THIS NOTICE, TENANT SHALL EXERCISE IT’S “SELF HELP” REMEDY PURSUANT TO SECTION 7.3 OF THE LEASE”). If Landlord has not commenced to repair such problem (or reasonably objected to the required action described in Tenant’s notice) within such three (3) business day period (or one (1) business day period in the case of an emergency) after receipt of the Self Help Notice from Tenant (which Self Help Notice must conform with the foregoing requirements), then Tenant shall have the right to perform the required action of Landlord in a good and professional manner in accordance with all applicable laws (using vendors pre-approved by Landlord) and, provided that Landlord has not disputed or objected to the required action described in Tenant’s notice, Landlord shall reimburse Tenant for the actual and reasonable costs thereof (to the extent such costs would not otherwise be payable by Tenant under this Lease) within thirty (30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. If Landlord does not reimburse such costs incurred by Tenant within such thirty (30) day period, then Tenant shall be entitled to pursue arbitration of Landlord’s obligation for payment of such amount in accordance with Section 7.4. If Tenant prevails in any such arbitration, and such arbitration is not subject to appeal, and Landlord does not pay the amounts finally determined to be owed within thirty (30) days after written notice of that final determination, that finally determined amount may be offset by Tenant from Rent next due and payable under this Lease. In no event shall the total amounts offset under this Section 7.3 in any calendar month exceed twenty-five percent (25%) of the Base Rent payable in that calendar month.
7.4    In the event that under Section 7.3, Landlord and Tenant are to arbitrate a dispute over whether Landlord is obligated to reimburse Tenant for costs incurred by Tenant under Section 7.3, such dispute shall be resolved by expedited binding arbitration before a retired judge in the State of California under the auspices of JAMS (or any successor to such organization, or if there is no such successor, then to a comparable organization mutually agreed upon by Landlord and Tenant) in San Francisco, California, according to the then rules of commercial arbitration of such organization. JAMS shall be instructed to complete the arbitration within thirty (30) days.
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1    Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Premises or requires other alterations, additions or improvements to the Premises or Common Areas in order to comply with applicable laws (including, without limitation, the Americans with Disabilities Act) or which may adversely affect the LEED rating of the Building. Notwithstanding the foregoing, Tenant may make strictly cosmetic, non-structural alterations, additions or improvements to the interior of the Premises (collectively, the “Notice-Only Alterations”) without Landlord’s consent, provided that: (A) Tenant delivers to Landlord written notice of such Notice-Only Alterations at least ten (10) days prior to the commencement thereof; (B) the aggregate cost of all such Notice-Only Alterations during any twelve (12) consecutive month period does not exceed One Thousand Dollars ($100,000.00); provided, however, that this subclause (B) shall not apply to Tenant’s installation of carpeting or painting of the Premises; (C) such Notice-Only Alterations shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8; (D) such Notice-Only Alterations do not require the issuance of a building permit or other governmental approval; (E) such Notice-Only Alterations (i) do not affect the outside appearance of the Building, (ii) are non-structural and do not impair the strength or structural integrity of the Building, and (iii) do not affect the mechanical, electrical, HVAC or other systems of the Building; and (F) such Notice-Only Alterations shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in Comparable Buildings. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and reasonably approved by Landlord, and, as more particularly set forth in Section 8.5, below, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations (including without limitation California Energy Code, Title 24) and pursuant to a valid building permit, issued by the City of San Jose, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Jose in accordance with Section 8182 of the California Civil Code or any successor statute and furnish a copy thereof to Landlord upon recordation, and timely give all notices required pursuant to Section 8190 of the California Civil Code or any successor statute (failing which, Landlord may itself execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose), and Tenant shall deliver to the Project construction manager (A) a reproducible print copy, and (B) an electronic CAD file, of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Based upon such “as built” drawings and other documents provided by Tenant, Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time-to-time, and the current versions of which shall be made available to Tenant upon Tenant’s request.
8.3    Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord, in cash prior to the commencement of construction by Landlord, all costs of such work, including an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work (collectively, the “Alteration Costs”); provided, however, that no fee shall be charged by Landlord in connection with a Notice-Only Alteration and/or if Landlord’s involvement is limited to a one-time review and approval of Tenant’s plans. Notwithstanding the foregoing, to the extent that Landlord provides Tenant with a monetary allowance in connection with such work, Tenant shall only be required to pay to Landlord the amount by which the Alteration Costs exceed such allowance. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.
8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord (which shall in no event be less than the amount actually carried by Tenant) covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant shall obtain and deliver to Landlord certificates of insurance and applicable endorsements from all Third Party Contractors (defined below) at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (each, a “Third Party Contractor”). All such insurance shall (a) name Landlord, and any other party that Landlord so specifies, as an additional insured under such party’s liability policies (including, without limitation, with respect to premises operations and product-completed operations coverages) as required by Section 10.3.1 below and this Section 8.4, (b) provide a waiver of subrogation in favor of Landlord under each such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements, with coverage amounts as reasonably required by Landlord, which shall in no event be less than the amount actually carried by any such Third Party Contractor. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
8.5    Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, subject to the last sentence of this Section 8.5, Landlord may, by written notice to Tenant either prior to or following the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to its condition prior to the installation of such Alteration or improvement, normal wear and tear excepted. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to its condition prior to the installation of such Alteration or improvement, normal wear and tear excepted, as reasonably determined by Landlord, Landlord may do so and may charge the reasonable and actual out-of-pocket cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Upon submission of any plans for Landlord’s approval, Tenant may request prior to the installation of specific fixtures, equipment or improvements in the Premises, that Landlord agree not to require Tenant to remove such items upon expiration or termination of the Lease or agree to permit Tenant to remove any item it may otherwise not be permitted to remove under the terms of this Lease. Such consent may be granted or denied in Landlord’s reasonable discretion, must be granted in writing prior to the installation of the subject items in order to be binding against Landlord; provided that, notwithstanding the foregoing sentence, if Landlord fails to notify Tenant of Landlord’s waiver or nonwaiver of Tenant’s obligation to remove such addition, alteration or improvement at the end of the Term within twenty (20) days after Tenant’s written request for that waiver, Tenant shall have the right to provide Landlord with a second written request (a “Second Waiver Request”) that contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR EITHER (I) WAIVER OF TENANT’S OBLIGATION TO REMOVE CERTAIN ADDITIONS, ALTERATIONS OR IMPROVEMENTS OR (II) AUTHORIZATION FOR TENANT TO REMOVE CERTAIN ADDITIONS, ALTERATIONS OR IMPROVEMENTS, IN EACH CASE UPON EXPIRATION OR TERMINATION OF THE LEASE PURSUANT TO THE PROVISIONS OF SECTION 8.5 OF THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5)

BUSINESS DAYS AFTER DELIVERY OF THIS NOTICE TO LANDLORD, THEN LANDLORD SHALL BE DEEMED TO HAVE EITHER (I) WAIVED THE OBLIGATION OF TENANT TO REMOVE CERTAIN ADDITION, ALTERATION OR IMPROVEMENT DESCRIBED HEREIN OR (II) AUTHORIZED TENANT TO REMOVE CERTAIN ADDITIONS, ALTERATIONS OR IMPROVEMENTS DESCRIBED HEREIN.” If Landlord fails to respond to such Second Waiver Request within five (5) business days after delivery by Tenant, Landlord shall be deemed to have either (a) waived the right to require Tenant to remove such addition, alteration or improvement at the end of the Term or (b) authorized Tenant to remove such addition, alteration or improvement at the end of the Term.
ARTICLE 9
COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon written demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.
ARTICLE 10
INSURANCE
10.1    Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and, except as otherwise provided herein, agrees that Landlord, its subsidiaries, affiliates, partners, subpartners, members and their respective officers, directors, shareholders, partners, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, “Tenant Parties”), in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.
10.2    Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3    Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.
10.3.1    Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations for limits of liability not less than that actually carried by Tenant, under a Commercial Liability policy or in combination with an Umbrella Liability policy, which shall be no less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured’s participation

10.3.2    Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises made by Tenant. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of six (6) months.
10.3.3    Worker’s Compensation with statutory limits covering Tenant’s employees (workers’ compensation insurance is required and no alternative forms of insurance are permitted) and Employer’s Liability in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit.
10.3.4    Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.
10.4    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. The Commercial General Liability shall (i) name Landlord, and any other party the Landlord so specifies, as an additional named insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled unless thirty (30) days’ prior written notice shall have been given to Tenant, and Tenant shall promptly notify Landlord and any mortgagee of Landlord of the same. Tenant shall deliver said certificates thereof to Landlord on or before the Commencement Date and at least ten (10) days before the expiration dates thereof.

In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates within five (5) days of Landlord’s request, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.
10.5    Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.
10.6    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall give reasonably prompt notice to Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Premises (other than the Tenant Improvements), Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Premises (other than the Tenant Improvements), Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the
Project, provided that access to the Premises serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition (any such work will be competitively bid by Landlord to ensure that

Landlord receives commercially reasonable pricing for the performance of such work so that, to the extent reasonably possible, the cost of such work does not unnecessarily exceed the proceeds of Tenant’s insurance); provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, to the extent sufficient insurance proceeds are available to Tenant, repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.
11.2    Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s construction consultant’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term (except that, in the event that Tenant shall have exercised its Option to renew the Lease Term pursuant to the Extension Option Rider, such twelve (12) month period shall be the last twelve (12) months of the Option Term); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord’s construction consultant (such opinion to be delivered in writing to Tenant and Landlord), be completed within two hundred seventy (270) days after being commenced, Tenant may elect, no later than ninety (90) days after Tenant’s receipt of Landlord’s architect’s opinion, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within two hundred seventy (270) days after being commenced or such longer period as Landlord’s contractor had estimated would be required to complete such repairs (subject to extension for delays caused by Force Majeure and delays caused by Tenant), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be greater than thirty (30) days following the date such Damage Termination Notice was delivered to Landlord. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in monetary default under this Lease (beyond applicable notice and cure periods); (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. Additionally, if the Premises are destroyed or materially damaged during the last twelve (12) months of the Term (except that, in the event that Tenant shall have exercised its Option to renew the Lease Term pursuant to the Extension Option Rider, such twelve (12) month period shall be the last twelve (12) months of the Option Term) then Tenant shall have the right to terminate this Lease upon delivery of written notice to Landlord within thirty (30) days after such fire or casualty, in which case this Lease shall terminate on the date that is sixty (60) days after the date of such notice.

11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
11.4    Reimbursement of the Tenant TI Amount. In the event (a) Tenant has incurred and paid all or any portion of the Tenant TI Amount (as defined in the Tenant Work Letter) for the Improvement Allowance Items (as defined in the Tenant Work Letter) pursuant to the terms of the Tenant Work Letter and (b) Tenant or Landlord notifies the other party of its intent to exercise its respective right to terminate this Lease pursuant to this Article 11 in connection with a casualty to the Building or Premises prior to Landlord’s reimbursement to Tenant of the entire Tenant TI Amount pursuant to Section 2.3 of the Tenant Work Letter, then Tenant shall be entitled to retain the proceeds from the policy of title insurance described in Section 10.3.2 with respect to the Tenant Improvements to the extent of the unreimbursed Tenant TI Amount.
ARTICLE 12
NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13
CONDEMNATION
If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1    Transfers. Tenant shall not, without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If

Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the
“Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, in a form reasonably approved by Tenant, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Except in connection with any proposed Permitted Transfer (as defined below), Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) actually incurred by Landlord, but not to exceed two thousand dollars ($2,000) with respect to any single Transfer so long as Tenant and the proposed transferee execute Landlord’s standard form of consent document without material negotiation, within thirty (30) days after written request by Landlord, whether or not Landlord consents to any proposed Transfer.
14.2    Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;

14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.2.5    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease, or is a use which conflicts with any so-called “exclusive” of another tenant; or
14.2.6    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project and Landlord has substantially similar space (size, quality, utility) for direct lease at the time Tenant is attempting to sublease or assign the Premises.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.
14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after first deducting reasonable costs incurred by Tenant in connection with the Transfer for the following: (i) broker fees, (ii) legal fees incurred in connection with the negotiation and documentation of the Transfer, (iii) accounting fees incurred in connection with the negotiation and documentation of the Transfer, (iv) costs of tenant improvements constructed by Tenant (with Landlord’s prior consent) for the Transferee, (v) reasonable tenant improvement allowances granted by Tenant, and (vi) reasonable rent abatements or concessions granted by Tenant. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, any debt relief benefiting Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.
14.4    [Intentionally Omitted].
14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.
14.6    Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of fifty percent (50%) or more of partnership or limited liability company interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through a recognized regional or national exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12) month period. Notwithstanding anything to the contrary contained herein, a sale or other transfer of corporate shares of Tenant either (a) by Guarantor or (b) in connection with an initial public offering of Tenant’s shares on a nationally recognized stock exchange shall not constitute a Transfer hereunder.
14.7    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease (beyond applicable notice and cure periods), Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8    Permitted Transfers. Notwithstanding the foregoing, Tenant may assign its entire interest in this Lease or a sublease all or any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Transfer”) without the consent of Landlord; provided that in the case of an assignment, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease. Additionally, Tenant shall have the right to assign this Lease, upon fifteen (15) days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth of the assignee is greater than or equal to Fifty Million Dollars ($50,000,000.00), and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Transfer”, and together with Control Permitted Transfer, collectively, “Permitted Transfer”).
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, acts of God, casualty loss (covered by Section 11), condemnation (covered by Section 13) and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (the notification of which may be provided to Tenant either prior to or following the expiration or earlier termination of this Lease), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.
ARTICLE 16
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last thirty (30) days of the Lease Term under this Lease, and (ii) a percentage equal to 150% during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and 200% thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Lease Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.
ARTICLE 17
ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Tenant shall deliver to Landlord (i) within twenty (20) days following written request therefor by Landlord from time to time during the Term (but not more than once per calendar year) and (ii) within twenty (20) days following written request therefor by Landlord from time to time during the Term if Tenant is in default of this Lease (beyond applicable notice and cure periods) or in connection with a prospective sale or financing of the Building or Project, Tenant’s current financial statement and financial statements of the two (2) years prior to the current financial statement year, to the extent available. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord agrees that it will keep any non-publicly available financial statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project and to any mortgagee or lender of Landlord or such purchaser. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Notwithstanding the foregoing, if (i) Tenant is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Tenant is current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Tenant shall not be obligated to provide Landlord with financial statements pursuant to this Article 17.
Within ten (10) business days following a request in writing by Tenant, Landlord shall execute and deliver to Tenant an estoppel certificates in a commercially reasonable form reasonably required by Tenant (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Landlord’s actual knowledge (without investigation or inquiry), any uncured defaults on the part of Tenant or stating the nature of any uncured defaults, and (iii) certifying the amount of Letter of Credit held by Landlord, if any.
ARTICLE 18
SUBORDINATION
This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s future mortgagees and then current mortgagee on such mortgagee’s then current standard form of agreement, and reasonably acceptable to Tenant. “Commercially reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Landlord hereby represents that there is no mortgage or deed of trust encumbering the Project as of the date of this Lease.
ARTICLE 19

DEFAULTS; REMEDIES
19.1    Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant (each is called an “Event of Default”):
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due for a period of five (5) days after written notice from Landlord to Tenant; or
19.1.2    Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
19.1.3    The abandonment (as defined in California Civil Code section 1951.3) of the Premises by Tenant;
19.1.4    The failure by Tenant to observe or perform according to the provisions of Articles 5, 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or
19.1.5    The filing by Tenant in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease; or
19.1.6    Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project on account of work undertaken by or on behalf of Tenant, within thirty (30) days after the date the same shall have been filed or recorded.
19.1.7    If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the dissolution or death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s revocation of or refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Tenant’s failure, within ninety (90) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of execution of this Lease.
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
19.2    Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(i)    The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
19.3    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    Form of Payment After Default. Following the occurrence of three (3) financial Events of Default by Tenant in any twelve (12) consecutive month period, Landlord shall have the right to require either or both of the following: (i) that all subsequent amounts required to be paid by Tenant to Landlord pursuant to this Lease, be paid in advance on a quarterly basis, and/or (ii) that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.
19.5    Waiver of Default. No waiver by Landlord or Tenant of any of the violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only in the payment of the Rent so accepted.
19.6    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
LETTER OF CREDIT
21.1    Letter of Credit. Concurrently upon the Guaranty Expiration Date (as defined in the Guaranty), Tenant agrees to provide, at Tenant’s sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined below) as security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. As used herein the term “Letter of Credit Required Amount” initially means $3,093,090.00. Subject to the remaining terms of this Article 21, and provided the Reduction Conditions (as defined below) have been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the Letter of Credit Required Amount so that the new Letter of Credit Required Amount shall be $2,062,060.00 effective as of the first day of the first calendar month after the Reduction Conditions (as defined below) shall have been satisfied for twenty-four (24) consecutive months, and $1,031,030.00 effective as of the first day of the first calendar month after the Reduction Condition (as defined below) shall have been satisfied for thirty-six (36) consecutive months]. If Tenant is not entitled to reduce the Letter of Credit Required Amount as of a particular reduction effective date due to the failure of one or more of the Reduction Conditions, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had all of the Reduction Conditions been satisfied. If Tenant is entitled to a reduction in the Letter of Credit Required Amount, Tenant shall provide Landlord with written notice requesting that the Letter of Credit Required Amount be reduced as provided above (the “Reduction Notice”). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Letter of Credit Required Amount as provided herein, the reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the new Letter of Credit Required Amount or amending the then-existing Letter of Credit to that new Letter of Credit Required Amount. The term “Letter of Credit” means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, issued by the L/C Bank, as required under Section 21.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Exhibit G. The term “Reduction Conditions” means the following conditions which have been satisfied in Tenant’s annual audited financial statement for the applicable time period:
(a)    Cash flow (as defined by, and determined in accordance with, GAAP) from operations (excluding cash from financings and other external source) is positive (i.e., equal to or greater than $0.01).
(b)    No Event of Default shall have occurred and be continuing under this Lease.

21.2    Delivery of Letter of Credit. (a) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the L/C Bank (as defined below) in favor of Landlord, and its successors, assigns and transferees; (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until sixty (60) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord no later than, and as a condition to the effectiveness of, the Guaranty Expiration Date (as defined in the Guaranty). So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within sixty (60) days after the Expiration Date. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Article 21. All of Tenant’s rights and all of Landlord’s obligations under this Lease are strictly contingent on Tenant’s delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term. The term “L/C Bank” means HSBC Bank USA, N.A., or any United States bank which is approved by Landlord in Landlord’s sole discretion.
21.3    Draws on the Letter of Credit. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined in Section 21.4 below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this

Article 21. Upon the payment to Landlord of the Draw Proceeds (as defined in Section 21.4 below), Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant’s failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant’s failure to carry out its obligations under this Lease. In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant’s obligations under this Lease. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord’s damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Base Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord’s draw on the Letter of Credit or in Landlord’s use of the Draw Proceeds as provided in this Article 21 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will, within five (5) business days of written demand from Landlord, either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder. Failure to either pay that cash amount or cause the Letter of Credit to be replenished to its full amount thereunder within five (5) business days after that application of the Draw Proceeds shall constitute an Event of Default. Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code’s automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord’s liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Section 21.3. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return of any remaining unapplied balance of the Draw Proceeds then held by Landlord to Tenant within thirty (30) days after the expiration or earlier termination of this Lease, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the L/C Bank.
21.4    Applicable Definitions.
“Draw Event” means each of the following events:

(a)    the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events: (i) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a custodian, as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;
(b)    the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;
(c)    the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within five (5) days after the amount is due; provided that in the event Tenant is entitled to a notice prior to the occurrence of an Event of Default for non-payment of Base Rent or any other amount pursuant to Section 19.1.1, this Draw Event shall not be deemed to have occurred until expiration of five (5) days after that notice (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, any failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or to pay any other monetary obligation within five (5) days after the amount is due).
(d)    the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within thirty (30) days from the date of the breach).
“Draw Proceeds” means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.
21.5    Transfer of Letter of Credit. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall, at Tenant’s sole cost and expense, have the right to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, and in such event, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.
21.6    Letter of Credit is Not Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a security deposit within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a security deposit within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way: (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.
21.7    Substitute Letter of Credit. In the event the L/C Bank is declared insolvent by the FDIC or is closed for any reason, Tenant shall immediately provide a substitute Letter of Credit meeting the requirements of this Article 21 from another national or regional United States bank which is approved by Landlord in Landlord’s sole discretion.
ARTICLE 22
[INTENTIONALLY OMITTED]

ARTICLE 23
SIGNS
23.1    Prohibited Signage and Other Items. Any exterior signs, notices, logos, pictures, names or advertisements which are installed and that have not been either separately approved by Landlord or otherwise permitted pursuant to this Section 23 may be removed without notice by Landlord at the sole expense of Tenant. Except as permitted pursuant to this Section 23, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, Tenant, at its sole cost and expense, may install signage anywhere in the interior portion of the Premises, including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.
23.2    Building Directory. An electronic building directory will be located in the lobby of the Building. Tenant shall have the right, at Tenant’s sole cost and expense, to designate a reasonable number of listings to be displayed in such electronic directory.
23.3    Tenant’s Signage.
23.3.1    Tenant shall be entitled to install the following signage (collectively, the “Tenant’s Signage”):
(a)    To the extent allowed pursuant to applicable laws and the provisions of any CC&R’s affecting the Project, signage on the exterior of the Building identifying Tenant’s name or logo located at the top of the Building (the “Building Top Signage”).
(b)    One space at the top of the existing monument sign located adjacent to the Building and any future monument sign constructed or installed adjacent to the Building (the “Tenant’s Monument Signage”).
(c)    Directional signage within the freight, loading dock, receiving and service elevators areas of the Building.
23.3.2    Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3.3, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and reasonably acceptable to Tenant, and shall be consistent and compatible with the quality and nature of the Project. For purposes of this Section 23.3.2, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable laws and to any CC&R’s affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall be unaffected.
23.3.3    To the extent Tenant desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”).
23.3.4    The rights contained in this Section 23.3 with respect to the Building Top Signage shall be personal to the Tenant named originally in this Lease (the “Original Tenant”), and may only be exercised and maintained by such Original Tenant and any Transferee in connection with any Permitted Assignment (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease other than a Transferee in connection with any Permitted Assignment). The rights contained in this Section 23.3 with respect to the Tenant’s Monument Signage shall inure to the benefit of Tenant and Tenant’s Transferees and may be exercised and maintained by Tenant and Tenant’s transferees.
23.3.5    In the event Tenant (or a Transferee in connection with any Permitted Transfer) vacates or ceases the bona fide conduct of its business in the Premises for a period of time longer than sixty (60) days, then Landlord shall have the right upon thirty (30) days’ written notice to Tenant to either remove Tenant’s Monument Signage or Building Top Signage or require Tenant to remove the same. In the event Landlord gives that notice, Tenant’s rights to Tenant’s Monument Signage and/or Building Top Signage shall terminate and such Tenant’s Signage shall be removed unless Tenant reoccupies at least fifty-one percent (51%) of the rentable area of the Premises for bona fide purposes of conducting business therein prior to the expiration of that thirty (30) day period. For purposes of this Article 23, Tenant shall be deemed to not be conducting its business in any space subject to a sublease.
23.3.6    The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the reasonable, actual out-of-pocket cost of such work. Upon the expiration or earlier termination of this Lease or the earlier termination of Tenant’s signage rights pursuant to this Section 23, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord, upon the delivery of an additional five (5) business days’ prior written notice, may perform such work, and all actual out-of-pocket costs reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The provisions of this Section 23.3.6 shall survive the expiration or earlier termination of this Lease.
ARTICLE 24
COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Landlord has made no representation regarding compliance of the Premises with accessibility standards. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24 to the extent related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations Notwithstanding the foregoing to the contrary, Tenant shall not be obligated to comply with any governmental rules, regulations, requirements or standards requiring structural alterations to the Premises or the Building or alterations to the Building’s mechanical, electrical, plumbing, life-safety or other systems unless the application of such governmental rules, regulations, requirements or standards arises from (a) the specific manner and nature of Tenant’s particular use or occupancy of the Premises, as distinct from general office use, (b) Alterations made by Tenant, or (c) a breach of any of Tenant’s obligations hereunder. Landlord shall comply with all applicable laws relating to the

Base Building, provided that compliance with such applicable laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees or otherwise materially and adversely affect Tenant’s use or occupancy of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Article 4 above. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Building has not undergone an inspection by a “Certified Access Specialist” and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Tenant acknowledges that Landlord has made no representation regarding compliance of the Premises or the Project with accessibility standards. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.
ARTICLE 25
LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve

Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law (the “Default Rate”). Notwithstanding the foregoing provisions of this Article 25, the late charge shall not be imposed with respect to the first late payment in any calendar year during the Term unless the applicable payment due from Tenant is not received by Landlord within five (5) days following written notice from Landlord that such payment was not received when due. Following the first such written notice from Landlord in any calendar year during the Term (but regardless of whether such payment has been received within such five (5) day period), the late charge will be imposed without notice for any subsequent payment due from Tenant during such calendar year which is not received within five (5) days after its due date.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the applicable time allowed under Section 19.1, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2    Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all reasonable and actual out-of-pocket expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (upon not less than forty-eight (48) hours advance written notice, except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform (after any applicable notice and cure periods). Tenant shall additionally have the right to require that Landlord be accompanied by a representative of Tenant during any such entry so long as Tenant makes a representative available at the time of Landlord’s entrance onto the Premises, and provided that such representative does not unreasonably interfere with Landlord. Landlord and Landlord’s agents shall use reasonable efforts to minimize interruption of Tenant’s operations in the Premises during any entry into the Premises pursuant to this Article 27. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem reasonably proper to open the doors in and to the Premises. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential or proprietary information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord shall not be obligated to provide to any areas designated by Tenant as Secured Areas Building services or maintenance which require Landlord’s entry to such Secured Areas in the event Tenant does not provide access to such Secured Areas after Landlord’s request to the extent reasonably necessary for the performance of such services or maintenance. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.
ARTICLE 28
TENANT PARKING
The use by Tenant, its employees and invitees, of the parking facilities of the Project (the “Parking Facilities”) shall be on the terms and conditions set forth in Exhibit D-1 attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established and to such other rules and regulations as Landlord may establish. Tenant, its employees and invitees shall use no more than the Maximum Parking Allocation. Tenant’s use of the parking spaces shall be confined to the Project. If, in Landlord’s reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on properties and buildings which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways provided, that the Maximum Parking Allocation referred to herein are made available to Tenant and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s parking or Tenant’s access to the Premises in the course of such repairs or alterations.
ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1    Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
29.4    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute commercially reasonable documents as reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a written request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease, in commercially reasonable form, and deliver the same to Landlord within ten (10) business days following the written request therefor.
29.5    Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease. If Landlord transfers its interest in the Project, Building or in this Lease, Landlord shall either (i) transfer the Letter of Credit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 29.5, or (ii) return to Tenant the Letter of Credit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee and the assumption of Landlord’s obligations thereafter arising under this Lease by the transferee, or the return of the Letter of Credit to Tenant, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Letter of Credit, if applicable, and Tenant shall attorn to such transferee.
29.6    Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7    Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13    Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. For purposes hereof, “the interest of Landlord in the Building” shall include rents due from tenants, proceeds from any sale of the Project, insurance proceeds, and proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any member, partner or shareholder of Landlord or any other third party). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, members, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or member of Landlord (if Landlord is a limited liability company), or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The obligations of Tenant do not constitute the personal obligations of the individual partners, managers, members, trustees, directors, officers or shareholders of Tenant or its constituent partners.
29.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
29.17    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
29.18    Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
Transwestern
2025 Gateway Place, Suite 270
San Jose, CA 95110
T: (408) 753-1784
Jeanette.Manriquea@transwestern.com

and

Barings LLC
2321 Rosecrans Avenue, Suite 4225
El Segundo, California 90245
Attention: Kelly Kinnon, Vice President and Associate General Counsel
29.19    Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20    Authority. If Tenant is a corporation, a limited liability company, or any type of trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord reasonably satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.
Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.
29.21    Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22    Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT

INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay any commissions due the Brokers based on this Lease pursuant to separate agreements between Landlord and the Brokers.
29.25    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as otherwise expressly provided in this Lease.
29.26    Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
29.27    Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Electronic signatures are deemed to be equivalent to original signatures for purposes of this Lease. The exchange of copies of this Lease and of signature pages by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original appearance of a document, shall constitute effective execution and delivery of this Lease to the parties and may be used in lieu of an original hard-copy agreement. Tenant hereby consents to the use of any third party electronic signature capture service providers as may be chosen by Landlord.

29.28    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.
29.29    Development of the Project.
29.29.1    Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.
29.29.2    The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.
29.29.3    Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be subject to demolition or construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Except for any offset rights Tenant is otherwise entitled to pursuant to Section 6.8, Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction. Additionally, Tenant acknowledges that the lobbies, elevators, carriage area parking and other Common Areas of the Building and Project may from time-to-time be renovated/reconstructed by Landlord (collectively, the “Construction”). The Construction is likely to create noise, dust, debris, and other disruption that may affect Tenant’s use of the Premises and Tenant’s use of and access to the Building. Certain areas, including areas of the Project and Parking Facilities, which are currently being used by tenants of the Project, including by Tenant, will be unavailable for use by tenants of the Project during portions of the Construction. Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor, except as otherwise expressly set forth in Section 6.8, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the Premises, the whole or any part of the Project or Building resulting from the Construction or Landlord’s actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s actions; provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Notwithstanding anything to the contrary contained herein, Landlord agrees that in the event of any Construction: (i) Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises, (ii) Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours, and (iii) Tenant’s financial obligations under this Lease shall not be materially increased as a result of such Construction.
29.30    Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor except as otherwise expressly set forth in Section 6.8 entitle Tenant to any abatement of Rent. Except as otherwise set forth in Section 6.8, Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations; provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Notwithstanding anything to the contrary contained herein, Landlord agrees that in the event of any Renovations: (i) Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises, (ii) Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours, and (iii) Tenant’s financial obligations under this Lease shall not be materially increased as a result of such Renovations.
29.31    No Violation. Tenant hereby warrants and represents to Landlord that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation. Landlord hereby warrants and represents to Tenant that neither its execution of nor performance under this Lease shall cause Landlord to be in violation of any agreement, instrument, contract, law, rule or regulation by which Landlord is bound, and Landlord shall protect, defend, indemnify and hold Tenant harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Landlord’s breach of this warranty and representation.
29.32    Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, (which shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right at any time to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.
29.33    Transportation Management. Tenant shall comply with all current and future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project. In connection with such compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Notwithstanding the foregoing, Tenant’s compliance obligations pursuant to this Section 29.33 shall be at no cost to Tenant (other than to a de minimis extent) and shall not conflict with Tenant’s use of the Premises or adversely affect Tenant’s rights hereunder.
29.34    Wireless Communications.
29.34.1    Landlord’s Wireless Communication Equipment. Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Building or Project, or any portion thereof (“Landlord’s Communication Equipment”); provided, that, such Landlord’s Communication Equipment (or the installation thereof) does not unreasonably interfere with Tenant’s business or use and enjoyment of the Premises.

29.34.2    Tenant’s Wireless Communication Equipment. Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to, in accordance with, and the terms and conditions set forth in Article 8, above, and this Section 29.34, Tenant may install and maintain, at Tenant’s sole cost and expense, wireless communication equipment within the Premises (the “Wireless Communication Equipment”). Such Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises. Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party. Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.
29.34.3    Use of Wireless Equipment. Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (i) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other tenant or occupant of the Building or Project, (ii) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement, and (iii) shall not be permitted to interfere with Landlord’s Communication Equipment. Landlord shall use commercially reasonable efforts to ensure that Landlord’s Communication Equipment does not interfere with Tenant’s Wireless Communication Equipment; provided, however, Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from Landlord’s Communication Equipment, the Building, the Project or otherwise. In no event shall any such interfere with Tenant’s Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.35    OFAC. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 29.35 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof. Any breach by Tenant of the foregoing representations and warranties shall be deemed an event of default by Tenant under this Lease and shall be covered by the indemnity provisions of Section 10.1 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
29.36    Dogs. Notwithstanding anything to the contrary contained elsewhere in the Lease, Tenant shall be permitted during the Lease Term, and, as acceptable, the Extended Term, to bring in and around the Premises and Building not more than ten (10) fully domesticated and trained dogs kept by Tenant’s employees as pets (“Permitted Dogs”) provided and on condition that:
(i)    all Permitted Dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the Building;
(ii)    upon Landlord’s written request from time to time, Tenant shall provide Landlord with reasonable evidence of all current vaccinations (including rabies) for Permitted Dogs having access to the Premises;
(iii)    Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs in the Premises in excess of the costs that would have been incurred had the Permitted Dogs not been allowed in or around the Premises and any soiling or damage caused by any Permitted

Dog in the Premises or the Common Areas (including the Parking Facilities, exterior landscaping and sidewalks) is the sole responsibility of Tenant;
(iv)    Tenant shall be liable for, and hereby agrees to indemnify, defend, protect and hold Landlord and all the Landlord Parties harmless from any and all claims, liabilities, expenses (including reasonable attorneys’ fees), causes of action arising from any and all acts (including but not limited to biting or causing bodily injury to, or damage to the property of any of the Landlord Parties or any other tenant, subtenant, occupant, licensee or invitee of the Premises) of, or the presence of any Permitted Dogs in, on or about the Premises.
(v)    Tenant shall immediately remove any waste and excrement of any Permitted Dogs from the Premises and Common Areas, exterior landscaping and sidewalks;
(vi)    Tenant shall be responsible for, and shall pay within thirty (30) days after written demand, all reasonable and actual out-of-pocket costs to remedy any and all damage caused by any Permitted Dogs or other dogs brought onto the Project by Tenant or any of Tenant’s employees to the Project or to the property of any of the Landlord Parties or any other tenant, subtenant, occupant, licensee or invitee of the Premises;
(vii)    Tenant must provide Landlord with a list of employees and a description of each Permitted Dog that is to be allowed into the Premises. Only dogs that are on Tenant-provided list of Permitted Dogs will be allowed into the Project;
(viii)    No individual may bring more than one (1) Permitted Dog onto the Project at any one time;
(ix)    All Permitted Dogs must be on a leash at all times when outside the Premises;
(x)    Tenant shall take reasonable precautions so that Permitted Dogs with fleas and/or other infections or open wounds are not allowed into the Project;
(xi)    Pet odors and/or poor behavior (for example, aggression or loud barking) by any Permitted Dog will not be tolerated and any dog exhibiting such behavior will be barred from entering the Project in the future;
(xii)    Landlord shall have the right to utilize special cleaning services to remedy any soiling or damage caused by Permitted Dogs and Tenant shall reimburse Landlord the reasonable and actual out-of-pocket cost thereof within thirty (30) days after written demand;
(xiii)    Each Permitted Dog must have all licenses required by all applicable laws and those licenses must be current and available for inspection on the Property;

(xiv)    Tenant shall be responsible for, and indemnify, defend, protect and hold Landlord harmless from and against any and all liabilities, expenses (including reasonable attorneys’ fees), causes of action, costs to remedy any and all damage caused by any Permitted Dogs or other dogs brought onto the Premises by Tenant or any Tenant’s
Parties to the Premises or the property of any of the Landlord Parties or any other tenant, subtenant, occupant, licensee or invitee of the Premises;
(xv)    Tenant shall comply with all applicable laws associated with or governing the presence of the Permitted Dogs or other dogs brought onto the Premises by Tenant or any Tenant’s Parties on the Premises and such presence shall not violate the certificate of occupancy; and
(xvi)    In the event an individual violates the provisions of this Section 29.36 more than twice in any twelve (12) month period, then upon written notice from Landlord that individual may no longer bring a Permitted Dog onto the Project.
29.37     Guaranty. Tenant will deliver to Landlord, concurrently with Tenant’s execution and delivery of this Lease, a guaranty agreement in the form attached as Exhibit F hereto duly executed by the Guarantor listed in the Summary (such guaranty agreement being referred to as the “Guaranty”). Tenant acknowledges that Landlord would not enter into this Lease with Tenant on the terms contained herein without the credit support provided by the Guaranty. Tenant covenants and agrees to maintain the Guaranty in full force and effect at all times during the Term until the expiration of the Guaranty pursuant to the terms thereof. If Guarantor becomes insolvent or otherwise unable to perform under its Guaranty, if there is a material adverse change in Guarantor’s financial condition, or if any other event of default occurs under the Guaranty, Tenant will give Landlord prompt notice thereof. Tenant will take such actions as Landlord may request to obtain a cure of the Guaranty default and/or to replace such Guaranty with additional security satisfactory to Landlord (which may include, in Landlord’s discretion, additional guaranties, security deposits, letters of credit, or other security) sufficient to provide Landlord with credit enhancement for this Lease at least equivalent in value to that provided when the Lease was entered into by the parties.
ARTICLE 30
TENANT’S ROOFTOP RIGHTS
30.1    Right to Install and Maintain Rooftop Equipment. During the Lease Term and subject to the terms of this Article 30, Tenant may install on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the “Rooftop Equipment”). If Tenant wishes to install any Rooftop Equipment, Tenant shall first notify Landlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. All of Tenant’s Rooftop Equipment must be at locations reasonably approved by Landlord prior to any installation. Tenant’s Rooftop Equipment shall be screened as reasonably required by Landlord.
30.2    Additional Charges for Rooftop Equipment. Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Tenant shall at all times maintain the Rooftop Equipment in good condition and repair. Landlord agrees that the named Tenant hereunder (or any Transferee in connection with any Permitted Transfer) shall not pay any rental charge for Tenant’s use of the rooftop pursuant to the terms of this Article 30 for the Initial Rooftop Equipment.
30.3    Conditions of Installation. The installation of the Rooftop Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease. Tenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Rooftop Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Rooftop Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Rooftop Equipment at the Building shall not adversely affect the roof, roof membrane, structure or operating systems of the Building or the business operations of any other tenant or occupant at the Project. For purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to the use of the roof, the portion of the roof affected by the Rooftop Equipment shall be deemed to be a portion of the Premises (provided that such portion shall not be measured for purposes of determining the area of the Premises); consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Rooftop Equipment, including without limitation provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance. Tenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in accordance with Section 29.32 in order to connect Rooftop Equipment with the Premises.
30.4    Non-Exclusive Right. Tenant’s right to install and maintain Rooftop Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including pursuant to Section 19.2 of this Lease. Landlord shall be entitled to all revenue from use of the roof other than revenue from the Rooftop Equipment installed by Tenant. Subject to the terms set forth below in this Section 30.4, Landlord at its election may require the relocation, reconfiguration or removal of the Rooftop Equipment, if in Landlord’s reasonable judgment the Rooftop Equipment is interfering with the use of the rooftop for the helipad or other Building operations (including without limitation maintenance, repairs and replacements of the roof) or the business operations of other tenants or occupants of the Building, causing damage to the Building or if Tenant otherwise fails to comply with the terms of this Article 30. If relocation or reconfiguration becomes necessary due to interference difficulties, Landlord and Tenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Rooftop Equipment for Tenant’s business at the Premises without interfering with other operations at the Building or communications uses of other tenants or occupants. If removal is required due to any breach or default by Tenant under the terms of this Article 30 (beyond applicable notice and cure periods), Tenant shall remove the Rooftop Equipment upon thirty (30) days’ written notice from Landlord. Any relocation, removal or reconfiguration of the Rooftop Equipment as provided above shall be at Tenant’s sole cost and expense. In addition to the other rights of relocation and removal as set forth herein, Landlord reserves the right to require relocation of Tenant’s Rooftop Equipment at any time at its election at Landlord’s cost (but not more frequently than once per year) so long as Tenant is able to continue operating its Rooftop Equipment in substantially the same manner as it was operated prior to its relocation. In connection with any relocation of Tenant’s Rooftop Equipment at the request of or required by
Landlord (other than in the case of a default by Tenant hereunder), Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Tenant’s Rooftop Equipment. In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant’s Rooftop Equipment to a location that will permit its normal operation for Tenant’s business operations. Landlord acknowledges that relocation of Tenant’s Rooftop Equipment may be disruptive to Tenant’s business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Tenant.
30.5    Costs and Expenses. If Tenant fails to comply with the terms of this Article 30 within thirty (30) days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements. In such event, Tenant agrees to reimburse Landlord for all reasonable and actual out-of-pocket costs incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this Article 30, including interest on all such amounts incurred at the Default Rate, accruing from the date which is ten (10) days after the date of Landlord’s demand until the date paid in full by Tenant, with all such amounts being Additional Rent under the Lease.
30.6    Indemnification; Removal. Tenant agrees to indemnify Landlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys’ fees, arising out of Tenant’s installation, operation, maintenance, repair, relocation or removal of the Rooftop Equipment, except to the extent any such liability, expense, loss or damage results from the gross negligence or intentional misconduct of Landlord or its agents, partners, officers, directors, employees, contractors or representatives. At the expiration or earlier termination of the Lease, Tenant may and, upon written request by Landlord, shall remove all of the Rooftop Equipment, including any wiring or cabling relating thereto, at Tenant’s sole cost and expense and will repair at Tenant’s cost any damage resulting from such removal. If Landlord does not require such removal, any Rooftop Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

30.7    Roof Access; Rules and Regulations. Subject to compliance with the construction rules for the Building and Landlord’s reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Landlord’s prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building, on a seven (7) day per week, twenty-four (24) hour basis, to exercise its rights and perform its obligations under this Article 30. Tenant acknowledges that, except in the case of an emergency or when a Building engineer is not made available to Tenant in sufficient time to allow Tenant to avoid or minimize interruption of use of the Rooftop Equipment, advance notice is required and a Building engineer must accompany all persons gaining access to the rooftop. Tenant may install Rooftop Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Tenant. Tenant acknowledges that Landlord has made no representation or warranty as to Tenant’s ability to operate Rooftop Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant’s Rooftop Equipment. Except as set forth in this Article 30, Landlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Tenant’s Rooftop Equipment.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.
“Landlord”:
LT ORCHARD PARKWAY, LLC,
a Delaware limited liability company
By: /s/ Mark Knapp
Name: Mark Knapp
Its: Authorized Signatory

“Tenant”:
ARLO TECHNOLOGIES, INC.,
a Delaware corporation
By: /s/ Andrew Kim
Name: Andrew Kim
Its: President

EXHIBIT A
3030 ORCHARD PARKWAY
OUTLINE OF PREMISES
[See Attached.]

TRANSWESTERN
KEY PLAN
1. FIRST FLOOR PROPOSED PLAN
A1.1

TRANSWESTERN
KEY PLAN
1. SECOND FLOOR PROPOSED PLAN
A2.1

TRANSWESTERN
KEY PLAN
1. THIRD FLOOR PROPOSED PLAN
A3.1

EXHIBIT A-1
3030 ORCHARD PARKWAY
PARKING AREAS

EXHIBIT B
3030 ORCHARD PARKWAY
TENANT WORK LETTER
This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.
Section 1
BASE, SHELL AND CORE; LANDLORD WORK; PATH OF TRAVEL
1.1    Base, Shell and Core. Landlord has previously constructed the base, shell, and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”), and, except as otherwise provided in the Lease or this Tenant Work Letter, Tenant shall accept the Base, Shell and Core and the Premises in their current “As-Is” condition existing as of the date of the Lease and the Commencement Date. Tenant shall install in the Premises certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for Landlord’s obligation to disburse the Landlord TI Amount, reimburse Tenant for the Tenant TI Amount and perform and complete the Landlord Work as described below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.
1.2    Landlord Work. Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense without passthrough to Tenant or deduction from the TI Allowance (as defined below), (a) perform and construct the following work after the delivery of the Premises to Tenant (and concurrently during Tenant’s construction of the Tenant’s Improvements) (“Landlord Work”), (b) complete Landlord Work on or prior to the date that is eighty-four (84) days after the Effective Date (i.e., twelve (12) weeks after the Effective Date) and (c) correct any failure to complete the Landlord’s Work in good and workmanlike manner and in compliance with applicable laws:
1.2.1    Remove grease trap and cap/remove underground tie-ins and fill in areas of the floor affected to match existing finish.
1.2.2    Power wash exterior of the Building.
1.2.3    Replace HVAC system compressors in accordance with the specifications set forth on Schedule 1 to this Tenant Work Letter.
1.2.4    Deliver the Premises and Building (i) in broom clean condition, and (ii) with all Base Buildings and Building systems (including, without limitation, the HVAC system) servicing the Premises in good working order.

1.3    Path of Travel. Notwithstanding anything to the contrary contained herein, Landlord covenants, at Landlord’s sole cost and expense and without passthrough to Tenant, to correct any failure of the path of travel for the Premises, Building and Common Areas to comply with the Americans with Disabilities Act, in effect on the date of this Lease, to the extent such correction is necessary in order for Tenant to obtain a building permit or a certificate of occupancy for the Tenant Improvements in the Premises for general office purposes; provided that nothing contained herein shall be deemed to prohibit Landlord from obtaining a variance or relying upon a grandfathered right in order to achieve compliance with those codes. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law, and Landlord’s obligation to perform work or take such other action to cure a violation under this Section shall apply after the exhaustion of any and all rights to appeal or contest.
Section 2
TENANT IMPROVEMENTS
2.1    Tenant Improvements; Tenant TI Amount. Pursuant to the terms of this Tenant Work Letter, Tenant shall perform certain permanent improvements to the Premises (collectively, the “Tenant Improvements”). In connection with the performance of the Tenant Improvements by Tenant and subject to Tenant’s reimbursement right of the Tenant TI Amount in accordance with Section 2.3 hereof, Tenant shall pay for the initial portion of such Tenant Improvements in an amount up to $45.00 per rentable square foot of the Premises (e.g., up to $3,501,990 based on 77,822 rentable square feet in the Premises) (the “Tenant TI Amount”).
2.2    Landlord TI Amount; Landlord Disbursement.
(a)    Landlord shall contribute an amount up to but not exceeding $40.00 per rentable square foot of the Premises toward the cost of the Tenant Improvements (the “Landlord TI Amount”) (e.g., up to $3,112,880 based on 77,822 rentable square feet in the Premises). Subject to the terms and conditions of this Section 2.2, Landlord shall make a one-time disbursement to Tenant of the Landlord TI Amount pursuant to written request by Tenant to Landlord (the “Disbursement Request”), provided that such Disbursement Request is received by Landlord on or before the date that is fifteen (15) months after the Commencement Date (subject to extensions for Force Majeure) (the “Landlord TI Disbursement Deadline”).
(b)    Landlord shall issue payment to Tenant pursuant to the Disbursement Request within thirty (30) days after the latest to occur of: (a) Tenant submission to Landlord of paid invoices (together with such supporting documentation as Landlord may reasonably request) for all costs for which Tenant seeks reimbursement from the Landlord TI Amount, (b) delivery to Landlord of a certification from the Architect that all the work or supplies described in those invoices have in fact been applied to the Tenant Improvements and that the Tenant Improvements have been constructed substantially in accordance with the Approved Working Drawings (as defined below), (c) delivery to Landlord of copies of fully executed final, unconditional waivers and releases of lien rights from all contractors, and subcontractors performing portions of the Tenant Improvements, and material providers providing materials for the Tenant Improvements, in excess of $5,000.00, in a form that complies with California Civil Code Section 8138 and is otherwise reasonably acceptable to Landlord, and (d) delivery to Landlord of Tenant’s certification of a list of all contractors, and subcontractors performing portions of the Tenant Improvements, and material providers providing materials for the Tenant Improvements in excess of $5,000.00. Notwithstanding anything to the contrary contained in this Section 2.2(b), Landlord shall only be obligated to the disbursement contemplated hereunder on the condition that Tenant has first incurred and paid the Tenant TI Amount for the Improvement Allowance Items.
(c)    Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Landlord TI Amount which is not used to pay for the Improvement Allowance Items (as such term is defined below). In no event shall the TI Allowance (as defined below) be used for purposes of constructing improvements in the Premises for purposes of offering space for sublease or for the benefit of a subtenant. As the term is used herein, “TI Allowance” shall mean the sum of the Landlord TI Amount and the Tenant TI Amount.
2.3    Reimbursement of Tenant TI Amount. Notwithstanding anything to the contrary contained herein, Landlord shall be obligated to reimburse Tenant in the amount of the Tenant TI Amount within thirty (30) days after the latest to occur of: (a) the first day of the first calendar month after the Reimbursement Condition (as defined below) has been satisfied for twelve (12) consecutive months; (b) submission to Landlord of paid invoices (together with such supporting documentation as Landlord may reasonably request) for all costs for which Tenant seeks reimbursement of the Tenant TI Amount; (c) delivery to Landlord of a certification from the Architect that all the work or supplies described in those invoices have in fact been applied to the Tenant Improvements and that the Tenant Improvements have been constructed substantially in accordance with the Approved Working Drawings; (d) delivery to Landlord of copies of fully executed final, unconditional waivers and releases of lien rights from all contractors, and subcontractors performing portions of the Tenant Improvements, and material providers providing materials for the Tenant Improvements, in excess of $5,000.00, in a form that complies with California Civil Code Section 8138 and is otherwise reasonably acceptable to Landlord, (e) delivery to Landlord of Tenant’s certification of a list of all contractors, and subcontractors performing portions of the Tenant Improvements, and material providers providing materials for the Tenant Improvements in excess of $5,000.00, and (f) delivery to Landlord of Tenant’s certification that the Reimbursement Condition has been satisfied for twelve (12) consecutive months together with a copy of Tenant’s annual audited financial statement covering such applicable time period, certified by Tenant as being a true, correct and complete copy of such audited financial statement. Notwithstanding anything set forth in Section 2.2(a) above, and for the avoidance of doubt, the Landlord TI Disbursement Deadline shall not apply to Landlord’s reimbursement obligation of the Tenant TI Amount pursuant to this Section 2.3. The term “Reimbursement Condition” means Tenant’s cash flow (as defined by, and determined in accordance with, GAAP) from operations (excluding cash from financings and other external source) is positive (i.e., equal to or greater than $0.01), as reflected in Tenant’s annual audited financial statement covering such applicable time period.
2.4    Disbursement of the TI Allowance.
2.4.1    Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Landlord TI Amount and the Tenant TI Amount shall be disbursed or reimbursed, as applicable, by Landlord only for the following items and costs (collectively, the “Improvement Allowance Items”):
2.4.1.1    Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;
2.4.1.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.4.1.3    The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;
2.4.1.4    The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.4.1.5    The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, “Code”);
2.4.1.6    Sales and use taxes and Title 24 fees;
2.4.1.7    The “Coordination Fee,” as that term is defined in Section 4.2.2.2 of this Tenant Work Letter;
2.4.1.8    The costs and expenses associated with complying with all national, state and local codes, including California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby; and
2.4.1.9    All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.
2.     Failure to Disburse Landlord TI Amount. If Landlord fails to timely fulfill its obligation to fund any portion of the Landlord TI Amount or the Tenant TI Amount, Tenant shall be entitled to deliver notice (the “Payment Notice”) thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within five (5) business days after Landlord’s receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such five (5) business day period explaining Landlord’s good faith reasons that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord (“Payment Refusal Notice”), Tenant shall be entitled to offset the amount set forth in the subject Payment
Notice, together with interest at the Default Rate from the date Landlord was obligated to pay such amount until the date such amount is fully offset, against Tenant’s next installment(s) of Rent due hereunder, until fully offset by Tenant or paid by Landlord; provided, however, Landlord shall be obligated to immediately disburse to Tenant any undisputed portion of the Landlord TI Amount or Tenant TI Amount, as applicable. However, if Tenant is in default under the Lease beyond applicable notice and cure periods at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Payment Refusal Notice with respect to any disputed portion of the Landlord TI Amount or Tenant TI Amount, Landlord and Tenant shall in good faith discuss the issues raised by Landlord in the Payment Refusal Notice in person or by telephone during the five (5) days after Tenant’s receipt of a Payment Refusal Notice. If after those discussions, Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within five (5) days after Tenant’s receipt of a Payment Refusal Notice, Tenant shall be entitled to offset such amount, together with interest at the Default Rate from the date Landlord was obligated to pay such amount until the date such amount is fully offset, against Tenant’s next installment(s) of Rent due hereunder, until fully offset by Tenant or paid by Landlord.
Section 3
CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Landlord hereby approves Arco Murray as Tenant’s architect/space planner (the “Architect”) to prepare the Construction Drawings. Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, shall have the right to select its own engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.
3.2    Final Space Plan. Landlord acknowledges receipt and hereby approves of Tenant’s final space plan for the Premises attached hereto as Schedule 2 to this Tenant Work Letter (the “Final Space Plan”) which includes a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.
3.3    Final Working Drawings. Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Tenant’s Selection of Contractor and Tenant’s Agents.
4.1.1    The Contractor. Landlord hereby approves Arco Murray as Tenant’s general contractor to construct the Tenant Improvements.
4.1.2    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that, in any event,

Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises.
4.2    Construction of Tenant Improvements by Tenant’s Agents.
4.2.1    Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Contract shall provide for a guaranteed maximum price or a stipulated sum as the contract amount and shall be fully executed and delivered by Tenant and Contractor prior to the commencement of construction. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.4.1.1 through 2.4.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor which costs form a basis for the amount of the Contract, if any (the “Final Costs”). Tenant acknowledges and agrees that Tenant shall be solely responsible for the Final Cost of the Tenant Improvements if and to the extent such costs exceed the sum of the TI Allowance.
4.2.2    Tenant’s Agents.
4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.
4.2.2.2    Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) one percent (1%), and (ii) the sum of the TI Allowance. Landlord shall be entitled to charge the amount of the Coordination Fee against the Landlord TI Amount required to be contributed by Landlord hereunder, or if funds are not available from the Landlord TI Amount for such purposes, Tenant will pay such amounts within twenty (20) days following delivery of Landlord’s invoice.

4.2.2.3    Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
4.2.2.4    Insurance Requirements.
4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance, excluding Earthquake and Flood, in an amount approved by Landlord covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Tenant thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance, and Tenant shall promptly notify Landlord of the same. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies (except Workers Compensation) carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord reasonably determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter shall adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.
4.2.5    Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly calls at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of “As Built” Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
4.4    Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.
Section 5
MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated Wylea Kirkpatrick as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.2    Landlord’s Representative. Landlord has designated Bradley Green as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
5.3    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant under the Lease or a default by Tenant under this Tenant Work Letter has occurred (beyond applicable notice and cure periods) at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Landlord TI Amount and the Tenant TI Amount and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage); provided, however, that if such Event of Default is cured, Tenant’s right to the Landlord TI Amount in the Tenant TI Amount shall be reinstated, and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an Event of Default by Tenant under the Lease or a default (beyond applicable notice and cure periods) under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within ten (10) business days of receipt of a statement therefor, any and all reasonable and actual out-of-pocket costs (if any) incurred by Landlord (including any portion of the Landlord TI Amount and the Tenant TI Amount disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.
5.5    Removal. No portion of the Tenant Improvements shall be required to be removed at the end of the Term; provided, however, that, at Tenant’s sole discretion, Tenant may remove at the end of the Term any portion of the Tenant Improvements that is Tenant’s personal property.

Schedule 1 to the Tenant Work Letter
HVAC Replacement Compressor Specifications
1. One (1) Trane COM06430
2. One (1) Trane COM09751

Schedule 2 to the Tenant Work Letter
Final Space Plan
(See Attached)

TRAINING ROOM 1568 SF 50'-10"x24'-10"
FITNESS CENTER 1332 SF
OH DOOR
FLEX 543 SF
SYSTEMS INTEGRATION WORKROOM 789 SF
CONF. 22'-10"x12'-6"
ELEC. ROOM
ENG. DEV. WORKROOM 1,465 SF
ELEV.
RR
JAN.
QA WORKROOM 776 SF
IDF 129 SF
CLOSETS
RECEPTION
MEETING 16'-5"x11'
MAIL ROOM 205 SF
SOFTWARE DEVELOPMENT WORKROOM 631 SF
BATTERY WORKROOM 353 SF
CONF. 12'-9"x11'
PRODUCTION WORKROOM 285 SF
CONF. 21'-10"x12'-8"
CONNECTIVITY AND RETURN TESTING WORKROOM 530 SF
CONFERENCE 27'-8"x12'-8"
FROSTED BUTT-GLAZED GLAZING
CONF. 12'-1"x12'-8"
KITCHEN STORAGE 847 SF
BREAK ROOM 3272 SF
CLEARSTORY WINDOW BOTTOM 8' AFF
7'-0"
KITCHEN AREA 729 SF
DATA CENTER 814 SF
ELEC. ROOM
POOL
SHIPPING/ FACILITIES OFFICE
SHIPPING/ FACILITIES 955 SF
1 2 2.8 3 4 5 5.9 6
R1 A A.0 A.7 B C C.1 D E E.2 F G G.2 H

1ST FLOOR

INTERIOR BRACING

arlo™

3030 ORCHARD PKY.
SAN JOSE, CA

CONCEPTUAL 1ST

11X17 SHEET SCALE= 1/32" = 1'

EXHIBIT C
3030 ORCHARD PARKWAY
NOTICE OF LEASE TERM DATES
To:    ______________________
    ______________________
    ______________________
    ______________________
Re:    Office Lease dated _____________, 20__ between _______________, a ____________________ (“Landlord”), and _________________, a ______________ (“Tenant”) concerning Suite __________ on floor(s) __________ of the office building located at 3030 Orchard Parkway, San Jose, California.
Ladies and Gentlemen:
In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:
1.    The Lease Term shall commence on or has commenced on ____________ for a term of ____________ ending on ____________ .
2.    Rent commenced to accrue on ____________, in the amount of ____________.
3.    If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.
4.    Your rent checks should be made payable to ____________ at ____________
5.    The exact number of rentable square feet within the Premises is _______ square feet.
6.    Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is ____________ %.

Failure of Tenant to timely execute and deliver this Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in this notice are true and correct, without exception.
“Landlord”:

a
By:
Its:

Agreed to and Accepted as
of , 20

“Tenant”

a

By:
Its:

EXHIBIT D
3030 ORCHARD PARKWAY
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Notwithstanding any new Rules and Regulations established by Landlord, (a) no such new Rules and Regulations shall unreasonably interfere with Tenant’s use of the Premises and (b) Tenant shall not be required to expend money or take any action to make any alterations, additions, improvements or replacements on or to the Premises or Building because of such Rules and Regulations
1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. In addition, Tenant shall pay for all initial and replacement Building security cards (the cost of which, as of the date of this Lease, but subject to change from time to time without notice, is Fifteen Dollars ($15.00) per security card).
2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in San Jose, California. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.    Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.

Landlord will not be responsible for loss of or damage to any such safe or property in any case.
Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
5.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the exterior of the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
6.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
7.    Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof without Landlord’s prior written consent.
8.    Tenant shall not mark, drive nails or screws, or drill into the partitions or woodwork of the Premises or any part thereof without Landlord’s prior written consent (other than in connection with the Tenant Improvements, Alterations or Notice-Only Alterations).
9.    Except for vending machines intended for the sole use of Tenant’s employees, agents and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
10.    Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.
11.    Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.
12.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not install any radio or television antenna, satellite dish, communication equipment, loudspeaker, or other device on the exterior of the Premises, including without limitation, on the roof or exterior walls of the Building. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

13.    Except as otherwise permitted under the Lease, Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, firearms, or, except in areas designated by Landlord, other vehicles.
14.    No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
15.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
16.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
17.    Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
18.    Tenant shall not intentionally waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED (Leadership in Energy and Environmental Design rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

19.    Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Jose, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
20.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
21.    Any such persons who are employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord. Tenant shall be responsible for all acts of such persons.
22.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.
23.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
24.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
25.    Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.
26.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Landlord acknowledges that Tenant shall have the exclusive use of the lobby of the Building and Tenant may, at its sole discretion, cost and expense, cause a security guard to be present in the lobby of the Building, to greet and direct Tenant’s invitees and to provide access to (and restrictions on access to) the Premises. Furthermore, Tenant may, at its sole discretion, cost and expense, arrange for security patrols in and around the Building as and to the extent expressly permitted under the terms of the Lease. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
27.    All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
28.    Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
29.    No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
30.    No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
31.    Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s reasonable opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may reasonably deem appropriate, including closing doors.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, that Landlord shall provide a copy of such revised Rules and Regulations to Tenant and apply the Rules and Regulations Landlord agrees not to enforce the Rules and Regulations in a manner that discriminates against Tenant or modify the Rules and Regulations in a manner that would materially alter Tenant’s rights with respect to the Premises, Building, Common Areas and the Project contained in the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants of the Project, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D-1
PARKING RULES
1.    Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.
2.    Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.
3.    Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Landlord may require Tenant and each of its employees to give Landlord a commercially reasonable deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.
4.    Unless otherwise instructed, every person using the parking area is required to park and, lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.
5.    The maintenance, washing, waxing or cleaning of vehicles in the Parking Facilities or Common Areas is prohibited.
6.    Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.
7.    Every driver is required to park his or her own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.
8.    No vehicle of Tenant or its employees or invitees may be parked in the parking areas overnight for three (3) consecutive days for non-business related purposes; provided, however, Landlord shall not enforce any right pursuant to this provision (i.e., towing such vehicle or penalizing Tenant or its employees or invitees) without first notifying Tenant and allowing a reasonable period of time for Tenant to rectify the same. No personal property shall be stored in a parking space.
9.    Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.
Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, that Landlord shall provide a copy of such revised Rules and Regulations to Tenant. Landlord agrees not to enforce the Rules and Regulations in a manner that discriminates against Tenant. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant of the Project, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

EXHIBIT E
3030 ORCHARD PARKWAY
TENANT’S ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to LT ORCHARD PARKWAY, LLC (“Landlord”) and ____________ (“Prospective Purchaser”), any other prospective purchaser and any lender of a Prospective Purchaser, including to ________________, its successors and/or assigns (“Lender”), holder or proposed holder of a note or other obligation secured, or to be secured, by a mortgage/deed of trust (“Mortgage”) upon the premises referenced herein (the “Leased Premises”) and to any assignee, or proposed assignee of the Lease under an assignment of leases, rents and profits (“Lease Assignment”), as follows, with the understanding that Landlord, and such prospective purchaser and prospective purchaser’s lender (including Lender), are relying on such certification in connection with the proposed sale of the office building project located at 3030 Orchard Parkway, San Jose, California 95134 (the “Building”).
1.    Tenant is the tenant under that certain lease (as amended from time to time, the “Lease”) dated ________________, between Landlord, as landlord, and Tenant, as tenant, covering ____________ square feet of rentable area in the Building.
2.    The lease has not been amended except as follows: [list name and date of any document amending lease] _________________.
3.    A true, correct and complete copy of the Lease and all amendments thereto is attached to this Certificate as Exhibit A.
4.    The Lease is in full force and effect and to the best of Tenant’s knowledge and belief, to Tenant’s knowledge, neither Landlord nor the Tenant is in default in any respect under the Lease. Except for the Lease, there are no agreements or other arrangements between Tenant and Landlord in respect of the Leased Premises or the Building.
5.    The Lease commenced on ______________ and will expire on ______________ unless sooner terminated as provided in the Lease. Tenant has no right or option to expand the Premises or extend the Term of the Lease except as follows:_______________________
6.    Tenant is in possession of the Leased Premises and to the best of Tenant’s knowledge and belief, Landlord has complied fully and completely with all of its covenants, warranties and other undertakings and obligations under the Lease as of this date (including, without limitation, construction of all tenant or Building improvements), and that Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim, offset, defense or otherwise.
7.    Tenant does not have any offsets or credits against rents payable under the Lease, including any outstanding free rent, rent credits or claimed refunds, except as follows:

__________________. There are no outstanding or unpaid tenant improvement or other allowances owing to Tenant except as follows: ________________________.
8.    The amount of the annual base rental under the Lease is $____________. In addition to the payment of base rental, Tenant pays additional rent in an amount equal to _____% (Tenant’s Share) of operating expenses and taxes, which additional rent amounted to $____________ for ____________. Tenant has not made any prepayment of rent under the Lease more than one month in advance. All rentals, whether base or additional, and all other sums payable by Tenant under the Lease or any amendment thereto, have been paid through _____________________. A Letter of Credit in the amount of $____________ was delivered to Landlord with ______ days of after and remains the total security deposit outstanding, except for ________________________.
9.    Tenant has no option or right of first refusal to purchase any of the Leased Premises.
10.    Tenant has no preferential parking rights or rights to any storage areas or rooftop space at the Property, except as follows: ________________________________________________.
11.    Tenant is solvent and free from bankruptcy and other reorganization proceedings and assignments for the benefit of creditors.
12.    Tenant has not sublet or assigned any portion of the Leased Premises.
13.    Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise. Tenant has not given Landlord any notice of termination of the Lease. The Lease does not contain, and Tenant has no termination rights except as follows: ____________
14.    This letter shall inure to the benefit of Landlord, its successors and assigns, any purchaser of the Building and their Lender, and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms and conditions of the Lease.
EXECUTED this ____ day of ____________, 201__.

Name:
Address:

EXHIBIT F
FORM OF LEASE GUARANTY
(See Attached)

LEASE GUARANTY
This Lease Guaranty (“Guaranty”), dated as of June 28, 2018, is executed by NETGEAR, INC., a Delaware corporation (“Guarantor”), in favor of LT ORCHARD PARKWAY, LLC, a Delaware limited liability company (“Landlord”), in conjunction with, and to induce Landlord to enter into, that certain Lease of even date herewith (the “Lease”) between ARLO TECHNOLOGIES, INC., a Delaware corporation (“Tenant”) and Landlord, pursuant to which Landlord is leasing to Tenant certain real property (the “Premises”) more particularly described in the Lease. Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings set forth for them in the Lease.
In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1.    Guaranty of Tenant’s Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Landlord (a) the prompt payment by Tenant of all rent, additional rent and other amounts from time to time owing to Landlord under the Lease, and (b) the prompt and diligent performance and observance of all other terms, conditions, obligations and provisions of the Lease by Tenant. The payment of all such amounts and the performance and observance of all such other obligations and provisions shall be collectively referred to herein as the “Tenant Obligations.” Subject to the occurrence of the Guaranty Expiration Date (as defined below) this Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal. So long as no Event of Default exists and remains uncured on the Guaranty Expiration Date, concurrently upon the date (the “Spin Off Date”) on which Guarantor effects a distribution of its entire equity ownership interest in Tenant to its stockholders in a transaction that is generally expected to be tax-free for U.S. federal income tax purposes, Tenant shall deliver to Landlord a Letter of Credit in accordance with Section 21 of the Lease, and upon the date (such date, the “Guaranty Expiration Date”) that is later of (i) Tenant’s delivery of such Letter of Credit to Landlord and (ii) the Spin Off Date, this Guaranty shall automatically terminate (including all obligations hereunder) and shall be of no further force and effect.
2.    Modification of Lease; Assignment and Subletting. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the Tenant Obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of the Tenant Obligations as so changed, modified, amended, compromised, released, altered or assigned. In addition, no subletting of all or any portion of Tenant’s interest in the Lease or the Premises shall impair or affect the continuing force of this Guaranty.
3.    Reletting the Premises. In the event that Tenant defaults under the Lease (beyond applicable notice and cure periods), Landlord may, but shall not be required to, take such action as Landlord deems appropriate to relet all or part of the Premises in order to reduce Landlord’s loss or any liability under the Lease or this Guaranty. Without limiting the generality of any other provision hereof, Guarantor shall reimburse Landlord within 10 business days following written demand from time to time for all expenses reasonably incurred by Landlord (including without limitation repair and improvement expenses, advertising fees and brokerage commissions) in connection with any such reletting of the Premises.
4.    Guarantor Waivers. Guarantor hereby waives, to the fullest extent allowed by law, all suretyship rights, defenses and other benefits to which it might otherwise be entitled (including without limitation any and all rights and defenses that may be available by reason of California Civil Code Sections 2787 to 2855, inclusive). Without limiting the generality of the foregoing: (a) Landlord shall be entitled to proceed against Guarantor with respect to any unfulfilled Tenant Obligation regardless of whether Landlord has proceeded, is then proceeding, or intends to proceed, against Tenant or any other person with respect thereto; (b) Landlord shall not be required to furnish Guarantor with copies of any notices given or required to be given to Tenant under the Lease, including without limitation notices of default; (c) Guarantor’s liability for the Tenant Obligations shall not be affected, released, terminated, discharged or impaired by (i) the existence of any bankruptcy, insolvency, reorganization or similar proceeding with respect to Tenant or any other person, (ii) any exercise, non-exercise or delay or lack of diligence in the exercise of remedies by Landlord against Tenant or any other person (except to the extent that the same has resulted in the fulfillment of the applicable Tenant Obligation), (iii) any assignment or other transfer (voluntary or involuntary) of Tenant’s interests in the Lease, (iv) the rejection of the Lease in any bankruptcy proceeding with respect to Tenant, or any other release or discharge of Tenant in any bankruptcy, insolvency, reorganization or similar proceeding; (v) any amendment of the Lease; (vi) any change in the time, manner or place of payment, performance or observance of any of the Tenant Obligations; (vii) any waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Landlord with respect to a departure from, any term of the Lease, including without limitation the waiver of any default by Tenant, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Tenant; provided that to the extent that Landlord provides Tenant with a written waiver of, or written agreement with respect to a consent or indulgence with respect to a departure from, any term of the Lease, the Tenant Obligations for which Guarantor is liable under the Guaranty shall be deemed modified to reflect the terms of such written waiver or agreement; (viii) any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Tenant Obligations, whether by operation of law or otherwise; or (ix) any defect in or invalidity of the Lease caused by Tenant; and (d) Guarantor hereby expressly waives (i) notice of acceptance of this Guaranty and of any change in the financial condition of Tenant, (ii) presentment, demand and protest, (iii) until such time as all defaulted Tenant Obligations are fulfilled, all right of subrogation with respect to any obligation of Tenant that is fulfilled by Guarantor hereunder, (iv) the right to trial by jury in any action or proceeding arising out of or with respect to this Guaranty or the interpretation, breach or enforcement hereof, (v) the right to interpose any setoff or counterclaim in any action or proceeding arising out of or with respect to this Guaranty (other than full payment or performance of Tenant’s Obligations), (vi) any right or claim of right to cause a marshaling of the assets of Tenant or to cause Landlord to apply to any Tenant Obligation any security deposit or to proceed against Tenant or any collateral or security held by Landlord at any time or in any particular order, and (vii) any and all defenses relating to Landlord’s failure to perfect a security interest in Tenant’s property and/or impairment of collateral. Guarantor subordinates any liability or indebtedness of Tenant held by Guarantor to the Tenant Obligations.
5.    No Release. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant), Guarantor, or any other guarantor.
6.    Continuing Guaranty. Subject to the Guaranty Expiration Date set forth in Section 1, Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all of the other Tenant Obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of the Tenant Obligations under the Lease are paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.
7.    Representations and Warranties of Guarantor. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the Event of Default under the Lease. So long as Guarantor’s obligations hereunder remain unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations. Guarantor further represents and warrants to Landlord that as of the date hereof Guarantor has unencumbered assets to satisfy Guarantor’s liability under this Guaranty.
8.    Cure of Defaults. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant (beyond applicable notice and cure periods), or in the performance of any other obligation of Tenant under the Lease (beyond applicable notice and cure periods), Guarantor shall and will forthwith upon written demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions reasonably necessary to cure such default and perform such obligations of Tenant.
9.    Guaranty of Payment and Performance. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the

Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.
10.    Jurisdiction. All disputes with respect to this Guaranty, and all actions to enforce this Guaranty, may be adjudicated in the state courts of California or the federal court sitting in San Francisco, California, and Guarantor hereby irrevocably submits to the jurisdiction of such courts in any action relating to this Guaranty. To the fullest extent permitted by law, this submission to California jurisdiction shall be self-operative and no further instrument or action, other than service of process, shall be required to confer jurisdiction over Guarantor in any such court. Nothing in this paragraph shall be construed to limit the right of Landlord to serve process in any manner permitted by law, or to institute any action against Guarantor in the courts of other appropriate jurisdictions.
11.    Notices. All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (ii) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (iii) delivered by a nationally recognized overnight courier, or (iv) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth below, or to such other place as Guarantor may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below or to such other places as Landlord may from time to time designate in a Notice to Guarantor. Any Notice will be deemed given (A) three (3) days after the date it is posted if sent by Mail, (B) the date the telecopy is transmitted, (C) the date the overnight courier delivery is made, or (D) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.
If to Guarantor:
Netgear, Inc.
350 E. Plumeria Drive
San Jose, California 95134
Attention: Andrew Kim

If to Landlord:
Barings LLC
2321 Rosecrans Avenue, Suite 4225
El Segundo, California 90245
Attention: Kelly Kinnon, Vice President and Associate General Counsel

12     Attorneys’ Fees. In the event that any litigation is commenced with respect to this Guaranty, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including without limitation reasonable attorneys’ fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.
13.    Authority. Guarantor represents and warrants to Landlord that: (a) the execution, delivery and performance of this Guaranty by Guarantor will not violate any provision of any applicable law, regulation, order or decree of any governmental authority or of any court binding on Guarantor, or conflict with, result in a breach of or constitute a default under any provision of any instrument to which Guarantor is a party or which it or any of its property is bound, and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in, any of its property pursuant to the provisions of any of the foregoing; and (b) this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject as to enforcement of rights and remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and doctrines of equity affecting the availability of specific enforcement or other equitable remedies.
14.    Bankruptcy. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of a Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as should have accrued if said proceedings has not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receivers, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.
15.    Estoppel Certificate. Landlord, by its acceptance of this Guaranty, and Guarantor agree that (a) each will, from time to time, within 10 days following written request by the other (the “Requesting Party”), execute and deliver to the Requesting Party a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that it is in full force and effect as modified and stating such modifications), and (b) such certificates may be relied upon by anyone holding or proposing to acquire from or through Landlord or Guarantor any interest in the premises of which the Premises are a part or by any mortgagee or prospective mortgagee of such premises or any interest therein or by any prospective assignee or subtenant of Tenant.
16.    Financial Statements. Annually during the Term of the Lease, promptly following Landlord’s request, Guarantor shall provide to Landlord financial statements which will include a balance sheet, income statement, statement of changes in equity, statement of consolidated cash flows and such other financial information as Landlord may reasonably request. Non-audited financial statements shall be certified to Landlord and Landlord’s lender, if applicable, as being accurate and complete in all material respects (the “Certified Statements”). The Certified Statements shall be signed by an officer, authorized agent, partner or managing member of the Guarantor. Notwithstanding the foregoing, if (i) Guarantor is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Guarantor current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Guarantor shall not be obligated to provide Landlord with financial statements pursuant to this Section 16.
17.    Miscellaneous. This Guaranty shall (a) remain in full force and effect until the Guaranty Expiration Date, (b) be binding upon Guarantor, its heirs, legal representatives, successors and assigns (whether this Guaranty is assigned voluntarily or by operation of law), and (c) inure to the benefit of and be enforceable by Landlord and its successors and assigns or by any person to whom Landlord’s interest in the Lease or any part thereof, including the rents, may be assigned, whether by way of mortgage or otherwise (including without limitation any purchaser at a judicial foreclosure sale or trustee’s sale or a holder of a deed in lieu of foreclosure). Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then heir, legal representative, successor or assign of Landlord or Tenant, respectively. No provision of this Guaranty that is held to be inoperative, unenforceable or otherwise invalid shall affect the remaining provisions, and to this end all provisions hereof shall be severable. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time after in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. Time is of the essence of this Guaranty. This Guaranty shall be governed by the laws of the State of California. Electronic signatures are deemed to be equivalent to original signatures for purposes of this Guaranty. The exchange of copies of this Guaranty and of signature pages by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original appearance of a document, shall constitute effective execution and delivery of this Guaranty to Landlord and may be used in lieu of an original hard-copy agreement. Guarantor hereby consents to the use of any third party electronic signature capture service providers as may be chosen by Landlord.
18.    Civil Code Section 2822. In the event that, at any time and for any reason, Guarantor’s liability with respect to any obligation guaranteed constitutes only a portion of the applicable obligation, Guarantor hereby waives any right it might otherwise have under Section 2822 of the California Civil Code to have Tenant designate the portion of any such obligation to be satisfied in the event that Tenant provides partial satisfaction of such obligation. Guarantor acknowledges and agrees that Tenant may already have agreed with Landlord, or may hereafter agree, that in any such event the designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Lease, be made by Landlord rather than Tenant.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.
“Guarantor:”
NETGEAR, INC.
By:

    [PRINTED NAME & TITLE]

EXHIBIT G
FORM OF LETTER OF CREDIT
________________, 20___
Beneficiary:

Ladies and Gentlemen:
WE HEREBY OPEN IN FAVOR OF __________________, AND ITS SUCCESSORS (COLLECTIVELY, BENEFICIARY), AND FOR THE ACCOUNT OF __________________, A __________________________, (ACCOUNT PARTY), OUR STANDBY IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. ________ (THE CREDIT) FOR AN AGGREGATE AMOUNT OF __________________ U.S. DOLLARS ($__________________), EFFECTIVE IMMEDIATELY AND EXPIRING AT HSBC BANK USA, N.A., GLOBAL TRADE AND RECEIVABLES FINANCE (GTRF), C/O WILLIAMS LEA TAG, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NY 10036, WITH OUR CLOSE OF BUSINESS ON __________________, 20___.
FUNDS ARE AVAILABLE AGAINST YOUR SIGHT DRAFT(S) DRAWN ON US, IN THE FORM OF ANNEX 1 ATTACHED HERETO, PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF BENEFICIARY, AND THE ORIGINAL OF THIS CREDIT AND ANY AMENDMENTS, PRESENTED TO OUR OFFICE, LOCATED AT HSBC BANK USA, N.A., GLOBAL TRADE AND RECEIVABLES FINANCE (GTRF), C/O WILLIAMS LEA TAG, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NY 10036.
PARTIAL DRAWINGS ARE PERMITTED UNDER THIS CREDIT.
WE HEREBY ENGAGE WITH BENEFICIARY THAT UPON PRESENTATION OF DOCUMENTS, AS SPECIFIED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, THIS CREDIT WILL BE DULY HONORED FOR THE AMOUNT DRAWN, IF DOCUMENTS ARE PRESENTED PRIOR TO 10:00 A.M. ON ANY BANKING DAY, WE WILL HONOR THE SAME IN IMMEDIATELY AVAILABLE FUNDS ON THE NEXT BANKING DAY AND, IF SO PRESENTED AFTER 10:00 A.M. ON ANY BANKING DAY, WE WILL HONOR THE SAME IN IMMEDIATELY AVAILABLE FUNDS ON THE SECOND BANKING DAY.
PRESENTATION OF DRAFT(S) DRAWN HEREUNDER MAY BE ALSO BE MADE VIA FACSIMILE TO 800-______________ (IF PRESENTED BY FAX IT MUST BE FOLLOWED

UP BY A PHONE CALL TO US AT 800--______________ TO CONFIRM RECEIPT). IN THE EVENT OF FASCIMILE PRESENTATION THE ORIGINAL DOCUMENTATION IS NOT REQUIRED TO BE PRESENTED BY MAIL.
WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION TO THE AFORESAID OFFICE.
THIS CREDIT SHALL CONSTITUTE A DIRECT DRAW CREDIT AND YOU SHALL NOT BE REQUIRED TO GIVE NOTICE TO, OR MAKE ANY PRIOR DEMAND OR PRESENTMENT TO ACCOUNT PARTY WITH RESPECT TO THE PAYMENT OF ANY SUM AS TO WHICH A DRAW IS MADE HEREUNDER.
IT IS A CONDITION OF THE CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY RENEWED WITHOUT NOTICE FOR SUCCESSIVE ONE-YEAR PERIODS FROM THE CURRENT OR ANY FUTURE EXPIRY DATE UNLESS WE NOTIFY THE BENEFICIARY IN WRITING AT LEAST SIXTY (60) DAYS PRIOR TO EACH EXPIRY DATE THAT WE ELECT NOT TO RENEW THE CREDIT FOR ANY SUCH ADDITIONAL PERIOD. ANY SUCH NOTICE SHALL BE SENT VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BENEFICIARY’S ADDRESS SET FORTH ABOVE OR TO SUCH OTHER ADDRESS OF BENEFICIARY AS WE HAVE RECEIVED NOTICE FROM BENEFICIARY SENT TO OUR OFFICE AT HSBC BANK USA, N.A., GLOBAL TRADE AND RECEIVABLES FINANCE (GTRF), C/O WILLIAMS LEA TAG, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NY 10036 BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED.
OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER AND WE HEREBY WAIVE ANY RIGHT TO DEFER HONORING A DRAFT, EXCEPT BY AN ORDER OF A COURT OF COMPETENT JURISDICTION WHICH IS LEGALLY BINDING ON US.
THIS CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS CREDIT IS REFERRED TO OR TO WHICH THIS CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.
THIS CREDIT IS TRANSFERABLE IN FULL, BUT NOT IN PART, AND MAY BE TRANSFERRED SUCCESSIVELY. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS CREDIT UNTIL A TRANSFER REQUEST IN THE FORM OF ANNEX 2 ATTACHED HERETO IS FILED WITH US. ANY TRANSFER CHARGES SHALL BE PAID BY THE

APPLICANT. OUR TRANSFER FEE IS 0.25% ON THE AMOUNT OF THE TRANSFER (MINIMUM $300). THE ORIGINAL LETTER OF CREDIT AND ANY ORIGINAL
AMENDMENTS MUST ACCOMPANY THE TRANSFER FORM. ANY TRANSFER OF THIS LETTER OF CREDIT IS NOT CONTINGENT ON APPLICANT’S ABILITY TO PAY THE TRANSFER FEES OR OTHER CHARGES.
THIS STANDBY LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE TERMS OF THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATIONS NO. 590. AS TO MATTERS NOT GOVERNED BY THE ISP98, THIS STANDBY LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN THE STATE OF NEW YORK.
THE ISSUING BANK WILL NOT EFFECT A TRANSFER OR MAKE ANY PAYMENT UNDER THIS STANDBY LETTER OF CREDIT TO ANY PERSON WHO IS LISTED ON A UNITED NATIONS, EUROPEAN UNION OR UNITED STATES OF AMERICA SANCTIONS LIST, NOR TO ANY PERSON WITH WHOM THE ISSUING BANK IS PROHIBITED FROM ENGAGING IN TRANSACTIONS UNDER APPLICABLE UNITED STATES FEDERAL OR STATE ANTI-BOYCOTT, ANTI-TERRORISM OR ANTI-MONEY LAUNDERING LAWS OR US SANCTIONS LAWS.
VERY TRULY YOURS,
AUTHORIZED SIGNATURE

Annex 1
(Form of Sight Draft)
Date:
Aggregate Amount: U.S. Dollars
To:    HSBC BANK USA, N.A.
GLOBAL TRADE AND RECEIVABLES FINANCE (GTRF)
C/O WILLIAMS LEA TAG,
1212 AVENUE OF THE AMERICAS, 17TH FLOOR
NEW YORK, NY 10036
AT SIGHT OF THIS DRAFT, PAY TO THE ORDER OF OURSELVES, THE AGGREGATE AMOUNT OF U.S. DOLLARS ____________________________ (Insert Dollar Amount in words) ____________________________ DRAWN UNDER HSBC BANK USA, N.A. STANDBY IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. ______________ DATED ____________________________

[BENEFICIARY]
By:___(signature):
(Print Name and Title)

Annex 2
(Transfer Request Form for Standby Letter of Credit)
DATE:
TO:    HSBC BANK USA, N.A.
GLOBAL TRADE AND RECEIVABLES FINANCE (GTRF)
C/O WILLIAMS LEA TAG
1212 AVENUE OF THE AMERICAS, 17TH FLOOR
NEW YORK, NY 10036, USA
RE:    YOUR STANDBY LETTER OF CREDIT NO.
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.
BY THIS TRANSFER ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS, OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT YOUR CONSENT OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
NAME OF BENEFICIARY:
BY:
PRINT NAME:

TITLE:
TELEPHONE NUMBER:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California    )
County of         )
On ____________________, before me __________________________, a Notary Public, personally appeared __________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature

EXHIBIT H
EXTENSION OPTION RIDER
This Extension Option Rider (“Extension Rider”) is made and entered into by and between LT ORCHARD PARKWAY, LLC, a Delaware limited liability company (“Landlord”), and ARLO TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and is dated as of the date of the Office Lease (“Lease”) by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.
1.    Extension Option Rights. Tenant shall, provided the Lease is in full force and effect and there is no Event of Default existing as of the date of delivery of the Exercise Notice by Tenant, or as of the end of the initial Lease Term, have one (1) option (the “Extension Option”) to extend the Lease Term for a period of five (5) years (the “Option Term”), which Extension Option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. The rights contained in this Extension Rider shall be personal to the original Tenant executing the Lease (the “Original Tenant”), and may only be exercised by the Original Tenant and any Transferee that is an assignee of Tenant’s entire interest in the Lease in connection with any Permitted Transfer (and not any assignee, sublessee or other transferee of Tenant’s interest in the Lease other than any Transferee that is an assignee of Tenant’s entire interest in the Lease in connection with any Permitted Transfer).
2.    Extension Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Extension Option Rent”) shall be equal to the Fair Market Rental Rate for the Premises. As used herein, the “Fair Market Rental Rate” for purposes of determining the annual Base Rent for the Option Term shall mean the annual Base Rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first class R&D office buildings in the San Jose, California market area, taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Option Term.
3.    Exercise of Extension Option. The option contained in this Extension Rider shall be exercised by Tenant, if at all, only by delivering written notice (“Exercise Notice”) thereof to Landlord no sooner than the date (such date, the “Exercise Date”) that is fifteen (15) months prior to the expiration of the initial Lease Term and no later than the date which is twelve (12) months prior to the expiration of the initial Lease Term. The Fair Market Rental Rate for the Option Term shall be determined pursuant to Section 4 below. Tenant’s failure to deliver the Exercise Notice on or before the applicable delivery dates therefor specified hereinabove shall be deemed to constitute Tenant’s waiver of its extension right hereunder.
4.    Determination of Fair Market Rental Rate. If Tenant timely exercises the Extension Option, Landlord shall advise Tenant of the proposed Fair Market Rental Rate for the Option Term no later than twenty (20) days after receipt by Landlord of Exercise Notice (“FMR Notice”). It Tenant disagrees with Landlord’s proposed Fair Market Rental Rate, Landlord and Tenant shall promptly meet and attempt to agree upon the Fair Market Rental Rate for the Option Term. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Option Term within thirty (30) days of receipt by Tenant of the FMR Notice, Landlord and Tenant each, at its cost and by giving written notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the space and term at issue. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Fair Market Rental Rate for the Option Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly installment of Base Rent for the Option Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the space and term at issue. The determination of the Fair Market Rental Rate by the third broker shall be conclusive and binding upon Landlord and Tenant.

Upon determination of the initial monthly installment of Base Rent for the Option Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord’s sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly installment of Base Rent for the Option Term and the actual commencement date and expiration date of the Option Term. Tenant shall have no other right to extend the Lease Term under this Extension Rider unless Landlord and Tenant otherwise agree in writing.
5.    Condition of Premises. If Tenant timely and properly exercises its Extension Option, in strict accordance with the terms contained herein, Tenant shall accept the Premises in its then “AS-IS” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises, provided that an allowance for tenant improvements may be included within the Fair Market Rental Rate.
6.    Limitations on, and Conditions to, Extension Option. At Landlord’s option, all rights of Tenant under this Extension Rider shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: ( i) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased more than fifty percent (50%) of the rentable area of the Premises in one or more transactions for terms expiring during the last year of the Term, in each case other than in connection with a Permitted Assignment. and/or (ii) the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.
7.    Time is of the Essence. Time is of the essence with respect to each and every time period described in this Extension Rider.
“Landlord”:
LT ORCHARD PARKWAY, LLC,
a Delaware limited liability company
By: /s/ Mark Knapp
Name: Mark Knapp
Its: Authorized Signatory

“Tenant”:
ARLO TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ Andrew Kim
Name: Andrew Kim
Its: President

EXHIBIT I
GENERATOR LOCATION
(See Attached)

EXHIBIT C
FF&E

Floor	Location	ID number	Qty	Asset Description
1st	100 - Reception	239	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	100 - Reception	339	1	Samsung 65" Commercial LED Display
1st	100 - Reception	340	1	Samsung 65" Commercial LED Display
1st	100 - Reception		1	Mini fridge
1st	101 - Hearts Conf Room	207	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	101 - Hearts Conf Room	255	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	101 - Hearts Conf Room	278	1	Logitech Rally UHD PTZ Camera
1st	101 - Hearts Conf Room	1	1	Modified miro conference table rectangle
1st	101 - Hearts Conf Room	2	1	Pure white float glassboard
1st	101 - Hearts Conf Room	3	1	Pure white float glassboard + accessories
1st	101 - Hearts Conf Room	304	1	Samsung 65" Commercial LED Display
1st	101 - Hearts Conf Room	305	1	Samsung 65" Commercial LED Display
1st	101 - Hearts Conf Room		1	Samsung soundbar
1st	101 - Hearts Conf Room		1	Samsung wireless speaker
1st	102 - Clubs Conf Room	210	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	102 - Clubs Conf Room	249	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	102 - Clubs Conf Room	307	1	Samsung 65" Commercial LED Display
1st	102 - Clubs Conf Room	5	1	trapezoid shaped conference table
1st	102 - Clubs Conf Room		1	Aver VB342+ USB Camera Audio soundbar
1st	104 - Melissa/Vanessa's Office	6	1	clarus 4884 pure white float glassboard+ accessories
1st	104 - Melissa/Vanessa's Office	77	2	Private office "L" shaped
1st	104 - Melissa/Vanessa's Office	79	1	Right return shell
1st	105 - Security		1	Black with gray leather chair
1st	106 - Diamonds Conf Room	208	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	106 - Diamonds Conf Room	8	1	clarus 4860 pure white float glassboard+ accessories
1st	106 - Diamonds Conf Room	257	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	106 - Diamonds Conf Room	303	1	Samsung 65" Commercial LED Display
1st	106 - Diamonds Conf Room	10	1	trapezoid shaped conference table
1st	106 - Diamonds Conf Room		1	Aver VB342+ USB Camera Audio soundbar
1st	109 - Break Room		6	Microwaves
1st	109 - Break Room		3	Refridgerators
1st	109 - Break Room		4	Toasters
1st	109 - Breakroom	11	1	60" banquet single booths sections for breakroom
1st	109 - Breakroom	12	4	72" w booth sections w caster system corner look on toe-kick
1st	109 - Breakroom	13	28	andaz café chair mid back, plain, phantom cloth
1st	109 - Breakroom	14	26	Beaufurn, bar stool
1st	109 - Breakroom	15	1	breck x large round table
1st	109 - Breakroom	16	1	calm corner left arm

Floor	Location	ID number	Qty	Asset Description
1st	109 - Breakroom	17	2	calm ganging bracket
1st	109 - Breakroom	18	1	calm lounge three seat right arm
1st	109 - Breakroom	19	1	calm lounge two seat left arm
1st	109 - Breakroom	21	23	honest-overcast textiles (fabric for chairs in breakroom)
1st	109 - Breakroom	23	1	Open lounge chair on wire frame
1st	109 - Breakroom	24	2	rectangular bar height table, one piece top
1st	109 - Breakroom	25	4	rectangular shaped table
1st	109 - Breakroom	26	1	ribbon table with small round top and metal base
1st	109 - Breakroom	296	1	Samsung 4K HD LCD TV 82"
1st	109 - Breakroom	27	4	square café table, one piece top (rectangle)
1st	109 - Breakroom	28	10	square café table, one piece top with matching edge
1st	109 - Breakroom	29	4	stacking chair cart
1st	109 - Breakroom	30	39	textiles honest - overcast (fabric for chairs in breakrooms)
1st	111 - Shipping	200	3	storage rack, packing table, 3 in 1 hand truck
1st	113 - Data Center	31	1	Tripp Lite Mobile TV Floor Stand Cart Height-Adjustable LCD
1st	114 - Break Room Storage		3	Refridgerators
1st	116 - Connectivity Testing Workroom	83	3	ESD Modular Workstation w two uprgihts, lamps, outlets
1st	116/122 - Connectivity/Engineering Rooms	97	2	kona laptop table with 2"H tablet holder
1st	118 - Battery Workroom	351	3	Fully Welded & Assembled Workbench - 15" wx72"Lx24"H
1st	118 - Battery Workroom		5	ESD blue chairs
1st	120 - Systems Integration Workroom	22	1	kona laptop table wih 2"H tablet holder
1st	122 - Engineering Dev Room	350	2	Fully ESD Modular Workstation 30"Dx72"Lx34"H plus accessories
1st	123 - Flex Room	33	2	Pure white float glassboard, supplies
1st	123 - Flex Room	292	1	Samsung 4K HD LCD TV 82"
1st	123 - Flex Room		1	Ping pong table
1st	123 - Flex Room		11	Portable 4.5' rollaway tables for social events
1st	123 - Flex Room (chairs)	35	21	nesting chair mesh back, violet (conference room chairs)
1st	124/126 - Locker Rooms	192	60	Digilock (panel on lockers)
1st	132 - Spades Conf Room	209	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	132 - Spades Conf Room	37	1	Clarus 4896 White float glassboard tempered glass + accessories
1st	132 - Spades Conf Room	38	1	Conference room table rectangle
1st	132 - Spades Conf Room	39	1	credenza with 4 hinged doors
1st	132 - Spades Conf Room	254	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	132 - Spades Conf Room	306	1	Samsung 65" Commercial LED Display
1st	132 - Spades Conf Room		1	Aver VB342+ USB Camera Audio soundbar
1st	134 - Training Conf Room	234	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	134 - Training Conf Room	244	1	Aver Cam520 USB Video Conference
1st	134 - Training Conf Room	245	1	Aver Cam520 USB Video Conference
1st	134 - Training Conf Room	32	2	etch mobile markerboard + supplies
1st	134 - Training Conf Room	253	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB

Floor	Location	ID number	Qty	Asset Description
1st	134 - Training Conf Room	288	1	Samsung 4K HD LCD TV 82"
1st	134 - Training Conf Room	289	1	Samsung 4K HD LCD TV 82"
1st	134 - Training Conf Room	299	1	Samsung 55" commercial LCD Display
1st	134 - Training Conf Room		2	Podiums
1st	134 - Training Conf Room		1	Portable 4' rollaway tables for social events
1st	134 - Training Conf Room		26	Portable 5' rollaway tables for social events
1st	134 - Training Conf Room (chairs)	36	53	Violet nesting chair (conference room chairs)
1st	134 - Training Conf Room (outside)	238	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	139 - Gym/Fitness Room	40	1	2.5-50lb Durabell Set
1st	139 - Gym/Fitness Room	41	1	60 horizontal dumbbell rack w optional 3rd tier
1st	139 - Gym/Fitness Room	42	1	7 POS F.I.D. Bench
1st	139 - Gym/Fitness Room	43	1	Algra Charters - Stretches
1st	139 - Gym/Fitness Room	44	1	Algra Charters Muscle Guide -Men
1st	139 - Gym/Fitness Room	45	1	Algra Charters Muscle Guide -women
1st	139 - Gym/Fitness Room	46	1	Algra Charts heart rate training
1st	139 - Gym/Fitness Room	47	1	All American Fitness Equipment - Balance Bar and rubber grips
1st	139 - Gym/Fitness Room	48	1	Bravo Pro functional trainer w chin up
1st	139 - Gym/Fitness Room	49	1	Bravo Utility Bench
1st	139 - Gym/Fitness Room	50	1	Digi lock ADA key
1st	139 - Gym/Fitness Room	51	1	Digilock master key
1st	139 - Gym/Fitness Room	52	1	digilock programming key
1st	139 - Gym/Fitness Room	54	2	Life Fitness Platinum Discover Cross-trainer w/ 10" touch screen console
1st	139 - Gym/Fitness Room	55	1	Life Fitness Platinum Discover recumbent bike w/ 10" touch screen console
1st	139 - Gym/Fitness Room	56	2	Life Fitness Platinum Discover SI Treadmill w 10" Screen console
1st	139 - Gym/Fitness Room	57	1	life fitness platinum discover upright bike w touch screem console
1st	139 - Gym/Fitness Room	58	2	Physician scale lb&kg w/ height rod
1st	139 - Gym/Fitness Room	59	1	Prestige Dip /Chin Assist Standard Weight Stack
1st	139 - Gym/Fitness Room	60	1	Prism Fitness Self Guided Storage System Elite
1st	139 - Gym/Fitness Room	341	1	Samsung 65" Commercial LED Display
1st	139 - Gym/Fitness Room	342	1	Samsung 65" Commercial LED Display
1st	139 - Gym/Fitness Room	62	1	Schwin Airdyne AD Pro
1st	139 - Gym/Fitness Room	34	1	Trash/recycle credenza with 4 hinged doors
1st	139 - Gym/Fitness Room	63	20	Storage lockers towers (3 lockers) triple door
1st	Facilities	64	1	1st floor shipping /facilities office/desk/cubicle set-up
1st	Facilities	65	1	2 box 1 file pedestal with lock
1st	Facilities	66	2	Calm 12Dx18W Laptop
1st	Facilities	67	1	ceasar stone (countertop table in kitchen area, stuck to ground)
1st	Facilities	68	1	clarus white board and accessories
1st	Facilities	169	1	credenza, 4 hinged doors with adjustable shelves for storage size
1st	Facilities	71	1	Loop modular corner sofa
1st	Facilities	72	1	Loop modular sofa arm on left side

Floor	Location	ID number	Qty	Asset Description
1st	Facilities	73	1	Loop modular sofa arm on right side
1st	Facilities	74	1	Mail slots
1st	Facilities	75	2	Modo 84" Bench w metal base
1st	Facilities	76	1	Oval egg coffee table
1st	Facilities	78	1	Reception front module with work surface
1st	Facilities	80	1	two drawer lateral file w lock
1st	Facilities	81	1	U Shape Ledge
1st	Facilities	82	1	Vika swivel lounge chair self-return swivel
1st	Lab Area	85	21	Office Master ergonomic mid-height chairs with arms
1st	Misc	194	1	Fast Response Kit, Onsite AED, First Aid Station
1st/2nd	116/218 - Connectivity Workroom/IT Staging	193	8	ESD Stool
2nd	201 - Call Room (by elevator)	87	1	Kona laptop table with 2" tablet holder
2nd	201 - Call Room (by elevator)	88	1	Ponder highback lounge chair
2nd	201 - Call Room (by elevator)	89	1	ruby occasional table
2nd	201 - Call Room (by elevator)	90	3	Textiles - twist blue & green (fabric on ponder highback lounge chair)
2nd	202 - Call Room (by elevator)	91	1	Kona laptop table with 2" tablet holder
2nd	202 - Call Room (by elevator)	92	1	Ponder highback lounge chair
2nd	202 - Call Room (by elevator)	93	1	ruby occasional table
2nd	202 - Call Room (by elevator)	94	3	textiles twist blue & green (fabric on ponder highback lounge chair)
2nd	205 - Grand Canyon Conf Room	95	1	307" banquet table for conference room 205
2nd	205 - Grand Canyon Conf Room	221	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	205 - Grand Canyon Conf Room	96	1	Etch mobile white board + accessories
2nd	205 - Grand Canyon Conf Room	251	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	205 - Grand Canyon Conf Room	282	1	Logitech Rally UHD PTZ Camera
2nd	205 - Grand Canyon Conf Room	98	1	Modified micro conference table rectangle
2nd	205 - Grand Canyon Conf Room	321	1	Samsung 65" Commercial LED Display
2nd	205 - Grand Canyon Conf Room	322	1	Samsung 65" Commercial LED Display
2nd	205 - Grand Canyon Conf Room		1	Samsung soundbar
2nd	205 - Grand Canyon Conf Room		1	Samsung wireless speaker
2nd	206 - Everglades Conf Room	220	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	206 - Everglades Conf Room	272	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	206 - Everglades Conf Room	99	1	modified rectangle conference table
2nd	206 - Everglades Conf Room	100	1	Pure white float glassboard, tray+markers
2nd	206 - Everglades Conf Room	320	1	Samsung 65" Commercial LED Display
2nd	206 - Everglades Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	207 - Rocky Mountain Conf Room	219	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	207 - Rocky Mountain Conf Room	101	1	Conference room table rectangle
2nd	207 - Rocky Mountain Conf Room	102	1	etch mobile markerboard, + accessories
2nd	207 - Rocky Mountain Conf Room	265	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	207 - Rocky Mountain Conf Room	281	1	Logitech Rally UHD PTZ Camera
2nd	207 - Rocky Mountain Conf Room	318	1	Samsung 65" Commercial LED Display

Floor	Location	ID number	Qty	Asset Description
2nd	207 - Rocky Mountain Conf Room	319	1	Samsung 65" Commercial LED Display
2nd	207 - Rocky Mountain Conf Room		1	Samsung soundbar
2nd	207 - Rocky Mountain Conf Room		1	Samsung wireless speaker
2nd	208 - Lassen Open Collaboration	103	4	always lounge chair with 4 star black base
2nd	208 - Lassen Open Collaboration	104	2	bernhardt textiles, kavir-grassland (fabric on breck table small)
2nd	208 - Lassen Open Collaboration	105	1	breck table large
2nd	208 - Lassen Open Collaboration	106	1	breck table small
2nd	208 - Lassen Open Collaboration	107	4	kona laptop table with 2"H tablet holder
2nd	208 - Lassen Open Collaboration	108	1	kona round pouf 20" diameter
2nd	208 - Lassen Open Collaboration	109	1	kona round pouf 20" diameter
2nd	208 - Lassen Open Collaboration	110	2	Kvadrat maharam hallingdal (fabric for kona round pouf)
2nd	208 - Lassen Open Collaboration	111	2	Maharam - mallard, teal (fabric on breck table large)
2nd	209 - Glacier Conf Room	218	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	209 - Glacier Conf Room	112	1	Conference room table rectangle
2nd	209 - Glacier Conf Room	273	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	209 - Glacier Conf Room	113	1	Pure white float glassboard, tray+markers
2nd	209 - Glacier Conf Room	317	1	Samsung 65" Commercial LED Display
2nd	209 - Glacier Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	210 - Yellow Stone Conf Room	217	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	210 - Yellow Stone Conf Room	114	1	Conference room table rectangle
2nd	210 - Yellow Stone Conf Room	115	1	etch mobile markerboard, + accessories
2nd	210 - Yellow Stone Conf Room	258	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	210 - Yellow Stone Conf Room	280	1	Logitech Rally UHD PTZ Camera
2nd	210 - Yellow Stone Conf Room	315	1	Samsung 65" Commercial LED Display
2nd	210 - Yellow Stone Conf Room	316	1	Samsung 65" Commercial LED Display
2nd	210 - Yellowstone Conf Room		1	Samsung soundbar
2nd	210 - Yellowstone Conf Room		1	Samsung wireless speaker
2nd	211 - Carlsbad Caverns Conf Room	216	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	211 - Carlsbad Caverns Conf Room	116	1	Conference room table rectangle
2nd	211 - Carlsbad Caverns Conf Room	117	1	etch mobile markerboard, + accessories
2nd	211 - Carlsbad Caverns Conf Room	252	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	211 - Carlsbad Caverns Conf Room	279	1	Logitech Rally UHD PTZ Camera
2nd	211 - Carlsbad Caverns Conf Room	313	1	Samsung 65" Commercial LED Display
2nd	211 - Carlsbad Caverns Conf Room	314	1	Samsung 65" Commercial LED Display
2nd	211 - Carlsbad Caverns Conf Room		1	Samsung soundbar
2nd	211 - Carlsbad Caverns Conf Room		1	Samsung wireless speaker
2nd	215 - Mother's Room	118	1	cielo round table
2nd	215 - Mother's Room	119	1	saven rocker with stationary arms
2nd	215 - Mother's Room		1	Mini fridge
2nd	218 - IT Staging	348	3	36"D x 72"L x 30"H Workstations with 9 LCD Arms
2nd	220 - Copy		1	Large white mobile board

Floor	Location	ID number	Qty	Asset Description
2nd	222 - Clue Conf Room	222	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	222 - Clue Conf Room	120	1	Conference room table rectangle
2nd	222 - Clue Conf Room	121	1	Glassboard, + tray + markers
2nd	222 - Clue Conf Room	261	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	222 - Clue Conf Room	323	1	Samsung 65" Commercial LED Display
2nd	222 - Clue Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	223 - Battleship Conf Room	223	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	223 - Battleship Conf Room	122	1	Conference room table rectangle
2nd	223 - Battleship Conf Room	123	1	Glassboard, + tray + markers
2nd	223 - Battleship Conf Room	262	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	223 - Battleship Conf Room	324	1	Samsung 65" Commercial LED Display
2nd	223 - Battleship Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	224 - Chess Conf Room	211	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	224 - Chess Conf Room	124	1	clarus 4884 pure white float glassboard+ accessories
2nd	224 - Chess Conf Room	125	1	d-shaped conference table
2nd	224 - Chess Conf Room	260	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	224 - Chess Conf Room	308	1	Samsung 65" Commercial LED Display
2nd	224 - Chess Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	225 - Checkers Conf Room	212	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	225 - Checkers Conf Room	126	1	clarus 4884, 4x7 white float glassboard starphire
2nd	225 - Checkers Conf Room	127	1	d-shaped conference table
2nd	225 - Checkers Conf Room	274	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	225 - Checkers Conf Room	309	1	Samsung 65" Commercial LED Display
2nd	225 - Checkers Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	226 - Yahtzee Conf Room	213	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	226 - Yahtzee Conf Room	128	1	Conference room table rectangle
2nd	226 - Yahtzee Conf Room	129	1	Glassboard, + tray + markers
2nd	226 - Yahtzee Conf Room	276	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	226 - Yahtzee Conf Room	310	1	Samsung 65" Commercial LED Display
2nd	226 - Yahtzee Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	226 - Yahtzee Conf Room		1	White wooden cabinet/drawers, similar to 3rd floor cubicles
2nd	227 - Scrabble Conf Room	214	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	227 - Scrabble Conf Room	131	1	Conference room table rectangle
2nd	227 - Scrabble Conf Room	132	1	Glassboard, + tray + markers
2nd	227 - Scrabble Conf Room	269	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	227 - Scrabble Conf Room	311	1	Samsung 65" Commercial LED Display
2nd	227 - Scrabble Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	228 - Big Bend Open Collaboration		1	Aver VB342+ USB Camera Audio soundbar
2nd	228 - Big Bend Open Colloboration	215	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	228 - Big Bend Open Colloboration	133	1	bar heigh rectangular table
2nd	228 - Big Bend Open Colloboration	134	1	clarus 4884 pure white float glassboard+ accessories

Floor	Location	ID number	Qty	Asset Description
2nd	228 - Big Bend Open Colloboration	135	8	happy barstool with steel sled base
2nd	228 - Big Bend Open Colloboration	136	10	knowll crossroads tropical for happy bar stool (fabric for happy bar stool)
2nd	228 - Big Bend Open Colloboration	266	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	228 - Big Bend Open Colloboration	312	1	Samsung 65" Commercial LED Display
2nd	229 - Copy		1	Black bulletin board
2nd	230 - Yosemite Conf Room	232	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	230 - Yosemite Conf Room	137	1	Conference room table rectangle
2nd	230 - Yosemite Conf Room	138	1	Glassboard + tray + markers
2nd	230 - Yosemite Conf Room	275	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	230 - Yosemite Conf Room	334	1	Samsung 65" Commercial LED Display
2nd	230 - Yosemite Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	231 - Snowdonia Conf Room	233	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	231 - Snowdonia Conf Room	4	1	clarus 4884 pure white float glassboard+ accessories
2nd	231 - Snowdonia Conf Room	139	1	Conference room table rectangle
2nd	231 - Snowdonia Conf Room	140	1	Glassboard + tray + markers
2nd	231 - Snowdonia Conf Room	277	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	231 - Snowdonia Conf Room	335	1	Samsung 65" Commercial LED Display
2nd	231 - Snowdonia Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	232 - Coffee/Vending Area	141	2	2nd floor 72" bench w metal base
2nd	232 - Coffee/Vending Area	142	3	30" round café table
2nd	232 - Coffee/Vending Area	143	11	Camira halcyon cedar - lake (fabric on 72" bench w metal base)
2nd	232 - Coffee/Vending Area	144	3	four cast chair with polypropylene seat and 4 legged base
2nd	232 - Coffee/Vending Area		2	Microwaves
2nd	232 - Coffee/Vending Area		2	Refridgerators
2nd	232 - Coffee/Vending Area		1	Toaster
2nd/3rd	Misc	195	2	Fast Response Kit, Onsite AED, First Aid Station
3rd	301 - Catering Area		1	Mini fridge
3rd	301 - Catering Area		1	Round table
3rd	301 - Catering Area		1	Toaster
3rd	302 - King's Landing Board Room	145	1	264" banquet for boardroom
3rd	302 - King's Landing Board Room	231	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	302 - King's Landing Board Room	147	6	calm lamptop polished chrome
3rd	302 - King's Landing Board Room	271	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	302 - King's Landing Board Room	285	1	Logitech Rally UHD PTZ Camera
3rd	302 - King's Landing Board Room	148	11	luna textiles llinen
3rd	302 - King's Landing Board Room	149	2	Modo 84" Bench w metal base (outside bench)
3rd	302 - King's Landing Board Room	150	1	rectangle top 5 pieces
3rd	302 - King's Landing Board Room	290	1	Samsung 4K HD LCD TV 82"
3rd	302 - King's Landing Board Room	291	1	Samsung 4K HD LCD TV 82"
3rd	302 - King's Landing Board Room	151	1	trash/recycle 4 hinged doors with storage and recycle
3rd	302 - King's Landing Board Room (chairs)	204	19	Memento chair (black leather executive chairs)

Floor	Location	ID number	Qty	Asset Description
3rd	302 - King's Landing Board Room (outside)	237	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	302 - King's Landing Conf Room		1	Mini fridge
3rd	305 - Storage (nearby)	61	1	Pure white glassboard starphire + tray
3rd	306 - Dragonstone Conf Room	235	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	306 - Dragonstone Conf Room	152	1	Conference room table rectangle
3rd	306 - Dragonstone Conf Room	153	1	Glassboard+tray+ markers
3rd	306 - Dragonstone Conf Room	256	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	306 - Dragonstone Conf Room	336	1	Samsung 65" Commercial LED Display
3rd	306 - Dragonstone Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	307 - Rivendell Conf Room	230	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	307 - Rivendell Conf Room	154	1	Conference room table rectangle
3rd	307 - Rivendell Conf Room	155	1	Glassboard + tray + markers (on roller/mobile)
3rd	307 - Rivendell Conf Room	268	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	307 - Rivendell Conf Room	284	1	Logitech Rally UHD PTZ Camera
3rd	307 - Rivendell Conf Room	332	1	Samsung 65" Commercial LED Display
3rd	307 - Rivendell Conf Room	333	1	Samsung 65" Commercial LED Display
3rd	307 - Rivendell Conf Room		1	Samsung soundbar
3rd	307 - Rivendell Conf Room		1	Samsung wireless speaker
3rd	308 - Neverland Conf Room	229	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	308 - Neverland Conf Room	156	1	Conference room table rectangle
3rd	308 - Neverland Conf Room	157	1	Glassboard + tray + markers
3rd	308 - Neverland Conf Room	263	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	308 - Neverland Conf Room	331	1	Samsung 65" Commercial LED Display
3rd	308 - Neverland Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	309 - Piccadilly Circus Conf Room	158	1	151" banquet for conference room 309
3rd	309 - Piccadilly Circus Conf Room	228	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	309 - Piccadilly Circus Conf Room	159	1	Conference room table rectangle
3rd	309 - Piccadilly Circus Conf Room	160	1	Glassboard + tray + markers (on roller/mobile)
3rd	309 - Piccadilly Circus Conf Room	161	1	Kona lapop table with 2"H tablet holder
3rd	309 - Piccadilly Circus Conf Room	270	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	309 - Piccadilly Circus Conf Room	283	1	Logitech Rally UHD PTZ Camera
3rd	309 - Piccadilly Circus Conf Room	329	1	Samsung 65" Commercial LED Display
3rd	309 - Piccadilly Circus Conf Room	330	1	Samsung 65" Commercial LED Display
3rd	309 - Piccadilly Circus Conf Room		1	Samsung soundbar without wireless speaker
3rd	310 - Wall Street Conf Room	227	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	310 - Wall Street Conf Room	162	1	Conference room table rectangle
3rd	310 - Wall Street Conf Room	163	1	Glassboard+tray+ markers
3rd	310 - Wall Street Conf Room	328	1	Samsung 65" Commercial LED Display
3rd	310 - Wall Street Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	310 - Wall Street Conf Room		1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	311 - Coffee/Vending Area	164	6	four cast chair with polypropylene seat and 4 legged base

Floor	Location	ID number	Qty	Asset Description
3rd	311 - Coffee/Vending Area	165	1	rectangular table, one piece top with 4 square posts
3rd	311 - Coffee/Vending Area		3	Microwaves
3rd	311 - Coffee/Vending Area		2	Refridgerators
3rd	311 - Coffee/Vending Area		1	Toaster
3rd	312 - Coachella Conf Room	226	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	312 - Coachella Conf Room	166	1	Conference room table rectangle
3rd	312 - Coachella Conf Room	167	1	Glassboard + tray + markers
3rd	312 - Coachella Conf Room	267	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	312 - Coachella Conf Room	327	1	Samsung 65" Commercial LED Display
3rd	312 - Coachella Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	313 - Copy	9	1	credenza with (3) hinged doors and adjustable shelves
3rd	313 - Copy		1	Black bulletin board
3rd	329 - Men's Bathroom		1	High (thin) wooden table with black legs
3rd	333 - Open Office (IT)		1	Black leather chair at cube 3003
3rd	333 - Open Office (IT)		1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	333 - Open Office (near IT)	293	1	Samsung 4K HD LCD TV 82"
3rd	333 - Open Office (near IT)	294	1	Samsung 4K HD LCD TV 82"
3rd	333 - Open Office (near IT)	295	1	Samsung 4K HD LCD TV 82"
3rd	334 - Silk Road Conf Room	236	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	334 - Silk Road Conf Room	168	1	Conference room table rectangle
3rd	334 - Silk Road Conf Room	170	1	Glassboard+tray+ markers
3rd	334 - Silk Road Conf Room	264	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	334 - Silk Road Conf Room	286	1	Logitech Rally UHD PTZ Camera
3rd	334 - Silk Road Conf Room	337	1	Samsung 65" Commercial LED Display
3rd	334 - Silk Road Conf Room	338	1	Samsung 65" Commercial LED Display
3rd	334 - Silk Road Conf Room		1	Samsung soundbar
3rd	334 - Silk Road Conf Room		1	Samsung wireless speaker
3rd	335 - Windsor Castle Conf Room	224	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	335 - Windsor Castle Conf Room	172	1	Conference room table rectangle
3rd	335 - Windsor Castle Conf Room	173	1	Glassboard+tray+ markers
3rd	335 - Windsor Castle Conf Room	250	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	335 - Windsor Castle Conf Room	325	1	Samsung 65" Commercial LED Display
3rd	335 - Windsor Castle Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	336 - Atlantis Conf Room	225	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	336 - Atlantis Conf Room	174	1	Conference room table rectangle
3rd	336 - Atlantis Conf Room	175	1	Glassboard+tray+markers
3rd	336 - Atlantis Conf Room	259	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	336 - Atlantis Conf Room	326	1	Samsung 65" Commercial LED Display
3rd	336 - Atlantis Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	341 - Open Collaboration (by IT)	176	4	allob4s, always lounge chair with 4 star base in black
3rd	341 - Open Collaboration (by IT)	177	1	breck table large

APPENDIX 2 - ADDITIONAL DETAILS – CHAIRS AND WORK STATIONS

CONF ROOM STYLE BLUE CHAIRS

FLOOR	Room No	Room Name	Qty
1ST	100	Reception	1
1ST	101	Hearts Conf Room	16
1ST	102	Clubs Conf Room	7
1ST	105	Security Room	1
1ST	106	Diamonds Conf Room	7
1ST	132	Spades Conf Room	8
1ST	134	Training Conf Room (Storage)	4
2ND	203	Monopoly Open Collaboration	8
2ND	205	Grand Canyon Conf Room	16
2ND	206	Everglades Conf Room	7
2ND	207	Rocky Mountain Conf Room	10
2ND	208	Lassen Open Collaboration	6
2ND	209	Glacier Conf Room	8
2ND	210	Yellowstone Conf Room	10
2ND	211	Carlsbad Caverns Conf Room	12
2ND	222	Clue Conf Room	6
2ND	223	Battleship Conf Room	6
2ND	224	Chess Conf Room	4
2ND	225	Checkers Conf Room	4
2ND	226	Yahtzee Conf Room	9
2ND	227	Scrabble Conf Room	8
2ND	228	Big Bend Open Collaboration	8
2ND	230	Yosemite Conf Room	6
2ND	231	Snowdonia Conf Room	6
3RD	306	Dragonstone Conf Room	8
3RD	307	Rivendell Conf Room	10
3RD	308	Neverland Conf Room	6
3RD	309	Piccadilly Circus Conf Room	10
3RD	310	Wall Street Conf Room	6
3RD	312	Coachella Conf Room	6
3RD	334	Silk Road Conf Room	16
3RD	335	Windsor Castle Conf Room	7
3RD	336	Atlantis Conf Room	7
TOTAL			**254**

WORKSTATIONS

FLOOR	Qty
1st Floor	0
2nd Floor	126
3rd Floor	112
Standard Cubicles - Unfurnished (Empty)	**Qty**
1st Floor	0
2nd Floor (No. 2020)	1
3rd Floor	0
Expanded Cubicles - Furnished	**Qty**
1st Floor	0
2nd Floor	10
3rd Floor	16
Touchdown Stations/Cubicles - Furnished	**Qty**
1st Floor	0
2nd Floor	7
3rd Floor	16
Total	**288**

EXHIBIT D
BILL OF SALE
ARLO TECHNOLOGIES, INC., a Delaware corporation (“Seller”), in consideration of Ten Dollars ($1.00) and other good and valuable consideration paid to Seller by VOCERA COMMUNICATIONS, INC., a Delaware corporation (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all of Seller’s right, title and interest in and to the personal property listed on Schedule A annexed hereto and made a part hereof (collectively, the “Included Property”), and Purchaser, by its acceptance hereof, hereby purchases and accepts the Included Property.
TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.
Seller does hereby represent to Purchaser that Seller is the lawful owner of the Included Property and that such Included Property is free and clear of all encumbrances.
Subject to the foregoing, this Bill of Sale is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever, including, but not limited to, any representation with respect to the merchantability of the Included Property or its fitness for any particular purpose; the design or condition of the Included Property; the quality of capacity of the Included Property; workmanship or compliance of the Included Property with the requirements of any applicable law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser hereby acknowledges and agrees that the Included Property is being conveyed “AS IS, WHERE IS, WITH ALL FAULTS”.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ____ day of __________, 20__.
ARLO TECHNOLOGIES, INC.,
a Delaware corporation
By:
Name:
Title:

EXHIBIT E
Rental Statement for Month of April 2021

3030 Orchard Parkway 3030 Orchard Parkway San Jose, CA 95134	3030 Orchard Parkway 3030 Orchard Parkway San Jose, CA 95134

ARLO TECHNOLOGIES, INC. 3030 ORCHARD PARKWAY SAN JOSE, CA 95134	DATE	ACCOUNT NUMBER	DATE	ACCOUNT NUMBER
	4/1/2019	[***]	4/1/2019	[***]
	INVOICE #		INVOICE #
ARLO TECHNOLOGIES, INC.

MAKE CHECKS PAYABLE TO:

Date	Code	Description	Charges	Payments	Amount Due	Date	Code	Amount Due

2/1/2021	OBF	Office Base Rent	222,915.67	0.00	222,915.67	2/1/2021	OBR	222,915.67
3/1/2021	OBF	Office Base Rent	222,915.67	0.00	222,915.67	3/1/2021	OBR	222,915.67
2/1/2021	OXF	Operating Expense Esc.	53,774.00	0.00	53,774.00	2/1/2021	OXP	53,774.00
3/1/2021	OXF	Operating Expense Esc.	53,774.00	0.00	53,774.00	3/1/2021	OXP	53,774.00
1/28/2021	PPR	02/21 Prepaid Rent	-276,689.67	0.00	-276,689.67	1/28/2021	PPR	-276,689.67

Current	30	60	90	120	BALANCE DUE
276,689.67	0.00	0.00	0.00	0.00	276,689.67	BALANCE DUE		276,689.67